Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

by and among

ACLARIS THERAPEUTICS, inc.,

ACLARIS life sciences, INC.,

confluence life sciences, inc.

and,

SOLELY IN ITS CAPACITY as COMPANY EQUITYHOLDER REPRESENTATIVE,

FORTIS ADVISORS LLC

Dated as of August 3, 2017

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 2.1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.26.	No Other Representations and Warranties	37

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE MERGER SUB		37
4.1.	Organization, Standing and Power	37
4.2.	Authority; No Conflict; Required Filings and Consents.	37
4.3.	Buyer Capitalization.	38
4.4.	Litigation	39
4.5.	Operations of Merger Sub	39
4.6.	Brokers	39
4.7.	SEC Reports	39
4.8.	Sufficiency of Funds	39
4.9.	Absence of Certain Changes	39
4.10.	No Other Representations or Warranties	39

ARTICLE V COVENANTS		40
5.1.	Public Disclosure	40
5.2.	Stockholder Consent or Approval	40
5.3.	Indemnification of Directors and Officers.	40
5.4.	Tax Matters.	41
5.5.	Employee Matters.	42
5.6.	Rule 144	44

ARTICLE VI CONDITIONS TO MERGER		44
6.1.	Conditions to Each Party’s Obligation to Effect the Merger	44
6.2.	Additional Conditions to Obligations of the Buyer and Merger Sub	45
6.3.	Additional Conditions to Obligations of the Company	46

ARTICLE VII INDEMNIFICATION		47
7.1.	Indemnification by Company Equityholders	47
7.2.	Indemnification by the Buyer	48
7.3.	Claims for Indemnification.	48
7.4.	Survival.	49
7.5.	Limitations.	49
7.6.	No Right of Contribution	51
7.7.	Effect of Investigation; Reliance	51
7.8.	Manner of Payment; Release of Escrow.	51
7.9.	Right to Satisfy Certain Indemnification Claims by Reducing Certain Future Contingent Payments.	52
7.10.	Treatment of Indemnification Payments	52

ARTICLE VIII EXPENSES AND AMENDMENT		52
8.1.	Termination	52
8.2.	Fees and Expenses	53
8.3.	Amendment	53
8.4.	Extension; Waiver	53

ARTICLE IX DEFINITIONS		53
9.1.	Definitions	53

ARTICLE X MISCELLANEOUS		69
10.1.	Notices	69
10.2.	Entire Agreement	71

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.3.	No Third-Party Beneficiaries	71
10.4.	Assignment	71
10.5.	Severability	72
10.6.	Counterparts and Signature	72
10.7.	Interpretation	72
10.8.	Governing Law; Waiver of Jury Trial	73
10.9.	Remedies.	73
10.10.	Submission to Jurisdiction	73
10.11.	Disclosure Schedules	73
10.12.	Provision Respecting Legal Representation.	74

List of Exhibits

Exhibit A	Form of Written Consent
Exhibit B	Form of Option Cancellation Acknowledgment
Exhibit C-1	Illustrative Closing Cash Consideration Statement
Exhibit C-2	Illustrative Allocation Schedule
Exhibit D	Illustrative Transfer Payment Adjustment
Exhibit E	Form of Appraisal Rights Notice
Exhibit F	Form of Certificate of Merger
Exhibit G	Form of Escrow Agreement
Exhibit H-1	Form of Investor Questionnaire
Exhibit H-2	Form of Letter of Transmittal
Exhibit H-3	Form of Lock-Up Agreement
Exhibit I-1	Patent Rights
Exhibit I-2	Patent Rights
Exhibit I-3	Patent Rights
Exhibit J	Key Personnel
Exhibit K	Target Families

List of Schedules

Schedule A	Key Stockholders
Schedule 6.1(b)	Governmental Approvals

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 6.2(g)	Required Consents
Schedule 6.2(o)	Employees subject to Restrictive Covenants
Schedule 6.2(p)	Termination of Company Employee Plans
Schedule 6.2(r)	Liens
Schedule 6.2(s)	Offer Letters
Schedule 6.2(t)	Termination of Other Agreements
Schedule 10.7	Knowledge

Company Disclosure Schedule

Buyer Disclosure Schedule

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of August 3, 2017, by and among Aclaris Therapeutics, Inc., a Delaware corporation (the “Buyer”), Aclaris Life Sciences, Inc., a Delaware corporation and a wholly owned subsidiary of the Buyer (“Merger Sub”), Confluence Life Sciences, Inc., a Delaware corporation (the “Company”), and, solely in such Person’s capacity as the representative of the Company Equityholders, Fortis Advisors LLC, a Delaware limited liability company (the “Company Equityholder Representative”).

A.The Boards of Directors of the Buyer, Merger Sub and the Company deem it advisable and in the best interests of each corporation and their respective stockholders that the Buyer acquire the Company through the merger of Merger Sub with and into the Company in accordance with the terms of this Agreement and the DGCL, as a result of which the Company shall become a wholly owned direct subsidiary of the Buyer.

B.Promptly following the execution and delivery of this Agreement and on the date hereof, the Company will deliver to the Buyer the Written Consent in the form attached hereto as Exhibit A.

C.Concurrently with the execution and delivery of this Agreement, the Company is delivering to the Buyer joinder agreements (the “Joinder Agreements”) and Investor Questionnaires executed by each stockholder set forth on Schedule A (each, a “Key Stockholder”).

In consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer, Merger Sub, the Company and, solely in such Person’s capacity as the Company Equityholder Representative, the Company Equityholder Representative agree as follows:

Article I THE MERGER

1.1. Effective Time of the Merger.  Subject to the provisions of this Agreement, prior to the Closing, the Buyer and the Company shall jointly prepare or cause to be prepared the Certificate of Merger, and, immediately following the Closing, the Surviving Corporation shall cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware and shall make all other filings or recordings required under the DGCL in order to give effect to the Merger.  The Merger shall become effective at the Effective Time.

1.2. Closing.  The Closing shall take place on the Closing Date immediately following the satisfaction or waiver of the last of the conditions set forth in Article VI to be satisfied or waived (other than those conditions to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) at the offices of Pepper Hamilton LLP, 125 High Street, 19th Floor, High Street Tower, Boston, Massachusetts 02110-2736, unless another date, place or time is agreed to in writing by the Buyer and the Company.

1.3. Effects of the Merger.  At the Effective Time (a) the separate existence of Merger Sub shall cease and Merger Sub shall be merged with and into the Company and the Company shall continue as the Surviving Corporation and (b) the Company Certificate of Incorporation shall be amended and restated in its entirety to read as set forth on Exhibit A to the Certificate of Merger.  In addition, subject to Section 5.3(a), the by-laws of the Surviving Corporation, immediately following the Effective Time, shall be the by-laws of Merger Sub as in effect immediately prior to the Effective Time, except that all references to the name of Merger Sub therein shall be deemed amended to refer to the name of the Surviving Corporation.  The Merger shall have the effects set forth in Section 259 of the DGCL.

1.4. Directors and Officers of the Surviving Corporation.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(a) The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

(b) The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

Article II CONVERSION OF SECURITIES
2.1. Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Buyer, the Company, any holder of Company Stock or any other Person:

(a) Capital Stock of Merger Sub.  Each share of the common stock, $0.001 par value per share, of Merger Sub that is issued and outstanding as of immediately prior to the Effective Time shall be converted into and become one (1) fully paid and nonassessable share of common stock, $0.001 par value per share, of the Surviving Corporation.

(b) Conversion of Company Stock.

(i) Each share of Company Series A Prime Preferred Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Dissenting Shares) shall be converted into the right of the holder thereof to receive: (1) the Per Share Closing Consideration, plus (2) the applicable Future Contingent Payment Per Share Amount with respect to each Future Contingent Payment that becomes payable pursuant to the terms of this Agreement.

(ii) Each share of Company Series A Preferred Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Dissenting Shares) shall be converted into the right of the holder thereof to receive: (1) the Series A Liquidation Preference Amount (for the avoidance of doubt, to be paid in cash and shares of Buyer Common Stock as provided in Section 2.1(c)(ii)(E) and Section 2.1(c)(ii)(F)), plus, (2) after such time, if any, as an aggregate amount equal to the Series A Liquidation Preference Amount has been distributed or paid with respect to the Per Share Closing Consideration and the Future Contingent Payment Per Share Amount in respect of each share of Company Common Stock and Company Series A Prime Preferred Stock, the applicable Future Contingent Payment Per Share Amount with respect to each Future Contingent Payment (or portion thereof) that becomes payable pursuant to the terms of this Agreement.

(iii) Each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Dissenting Shares) shall be converted into the right of the holder thereof to receive: (1) the Per Share Closing Consideration, plus (2) the applicable Future Contingent Payment Per Share Amount with respect to each Future Contingent Payment that becomes payable pursuant to the terms of this Agreement.

(c) Closing Payment Certificate; Closing Date Payments.
(i) On the date hereof, the Company shall deliver to the Buyer the Closing Payment Certificate, including the Allocation Schedule attached thereto.

(ii) On the Closing Date (or later, in the case of clause (D) with respect to payments made through the Surviving Corporation’s payroll account), the Buyer shall make the following payments and deliveries, in each case in the respective amounts set forth in the Closing Payment Certificate:

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(A) to the Escrow Agent, (i) by wire transfer of immediately available funds, the Cash Escrow Amount to be deposited into the Escrow Account and (ii) that number of whole shares of Buyer Common Stock determined by dividing (a) the Stock Escrow Amount by (b) the Buyer Stock Price (the “Buyer Stock Escrow Amount”), in each case to be deposited into the Escrow Account;

(B) to the Company Equityholder Representative, by wire transfer of immediately available funds, the Company Equityholder Representative Expense Amount;

(C) to the Surviving Corporation’s payroll account, by wire transfer of immediately available funds, the portion of the Closing Cash Consideration payable to the holders of Company Options pursuant to Section 2.5(a) for payment to such holders of Company Options in accordance with Section 2.5(c);

(D) to each Person (or to the Surviving Corporation’s payroll account for distribution to such Person) specified in the Closing Payment Certificate as a recipient of payments in respect of Unpaid Company Transaction Expenses or Indebtedness, by wire transfer of immediately available funds, the amount payable to such Person as specified in the Closing Payment Certificate; and

(E) to the Exchange Agent, by wire transfer of immediately available funds, the Closing Cash Consideration, less any such amounts payable to holders of Company Options in respect of such Company Options pursuant to Section 2.5(a).

(F) Subject to the last paragraph of this Section 2.1(c), at such time as the Closing Cash Consideration is paid to a Company Stockholder, the Buyer shall instruct its transfer agent to issue to each Company Equityholder such Company Equityholder’s allocable share of the Buyer Common Stock Consideration (in electronic form as uncertificated securities) in accordance with the Closing Payment Certificate and the Allocation Schedule (and the Buyer shall issue such instructions to its transfer agent as provided in this Section 2.1(c)(ii)(F)).  “Buyer Common Stock Consideration” means that number of whole shares of Buyer Common Stock determined by dividing (a) the Buyer Common Stock Amount by (b) the Buyer Stock Price.

Notwithstanding anything in this Agreement to the contrary, with respect to any shares of Buyer Common Stock issuable in connection with the payment of the Buyer Common Stock Consideration, if the Company Equityholder entitled to receive such shares is not an “accredited investor” for purposes of Regulation D under the Securities Act (as determined by Buyer in its reasonable discretion after consultation with the Equityholder Representative), the Buyer may elect to pay in cash the amount of consideration otherwise attributable to such shares (in lieu of issuing such shares); provided, that any such election shall not result in any increase to the aggregate Closing Cash Consideration and shall instead result in an increase, on a pro rata basis, in the amount of Buyer Common Stock Consideration issuable to such Company Equityholders who are determined to be “accredited investors” for purposes of Regulation D under the Securities Act.  For the avoidance of doubt, holders of Company Options who are not “accredited investors” for purposes of Regulation D under the Securities Act (as determined by Buyer in its reasonable discretion after consultation with the Equityholder Representative) shall not receive any portion of the Buyer Common Stock Consideration.

(d) Escrow.

(i) At Closing, the Buyer will (in accordance with Section 2.1(c)(ii)(A)) deliver to the Escrow Agent the Cash Escrow Amount and Buyer Stock Escrow Amount to be held in escrow pursuant to the Escrow Agreement and to be disbursed in accordance with the terms of this Agreement and the Escrow Agreement.  The Escrow Amount, together with any interest and earnings thereon, shall be held by the Escrow Agent and released by the Escrow Agent to the Surviving Corporation, the Exchange Agent or the Buyer, as applicable, in accordance with the terms of the Escrow Agreement.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(ii) Any portion of the Escrow Fund disbursed pursuant to the Escrow Agreement for the benefit of the Company Equityholders shall be disbursed in accordance with this Section 2.1(d)(ii) and the Allocation Schedule.  A portion of such disbursed amount equal to the applicable Per Share Escrow Distribution that is payable in respect of each share of Company Stock converted pursuant to Section 2.1(b) shall be paid by the Escrow Agent to the Exchange Agent pursuant to the terms of the Escrow Agreement for payment to the holder thereof; provided, that any Per Share Escrow Distribution to a Company Stockholder in respect of Company Stock by the Escrow Agent shall be comprised of one-half cash and one-half Buyer Common Stock.  A portion of such disbursed amount equal to the applicable Per Share Escrow Distribution that is payable in respect of each Company Option shall be paid in cash by the Escrow Agent to the Buyer or the Surviving Corporation pursuant to the terms of the Escrow Agreement for payment to the holder thereof through the Buyer’s or the Surviving Corporation’s payroll (which amount shall be paid by the Buyer or the Surviving Corporation to such holder on the first payroll payment date that is at least five (5) Business Days after the Buyer’s or the Surviving Corporation’s receipt of such amount and shall be subject to any applicable withholding as provided in Section 2.12); provided,  however, that any Per Share Escrow Distribution that is payable in respect of Company Options held by an “accredited investor” for purposes of Regulation D under the Securities Act (as determined by Buyer in its reasonable discretion after consultation with the Equityholder Representative) shall be comprised of one-half cash and one-half Buyer Common Stock.  The Buyer shall (in accordance with the Allocation Schedule) cause (A) the Surviving Corporation to use any funds distributed to the Surviving Corporation pursuant to this Section 2.1(d)(ii) to make the payments provided for in this Section 2.1(d)(ii), (B) the Exchange Agent to use any funds distributed to the Exchange Agent pursuant to this Section 2.1(d)(ii) to make the payments provided for in this Section 2.1(d)(ii), and (C) its transfer agent to issue to each Company Equityholder entitled to receive shares of Buyer Common Stock in connection with a disbursement hereunder such Company Equityholder’s allocable share of such Buyer Common Stock (in electronic form as uncertificated securities) in accordance with the Allocation Schedule, and such funds shall not be used for any other purpose except as provided in this Agreement.  Notwithstanding anything to the contrary herein, any portion of the Escrow Fund that may become distributable to Company Equityholders pursuant to this Agreement and the Escrow Agreement shall not be subject to Section 7.9.

(e) No Fractional Shares.  Notwithstanding any other provision of this Agreement, no fractional shares of Buyer Common Stock shall be issued in exchange for any Company Stock or Company Equity Awards, and no holder of any of the foregoing shall be entitled to receive a fractional share of Buyer Common Stock.  In the event that any holder of Company Stock or Company Equity Awards would otherwise be entitled to receive a fractional share of Buyer Common Stock (after aggregating all shares and fractional shares of Buyer Common Stock issuable to such holder), then such holder shall be paid an amount in Dollars (without interest) determined by multiplying (i) the Buyer Stock Price by (ii) the fraction of a share of Buyer Common Stock to which such holder would otherwise be entitled, in which case Buyer shall make available to the Exchange Agent the amount of cash necessary to make such payments.  The parties acknowledge that payment of cash consideration in lieu of issuing fractional shares of Buyer Common Stock was not separately bargained for consideration but represents merely a mechanical rounding off for purposes of simplifying the problems that would otherwise be caused by the issuance of fractional shares of Buyer Common Stock.

2.2. Payment Fund. The procedures for exchanging outstanding shares of Company Stock for the consideration to be paid to the holders of such Company Stock in connection with the Merger are as follows:

(a) Exchange Agent.  On the Closing Date, the Buyer shall (in accordance with Section 2.1(c)(ii)(E)) deposit the Payment Fund with the Exchange Agent for payment to the Company Stockholders in accordance with this Section 2.2, the Allocation Schedule and an Exchange Agent Agreement between the Buyer and the Exchange Agent.  The Buyer shall cause the Exchange Agent to, pursuant to irrevocable instructions from the Buyer in accordance with the Exchange Agent Agreement and the Allocation Schedule, deliver the Closing Cash Consideration out of the Payment Fund.  The Payment Fund shall not be used for any purpose other than as specified in this Section 2.2(a).

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(b) Exchange Procedures.  Within three (3) Business Days following the Closing Date, the Buyer or the Exchange Agent shall deliver to each holder of record of a Certificate (i) a Letter of Transmittal, which, among other things, shall include a general release of claims, a consent to the holdback of the Escrow Amount and the Company Equityholder Representative Expense Amount and a consent to indemnification obligations of the Company Stockholders, (ii) a Lock-Up Agreement (if such holder is receiving shares of Buyer Common Stock), and (iii) an Investor Questionnaire and (iv) instructions for effecting the surrender of such Certificate in exchange for the applicable Aggregate Consideration that is or may become payable with respect thereto pursuant to the terms of this Agreement.  Upon surrender of a Certificate for cancellation to the Exchange Agent and delivery of a duly executed Letter of Transmittal (including the applicable Tax forms required thereby), Lock-Up Agreement (if such holder is receiving shares of Buyer Common Stock) and Investor Questionnaire, the Buyer shall, or shall cause the Exchange Agent to, (a) if such items are surrendered or delivered at least three (3) Business Days prior to the Closing Date, pay on the Closing Date to the holder of such Certificate, or (b) otherwise pay promptly (and in any event within three (3) Business Days) to the holder of such Certificate in exchange therefor cash in an amount equal to the Aggregate Closing Consideration payable in respect of the shares of Company Stock represented by such Certificate, as determined in accordance with Section 2.1 and reflected on the Allocation Schedule.  In the event of a transfer of ownership of Company Stock which is not registered in the transfer records of the Company, the applicable Aggregate Closing Consideration may be paid to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid.  Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the applicable Aggregate Closing Consideration and the applicable portion of the Future Contingent Payments that become payable pursuant to this Agreement.

(c) No Further Ownership Rights in Company Stock.  All consideration paid following the surrender for exchange of Certificates evidencing shares of Company Stock (including any Future Contingent Payments payable with respect thereto) in accordance with the terms hereof shall be deemed to have been paid in satisfaction of all rights pertaining to such shares of Company Stock, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock which were outstanding as of immediately prior to the Effective Time.  If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

(d) Termination of Payment Fund.  Any amount deposited with the Exchange Agent on account of the Payment Fund that remains undistributed to the holders of Company Stock six (6) months after the later of (i) the Effective Time or (ii) such time that such amount is so deposited, shall be delivered to the Buyer, upon the Buyer’s demand, and any holder of Company Stock who is entitled to such amount under this Section 2.2 shall be entitled to receive such amount from the Buyer.

(e) No Liability.  To the extent required by applicable Law, none of the Buyer, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Company Equityholder for any amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law more than two (2) years after the Closing Date.

(f) Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact and a customary indemnification of the Company and the Buyer in a form reasonably satisfactory to the Buyer and the Exchange Agent by the Person claiming such Certificate to be lost, stolen or destroyed, the Buyer shall cause the Exchange Agent to issue in exchange for such lost, stolen or destroyed Certificate the Aggregate Consideration deliverable in respect thereof pursuant to this Agreement.  Neither the Buyer nor the Exchange Agent shall require the posting of any bond in respect of any lost, stolen or destroyed Certificate.

2.3. Dissenting Shares.

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(a) Notwithstanding anything to the contrary contained in this Agreement, Dissenting Shares shall not be converted into or represent the right to receive any portion of the Aggregate Consideration in accordance with Section 2.1, but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares.

(b) If any Dissenting Shares shall lose their status as such (through failure to perfect or otherwise), then, as of the later of the Effective Time or the date of loss of such status, such shares shall automatically be converted into and shall represent only the right to receive any portion of the Aggregate Consideration otherwise payable in respect thereof pursuant to this Agreement, without interest thereon, upon surrender of the Certificate formerly representing such shares.

(c) The Company shall give the Buyer (i) prompt notice of any written demand for appraisal received by the Company prior to the Effective Time pursuant to the DGCL, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument.  The Company shall not settle or make any payment or settlement offer prior to the Effective Time with respect to any such demand, notice or instrument unless the Buyer shall have given its written consent to such settlement, payment or settlement offer.

2.4. Company Equityholder Representative.

(a) By their execution of a Letter of Transmittal, approval of the Merger and adoption of this Agreement and/or their acceptance of any consideration pursuant to this Agreement, and without any further action on the part of any Company Equityholder or the Company, the Company Equityholders hereby irrevocably (subject only to Section 2.4(f)) appoint the Company Equityholder Representative as the representative, attorney-in-fact and exclusive agent of the Company Equityholders in connection with the transactions contemplated by this Agreement, the Exchange Agent Agreement and the Escrow Agreement and in any litigation or arbitration involving this Agreement, the Exchange Agent Agreement or the Escrow Agreement.  In connection therewith, the Company Equityholder Representative is authorized to do or refrain from doing all further acts and things, and to execute all such documents as the Company Equityholder Representative shall deem necessary or appropriate, and shall have the power and authority to:

(i) act for some or all of the Company Equityholders with regard to all matters pertaining to this Agreement, the Exchange Agent Agreement, the Escrow Agreement or the Equityholder Representative Engagement Agreement;

(ii) act for the Company Equityholders to transact matters of litigation;

(iii) execute and deliver all amendments, waivers, ancillary agreements, certificates and documents that the Company Equityholder Representative deems necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement, the Exchange Agent Agreement or the Escrow Agreement, including delivering any update to or correction, amendment or modification of the Allocation Schedule permitted by Section 2.7(a);

(iv) receive funds, make payments of funds, and give receipts for funds;

(v) do or refrain from doing, on behalf of the Company Equityholders, any further act or deed that the Company Equityholder Representative deems necessary or appropriate in the Company Equityholder Representative’s discretion relating to the subject matter of this Agreement, the Exchange Agent Agreement, the Escrow Agreement or the Equityholder Representative Engagement Agreement, in each case as fully and completely as the Company Equityholders could do if personally present;

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(vi) give and receive all notices required to be given or received by the Company Equityholders under this Agreement, the Exchange Agent Agreement or the Escrow Agreement;
(vii) give any written direction to the Exchange Agent or the Escrow Agent;
(viii) agree to, negotiate and/or comply with the determination of the Final Closing Cash Consideration and the Final Closing Cash Consideration Adjustment pursuant to Section 2.6; and
(ix) receive service of process in connection with any claims under this Agreement, the Exchange Agent Agreement and/or the Escrow Agreement.

Notwithstanding the foregoing, the Company Equityholder Representative shall have no obligation to act on behalf of the Company Equityholders, except as expressly provided herein, in the Exchange Agent Agreement  and in the Escrow Agreement, and, for the avoidance of doubt, there are no obligations of the Company Equityholder Representative in any ancillary agreement, schedule, exhibit or the Company Disclosure Schedule.

(b) All decisions and actions of the Company Equityholder Representative on behalf of the Company Equityholders shall be deemed to be facts ascertainable outside of the Merger Agreement and shall be binding upon all Company Equityholders and their successors as if expressly confirmed and ratified in writing, and no Company Equityholder shall have the right to object, dissent, protest or otherwise contest the same.  All defenses which may be available to any Company Equityholder to contest, negate or disaffirm the action of the Company Equityholder Representative taken in good faith under this Agreement, the Exchange Agent Agreement or the Escrow Agreement, or the Equityholder Representative Engagement Agreement are waived.

(c) At the Effective Time, the Buyer shall pay the Company Equityholder Representative Expense Amount to the Company Equityholder Representative as set forth in Section 2.1(c)(ii)(B), which Company Equityholder Representative Expense Amount shall be maintained by the Company Equityholder Representative in a segregated account and shall be used for the purposes of paying directly or reimbursing the Company Equityholder Representative for any Company Equityholder Representative Expenses incurred pursuant to this Agreement, the Exchange Agent Agreement or the Escrow Agreement.  The Company Equityholder Representative is not providing any investment supervision, recommendations or advice and shall have no responsibility or liability for any loss of principal of the Company Equityholder Representative Expense Amount other than as a result of its gross negligence or willful misconduct.  The Company Equityholder Representative is not acting as a withholding agent or in any similar capacity in connection with the Company Equityholders and has no Tax reporting or income distribution obligations.  The Company Equityholders will not receive any interest on the Company Equityholder Representative Expense Amount and assign to the Company Equityholder Representative any such interest. Subject to Advisory Group approval, the Company Equityholder Representative may contribute funds to the Company Equityholder Representative Expense Amount from any consideration otherwise distributable to the Company Equityholders  The Company Equityholder Representative shall be reimbursed for reasonable out-of-pocket expenses incurred in the performance of the Company Equityholder Representative’s duties (including the reasonable fees and expenses of counsel) under this Agreement, the Escrow Agreement and the Exchange Agent Agreement from the Company Equityholder Representative Expense Amount and, if the remaining Company Equityholder Representative Expense Amount is insufficient to pay such expenses, from the first proceeds from Future Contingent Payments otherwise available for distribution to the Company Equityholders.  Upon the determination of the Company Equityholder Representative that retaining any portion of the Company Equityholder Representative Expense Amount is no longer necessary, the Company Equityholder Representative shall deliver any then remaining portion of the Company Equityholder Representative Expense Amount (the “Company Equityholder Representative Account Payment”) to the Exchange Agent, and the Buyer shall instruct the Exchange Agent  promptly to pay (i) to each Company Stockholder its aggregate Future Contingent Payment Per Share Amount of the Per Share Expense Fund Distribution and (ii) to the Buyer or the Surviving Corporation for payment to each Company Optionholder its aggregate Future Contingent Payment Per Share Amount of the Per Share Expense Fund Distribution (which amount shall be paid by the Buyer or

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

the Surviving Corporation to such holder on the first payroll payment date that is at least five (5) Business Days after the Buyer’s or the Surviving Corporation’s receipt of such amount, and shall be subject to any applicable withholding as provided in Section 2.12).  The Company Equityholder Representative shall hold, invest, reinvest and disburse the Company Equityholder Representative Expense Amount in trust for all of the Company Equityholders, and the Company Equityholder Representative Expense Amount shall not be used for any other purpose and shall not be available to the Buyer to satisfy any claims hereunder.  The Company Equityholder Representative Expense Amount shall be treated as having been received and voluntarily set aside by the Company Equityholders at the time of Closing (and, for the avoidance of doubt, Tax withholding with respect to such deemed receipt by any Company Equityholder shall be satisfied from such Company Equityholder’s respective share of the Aggregate Closing Consideration and shall not reduce the Company Equityholder Representative Expense Amount).  Notwithstanding anything to the contrary herein, any portion of the Company Equityholder Representative Account Payment that may become distributable to the Company Equityholders pursuant to this Agreement shall not be subject to Section 7.9.

(d) The Company Equityholder Representative shall act for the Company Equityholders on all of the matters set forth in this Agreement, the Exchange Agent Agreement and the Escrow Agreement in the manner the Company Equityholder Representative believes to be in the best interest of the Company Equityholders.  The Company Equityholder Representative shall be entitled to: (i) rely upon the Allocation Schedule, (ii) rely upon any signature believed by it to be genuine, and (iii) reasonably assume that a signatory has proper authorization to sign on behalf of the applicable Company Equityholder or other party.  The Company Equityholder Representative is authorized to act on behalf of the Company Equityholders notwithstanding any dispute or disagreement among the Company Equityholders.  In taking any action as Company Equityholder Representative, the Company Equityholder Representative may rely conclusively, without any further inquiry or investigation, upon any certification or confirmation, oral or written, given by any Person whom the Company Equityholder Representative reasonably believes to be authorized thereunto.  The Company Equityholder Representative may, in all questions arising hereunder, rely on the advice of counsel, and the Company Equityholder Representative shall not be liable to any of the parties hereto or to any Company Equityholder for anything done, omitted or suffered in good faith by the Company Equityholder Representative based on such advice.  The Company Equityholder Representative undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Company Equityholder Representative.  Certain Equityholders have entered into an engagement agreement (the “Equityholder Representative Engagement Agreement”) with the Equityholder Representative to provide direction to the Equityholder Representative in connection with its services under this Agreement, the Escrow Agreement, the Exchange Agent Agreement and the Equityholder Representative Engagement Agreement (such Equityholders, including their individual representatives, collectively hereinafter referred to as the “Advisory Group”).  Neither the Company Equityholder Representative nor its members, managers, directors, officers, contractors, agents and employees, nor any member of the Advisory Group (collectively, the “Equityholder Representative Group”), shall have any liability to any of the parties hereto, any Buyer Indemnified Party or the Company Equityholders for any act done or omitted hereunder as Company Equityholder Representative or pursuant to the Equityholder Representative Engagement Agreement while acting in good faith.  The Equityholder Representative Group shall be indemnified, defended and held harmless by the Company Equityholders, on a several and not joint basis, from and against any loss, liability, claims, damages, fees, costs, judgments, fines or amounts paid in settlement or expense (including reasonable fees, disbursements and costs of counsel and other skilled professionals and in connection with seeking recovery from insurers) (collectively, the “Company Equityholder Representative Expenses”) incurred in good faith on the part of the Company Equityholder Representative or such other Person and arising out of or in connection with the acceptance or administration of the Company Equityholder Representative’s or such other Person’s duties hereunder, under the Escrow Agreement, under the Exchange Agent Agreement or pursuant to the Equityholder Representative Engagement Agreement; provided, that, notwithstanding anything in this Agreement to the contrary, in no event shall any Company Equityholder be liable to the Equityholder Representative Group for any amounts in excess of the sum of the (x) Closing Cash Consideration plus (y) the cash portion of any Development Payment, Milestone Payment, Royalty Payment or Transfer Payment actually received by such Company Equityholder, less (z) any amounts used by such Equityholder to satisfy claims for indemnification pursuant to Article VII).  Any such claim for indemnification shall be satisfied

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

first from any then available portion of the remaining Company Equityholder Representative Expense Amount and, if such amount is insufficient to satisfy any such loss, liability or expense, from the first proceeds from the cash portion of the Future Contingent Payments otherwise available for distribution to the Company Equityholders or by a claim against the Company Equityholders (with each Company Equityholder liable for such Company Equityholder’s Pro Rata Share of the claimed amount).  The Company Equityholders acknowledge that the Company Equityholder Representative shall not be required to expend or risk its own funds or otherwise incur any financial liability in the exercise or performance of any of its powers, rights, duties or privileges or pursuant to this Agreement, the Exchange Agent Agreement, the Escrow Agreement or the transactions contemplated hereby.  Furthermore, the Company Equityholder Representative shall not be required to take any action unless the Company Equityholder Representative has been provided with funds, security or indemnities which, in its determination, are sufficient to protect the Company Equityholder Representative against the costs, expenses and liabilities which may be incurred by the Company Equityholder Representative in performing such actions.

(e) In the event the Company Equityholder Representative resigns or becomes unable to perform the Company Equityholder Representative’s responsibilities hereunder or resigns or is removed from such position, the Advisory Group (acting by a written instrument signed by a majority of the members of the Advisory Group) shall select another representative to fill the vacancy of the Company Equityholder Representative, and such substituted representative shall be deemed to be the Company Equityholder Representative for all purposes of this Agreement.  The Company Equityholder Representative may be removed only upon delivery of written notice to the Buyer signed by a majority of the members of the Advisory Group.  If for any reason there is no Company Equityholder Representative at any time, all references herein to the Company Equityholder Representative shall be deemed to refer to the Advisory Group.  The immunities and rights to indemnification of the Company Equityholder Representative shall survive the resignation or removal of the Company Equityholder Representative and the Closing and/or any termination of this Agreement, the Exchange Agent Agreement and the Escrow Agreement.

(f) For all purposes of this Agreement:

(i) the Buyer shall be entitled to rely conclusively on the instructions and decisions of the Company Equityholder Representative as to the settlement of any disputes or claims under this Agreement, or any other actions required or permitted to be taken by the Company Equityholder Representative hereunder, and no party hereunder or any Company Equityholder shall have any cause of action against the Buyer for any action taken by the Buyer, the Surviving Corporation or any of their Affiliates in reliance upon the instructions or decisions of the Company Equityholder Representative;

(ii) the provisions of this Section 2.4, including the powers, immunities and rights to indemnification granted to the Equityholder Representative Group hereunder, are independent and severable, are irrevocable (subject only to Section 2.4(f)) and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Company Equityholder may have in connection with the transactions contemplated by this Agreement; and

(iii) the provisions of this Section 2.4, including the powers, immunities and rights to indemnification granted to the Equityholder Representative Group hereunder, shall survive the death, incompetence, bankruptcy or liquidation of any Company Equityholder or any delivery of an assignment of any Company Equityholder’s interest in the Escrow Fund and all actions of the Company Equityholder Representative taken hereunder or under the Exchange Agent Agreement, under the Escrow Agreement or under the Equityholder Representative Engagement Agreement be binding upon the executors, heirs, legal representatives, personal representatives, successor trustees and successors of each Company Equityholder as if expressly confirmed and ratified in writing by such Company Equityholder, and any references in this Agreement to a Company Equityholder shall mean and include the successors to the rights of each applicable Company Equityholder hereunder, whether pursuant to testamentary disposition, the Laws of descent and distribution or otherwise.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.5. Treatment of Company Equity Awards.

(a) No Company Option will be continued, assumed or substituted for by the Buyer or the Company as part of the Merger.  As of immediately prior to the Effective Time, each Company Option that is then outstanding (whether such Company Option is vested or unvested, but not to the extent it has theretofore been exercised) shall vest in full and be converted, in settlement and cancellation thereof, into the right to receive the Per Option Consideration with respect to each share of Company Common Stock underlying such Company Option, subject to the conditions set forth in Section 2.5(c).

(b) No Company Restricted Stock Award will be continued, assumed or substituted for by the Buyer or the Company as part of the Merger.  As of immediately prior to the Effective Time, each Company Restricted Stock Award that is unvested in whole or in part shall vest in full (and all shares of Company Common Stock previously issued in connection with such Company Restricted Stock Award shall be converted pursuant to Section 2.1(b), subject to the conditions set forth in Section 2.5(c).

(c) Subject to the Buyer’s receipt from a holder of Company Options of a duly executed Option Cancellation Acknowledgment and, to the extent such holder is an accredited investor for purposes of Regulation D under the Securities Act, a completed Investor Questionnaire and executed Lock-Up Agreement, in each case, within sixty (60) days following the Closing, the Buyer shall, or shall cause the Surviving Corporation to pay, as promptly as practicable through its payroll (and in any event no later than the next payroll date of the Buyer or the Surviving Corporation that occurs at least five (5) Business Days following the later of (x) the Closing Date or (y) the date upon which the Buyer receives from the applicable holder of Company Options the documentation described above) to each holder of Company Options, with respect to each share of Company Common Stock underlying such Company Option, the Per Option Closing Consideration, subject to any applicable withholding as provided in Section 2.12, in accordance with the Allocation Schedule.  The Buyer shall pay, or shall cause the Surviving Corporation to pay, through its payroll (no later than five (5) Business Days after the Closing with respect to holders of Company Options who have delivered the documentation described above by the Closing Date or, otherwise (but subject to delivery of such documentation by the applicable holder), no later than the next payroll date of the Buyer or the Surviving Corporation that occurs following the payment of a Future Contingent Payment to the Company Stockholders), to each holder of Company Options, with respect to each share of Company Common Stock underlying such Company Option, the cash portion of the applicable Future Contingent Payment Per Share Amount, subject to any applicable withholding as provided in Section 2.12, in accordance with the Allocation Schedule. As and to the extent that the payments in respect of Company Options contemplated by this Section 2.5(c) are payable in whole or in part in Buyer Common Stock, Buyer shall cause its transfer agent to issue such shares of Buyer Common Stock (in electronic form as uncertificated securities) to the eligible holders of Company Options in accordance with the Allocation Schedule, subject, to the extent such holder is an “accredited investor” for purposes of Regulation D under the Securities Act, to the Buyer’s receipt of a completed Investor Questionnaire and executed Lock-Up Agreement.

(d) The Company shall, prior to the Effective Time, take or cause to be taken all actions necessary to cause the termination of the Company Stock Plan without further obligation or liability to Buyer or its Affiliates.

(e) All Company Options outstanding immediately prior to the Effective Time that were held by individuals who do not deliver an Option Cancellation Acknowledgment to Buyer within sixty (60) days following the Closing shall thereafter be cancelled without payment or any consideration.  On or prior to the seventy-fifth (75th) day following the Closing, Buyer shall, (i) pay or cause the Exchange Agent to pay, to the Company Stockholders, and (ii) deposit with the Surviving Corporation, for distribution to the holders of Company Options, each such Company Equityholder’s aggregate Future Contingent Payment Per Share Amount of the Option Consideration Forfeiture Amount.

Confidential and Proprietary

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2.6. Closing Cash Consideration Adjustment. The Estimated Closing Cash Consideration and the Final Closing Cash Consideration Adjustment shall be determined as set forth below in this Section 2.6:

(a) Estimated Closing Cash Consideration.  On the Closing Date, the Company shall deliver to the Buyer a statement setting forth the Company’s estimate of the amount of Closing Cash Consideration, including estimates of the Closing Cash, the Closing Net Working Capital, the Unpaid Company Transaction Expenses and the Closing Indebtedness (such amount, the “Estimated Closing Cash Consideration” and such statement, the “Estimated Closing Cash Consideration Statement”).  The Estimated Closing Cash Consideration Statement and each component thereof shall be prepared and calculated in accordance with GAAP (applied on a basis consistent with the preparation of the Company Financial Statements) and in a manner consistent with the methodology and format set forth in the illustrative example of the Estimated Closing Cash Consideration Statement attached hereto as Exhibit C-1 (the “Illustrative Closing Cash Consideration Statement”).  Buyer’s agreement to consummate the Closing shall not constitute Buyer’s agreement with the contents of the Estimated Closing Cash Consideration Statement.

(b) Post-Closing Adjustment.

(i) Before 5:00 p.m., Eastern Time, on the seventy-fifth (75th) calendar day after the Effective Time, the Buyer shall prepare and deliver to the Company Equityholder Representative a statement setting forth the Buyer’s calculation of the Closing Cash Consideration, including each component thereof (such amount, the “Preliminary Closing Cash Consideration” and such statement, the “Preliminary Closing Cash Consideration Statement”) in a manner consistent with the methodology and format set forth in the Illustrative Closing Cash Consideration Statement.  If the Buyer does not deliver the Preliminary Closing Cash Consideration Statement to the Company Equityholder Representative by 5:00 p.m., Eastern time, on the seventy-fifth (75th) calendar day after the Effective Time, then the Estimated Closing Cash Consideration shall be deemed for all purposes of this Agreement to be the “Final Closing Cash Consideration,” the Estimated Closing Cash Consideration Statement shall be deemed for all purposes of this Agreement to be the “Final Closing Cash Consideration Statement” and each shall be final and binding on all parties to this Agreement and on all Company Equityholders.

(ii) If the Company Equityholder Representative agrees in writing to Buyer’s calculation of the Closing Cash Consideration, as proposed in Buyer’s Preliminary Closing Cash Consideration Statement, then such Preliminary Closing Cash Consideration shall be deemed for all purposes of this Agreement to be the “Final Closing Cash Consideration,” such Preliminary Closing Cash Consideration Statement shall be deemed for all purposes of this Agreement to be the “Final Closing Cash Consideration Statement” and each shall be final and binding on all parties to this Agreement and on all Company Equityholders.

(iii) If the Company Equityholder Representative disputes the Preliminary Closing Cash Consideration as shown on Buyer’s Preliminary Closing Cash Consideration Statement, then the Company Equityholder Representative shall deliver to the Buyer within thirty (30) calendar days after receipt of the Preliminary Closing Cash Consideration Statement a statement setting forth the Company Equityholder Representative’s calculation of the Closing Cash Consideration, including each component thereof (an “Objection Statement”).  The Buyer and the Company Equityholder Representative shall seek in good faith to resolve such differences regarding the determination of the Closing Cash Consideration for a period of fifteen (15) calendar days after the Buyer’s receipt of the Objection Statement from the Company Equityholder Representative.

(A) If the Buyer and the Company Equityholder Representative reach a final resolution on the Closing Cash Consideration within fifteen (15) calendar days after the Buyer’s receipt of the Objection Statement given by the Company Equityholder Representative (or within any additional period as mutually agreed to between the Buyer and the Company Equityholder Representative), then the Closing Cash Consideration agreed upon by the Buyer and the Company Equityholder Representative shall be deemed for all purposes of this Agreement to be the “Final Closing Cash Consideration,” the corresponding statement calculating such Closing Cash

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Consideration shall be deemed for all purposes of this Agreement to be the “Final Closing Cash Consideration Statement” and each shall be final and binding on all parties to this Agreement and on all Company Equityholders.

(B) If the Buyer and the Company Equityholder Representative do not reach a final resolution on the Closing Cash Consideration within fifteen (15) calendar days after the Buyer’s receipt of the Objection Statement (or within any additional period as mutually agreed to between the Buyer and the Company Equityholder Representative), then the Buyer and the Company Equityholder Representative shall be entitled to engage Grant Thornton LLP (the “Neutral Accountant”) to determine, in the manner provided below, the Closing Cash Consideration, pursuant to an engagement agreement executed by the Company Equityholder Representative, the Buyer and the Neutral Accountant.  The Company Equityholder Representative and the Buyer shall each be entitled to make a presentation to the Neutral Accountant, pursuant to procedures to be agreed to in good faith among the Company Equityholder Representative, the Buyer and the Neutral Accountant (or, if they cannot agree on such procedures, pursuant to procedures determined by the Neutral Accountant), regarding each of their respective calculations of the Closing Cash Consideration; and the Company Equityholder Representative and the Buyer shall instruct the Neutral Accountant to resolve such differences and determine the Closing Cash Consideration within twenty (20) Business Days after the completion of such presentations to the Neutral Accountant.  Absent fraud or manifest error, or contravention with clause (C) below, the Neutral Accountant’s determination of the Closing Cash Consideration hereunder shall for all purposes of this Agreement be deemed to be the “Final Closing Cash Consideration,” the statement setting forth the Neutral Accountant’s calculation thereof shall for all purposes of this Agreement be deemed to be the “Final Closing Cash Consideration Statement” and each shall be final and binding on all parties to this Agreement and on all Company Equityholders.

(C) The Neutral Accountant shall not be authorized or permitted to: (1) determine any questions or matters whatsoever under or in connection with this Agreement except for the resolution of differences between the Company Equityholder Representative and the Buyer regarding the determination of the Closing Cash Consideration in accordance with this Section 2.6; (2) resolve any such differences by making an adjustment to the Closing Cash Consideration or any component thereof that is outside of the range defined by amounts as finally proposed by the Buyer in the Preliminary Closing Cash Consideration or the Company Equityholder Representative in the Objection Statement; or (3) apply any accounting principles, policies, methods, treatments or procedures other than those that are in accordance with GAAP (applied on a basis consistent with the preparation of the Company Financial Statements) and consistent with the methodology and format set forth in the Illustrative Closing Cash Consideration Statement.  In determining the Closing Cash Consideration hereunder, the Neutral Accountant shall act as an expert and not as arbitrator.

(D) The fees and expenses of the Neutral Accountant will be paid by the Company Equityholders (out of the Escrow Fund), on the one hand, and by the Buyer, on the other hand, in proportion to the variation between their respective positions and the determination of the Neutral Accountant.

(iv) The “Final Closing Cash Consideration Adjustment” shall be equal to (A) the Final Closing Cash Consideration (as set forth on the Final Closing Cash Consideration Statement), as finally determined pursuant to this Section 2.6,  minus (B) the Estimated Closing Cash Consideration.  For the avoidance of doubt, the Final Closing Cash Consideration Adjustment may be a positive or negative number.  If the Final Closing Cash Consideration Adjustment, as finally determined in accordance with Section 2.6(b), is less than zero (0), then the Buyer shall, within five (5) Business Days after the final determination of the Final Closing Cash Consideration Adjustment, be entitled to receive payment of the Final Closing Cash Consideration Adjustment from any then available Escrow Fund pursuant to Section 2.1(d)(i);  provided, that if the Final Closing Cash Consideration Adjustment is less than zero (0) by [***] or more, then the Buyer may elect to set off against any payment of any Development Payment, Milestone Payment, Royalty Payment or Transfer Payment that may become payable, all or any portion of the Final Closing Cash Consideration Adjustment. If the Final Closing Cash Consideration Adjustment, as finally determined in accordance with Section 2.6(b), is greater than zero (0), then Buyer shall, within five (5) Business Days after the final determination of the Final Closing Cash Consideration Adjustment, (A) pay or cause the

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exchange Agent to pay, to the Company Stockholders, an amount in cash equal to such Company Stockholders’ aggregate Future Contingent Payment Per Share Amount of the Final Closing Cash Consideration Adjustment, and (B) deposit with the Surviving Corporation, for distribution to the holders of Company Options no later than the next payroll date of the Buyer or the Surviving Corporation that occurs after the payment of the Final Closing Cash Consideration Adjustment to the Company Stockholders, an amount in cash equal to such holders’ aggregate Future Contingent Payment Per Share Amount of the Final Closing Cash Consideration Adjustment.  Notwithstanding anything to the contrary herein, payment of the Final Closing Cash Consideration Adjustment shall not be subject to Section 7.9.

(v) The Buyer shall provide or cause to be provided to the Company Equityholder Representative and its attorneys, accountants and other agents reasonable access (including electronic access, to the extent available), during normal business hours, to the applicable books, records, properties and personnel of the Buyer, the Company and the Surviving Corporation for purposes of (A) evaluating the information in the Preliminary Closing Cash Consideration and the Closing Cash Consideration and (B) preparing any Objection Statement.

(vi) The parties agree that, except for the rights of the Buyer Indemnified Parties under Section 7.1(c), the procedures set forth in this Section 2.6 shall be the sole and exclusive method for resolving any disputes with respect to the determination of the Final Closing Cash Consideration; provided that this provision shall not prohibit the Buyer or the Company Equityholder Representative from instituting litigation to enforce the ruling of the Neutral Accountant.

2.7. Allocation Schedule; Payments of Future Contingent Payments.
(a) On the Closing Date, the Company shall deliver to the Buyer and the Exchange Agent the Allocation Schedule (attached as an exhibit to the Closing Payment Certificate).

(b) Buyer shall, or shall cause the Exchange Agent to make all payments constituting the Closing Cash Consideration to the applicable Company Stockholders in accordance with the Allocation Schedule, and the Buyer or the Surviving Corporation shall pay the portion of the Closing Cash Consideration payable in respect of Company Options pursuant to Section 2.5(a) to the holders thereof in accordance with the Allocation Schedule (subject to any applicable withholding as provided in Section 2.12).

(c) The portion of each Future Contingent Payment payable in cash and in respect of Company Stock shall be paid by the Buyer or the Surviving Corporation to the Exchange Agent for the benefit of the holders thereof, and the portion of each Future Contingent Payment payable in respect of Company Options shall be paid (subject to any applicable withholding as provided in Section 2.12) by the Buyer or the Surviving Corporation to the holders thereof, in each case in accordance with the Allocation Schedule within the time periods set forth herein for such payments.  To the extent that any portion of a Future Contingent Payment owed to eligible Company Equityholders is to be paid in shares of Buyer Common Stock as set forth in this Agreement, Buyer shall instruct its transfer agent to issue to each such Company Equityholder (in electronic form as uncertificated securities) such Company Equityholder’s allocable share of such portion of the Future Contingent Payment to be paid in shares of Buyer Common Stock as set forth in this Agreement.

(d) The parties hereto understand and agree that the Company Equityholders have no rights as a security holder of the Surviving Corporation or the Buyer as a result of their right to receive the Future Contingent Payments.  For the avoidance of doubt, more than one (1) Future Contingent Payment may become payable as provided herein.

2.8. Development Payment; Milestone Payments.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(a) Development Payment.    Subject to Section 10.4, upon (i) [***] and (ii) [***] ((i) and (ii) collectively, the “Development Milestone”), Buyer shall pay the Company Equityholders an amount equal to [***], which amount shall be composed of (1) [***] in cash and (2) that number of whole shares of Buyer Common Stock determined by dividing $2,500,000 by the Buyer Stock Price (the “Development Payment”).

(b) Milestone Payments.  Subject to Section 10.4, Buyer shall pay to the Company Equityholders, in accordance with this Section 2.8(b), the following payments, in cash (each, a “Milestone Payment”) upon achievement of the following milestones (each a “Milestone”):

(i) An amount equal to [***] upon first NDA approval for a Subject Product;
(ii) An amount equal to [***] upon NDA approval for a second Subject Product;
(iii) An amount equal to [***] upon Annual Net Sales for an individual Subject Product equal to or greater than [***];
(iv) An amount equal to [***] upon Annual Net Sales for an individual Subject Product equal to or greater than [***]; and
(v) An amount equal to [***] upon Annual Net Sales for an individual Subject Product equal to or greater than [***].

No Milestone Payment shall be payable more than once with respect to a single Subject Product; the aggregate amount of Milestone Payments payable by Buyer with respect to a single Subject Product hereunder shall not exceed [***]; and the aggregate amount of Milestone Payments payable by Buyer for all Subject Products hereunder shall not exceed [***].  If the Milestone referenced in Section 2.8(b)(iv) is achieved with respect to an individual Subject Product, prior to the Milestone in Section 2.8(b)(iii) having been achieved and paid in full with respect to such Subject Product under this Section 2.8(b), then the unpaid Milestone Payment for the Milestone in Section 2.8(b)(iii) shall be due at the same time as the Milestone Payment for the Milestone in Section 2.8(b)(iv).  If the Milestone referenced in Section 2.8(b)(v) is achieved with respect to an individual Subject Product, prior to the Milestone(s) in Section 2.8(b)(iii) and/or Section 2.8(b)(iv) having been achieved and paid in full with respect to such Subject Product under this Section 2.8(b), then the unpaid Milestone Payment(s) for the Milestones in Section 2.8(b)(iii) and/or Section 2.8(b)(iv) shall be due at the same time as the Milestone Payment for the Milestone in Section 2.8(b)(v).

(c) Payment Procedures.

(i) Any Company Equityholder that is unable to deliver an accredited investor certificate with its Letter of Transmittal certifying such Company Equityholder’s status as an “accredited investor” for purposes of Regulation D under the Securities Act may receive, at Buyer’s election (in Buyer’s reasonable discretion after consultation with the Equityholder Representative), its portion of the Development Payment otherwise payable hereunder in shares of Buyer Common Stock in cash (in lieu of issuing such shares); provided, that any such election shall not result in any increase in the aggregate cash amount payable by Buyer with respect to the Development Payment and shall instead result in an increase, on a pro rata basis, in the amount of Buyer Common Stock Consideration issuable to such Company Equityholders who are determined to be “accredited investors” for purposes of Regulation D under the Securities Act.

(ii) The Regulatory Milestone Payments and the Commercial Milestone Payments shall be payable [***].

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iii) In the event that the Development Payment or a Milestone Payment is due, then Buyer shall (x) in the case of cash consideration, within thirty (30) calendar days of such Development or Milestone Payment becoming due, pay in cash (A) through its payroll system to the applicable Company Equityholders in respect of their Company Options the applicable Future Contingent Payment Per Share Amount attributable to such Development Payment or Milestone Payment, and (B) to the Exchange Agent (for further distribution to the Company Stockholders) the Future Contingent Payment Per Share Amount attributable to such Development Payment; and/or (y) in the case of shares of Buyer Common Stock, within ten (10) Business Days, following the Development Payment becoming due, deliver or cause to be delivered to Buyer’s transfer agent such number of shares of Buyer Common Stock (which shall be in non-certificated book-entry form) sufficient to be issued to the Company Stockholders for the Future Contingent Payment Per Share Amount in respect of the Development Payment.  Each such payment shall be made in accordance with the Allocation Schedule.  Notwithstanding anything to the contrary herein, in no event will Buyer be required to issue shares of Buyer Common Stock as payment for the Development Payment if such issuance would require approval of Buyer’s stockholders under applicable listing requirements; provided, that if Buyer does not issue shares as payment for the Development Payment, Buyer shall instead make such payment in cash.  Notwithstanding anything to the contrary herein, payment of the Development Payment and any Milestone Payment shall be subject to Section 7.9.

(d) Diligence.  Following the Closing, and except as otherwise expressly contemplated by this Agreement, the Buyer shall use Commercially Reasonable Efforts to (i) conduct the business of the Surviving Corporation in the ordinary course during the Patent Application Filing Period consistent with the Company’s past practices; (ii) file patent applications in the United States, European Union, Japan and under the Patent Cooperation Treaty, as applicable, as promptly as practicable on any inventions made by Key Personnel during the Patent Application Filing Period; (iii) agree to a development plan for [***] and (iv) cause the Milestones and the Development Payment to occur. Notwithstanding anything in this Section 2.8(d) to the contrary, in no event shall clause (i) of the foregoing sentence be construed to prohibit Buyer from effectuating the compensation and benefits arrangements contemplated by Section 5.5 and taking such other actions as are consistent with the Offer Letters contemplated to be delivered in connection with the Merger to effectuate the integration of the Surviving Corporation as a subsidiary of Buyer.

(e) Records and Audits.

(i) Progress Reports.  Until [***], the Buyer shall provide the Company Equityholder Representative, within [***] following the end of each fiscal year, with a report summarizing in reasonable detail all material developments and circumstances relating to the achievement of the Development Milestone and the Regulatory Milestones.

(ii) Meetings.  Following receipt by the Company Equityholder Representative of each such report, (i) the Company Equityholder Representative may request a meeting with a senior representative of the Buyer designated by Buyer (and reasonably acceptable to the Company Equityholder Representative) having knowledge thereof (the “Buyer Representative”) and (ii) the Buyer Representative shall use diligent efforts to respond in reasonable detail, during such meeting, telephone conference or video conference if practicable (or, if not then practicable, as soon as practicable thereafter), to the Company Equityholder Representative’s reasonable inquiries.  If the Company Equityholder Representative so requests a meeting, the Company Equityholder Representative and the Buyer Representative shall promptly, and in any event not later than [***] following such request, meet in person or by telephone conference or video conference as mutually agreed by the applicable parties.  Nothing in this Section 2.8(e)(ii) shall require the Buyer Representative to provide more information than the Buyer otherwise is explicitly required to provide pursuant to this Section 2.8(e)(ii).

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.9. Royalty Payments.

(a) Royalty Rates; Royalty Payments.  Subject to Section 10.4 and the adjustments set forth in this Section 2.9, the Company Equityholders shall be entitled, on a Subject Product-by-Subject Product and country-by-country and Calendar Year-by-Calendar Year basis, to (i) [***] of Annual Net Sales of each Subject Product during the applicable Royalty Term for such Subject Product in such country, to the extent Annual Net Sales from such Subject Product do not exceed [***] during such Calendar Year, (ii) [***] of Annual Net Sales of each Subject Product during the applicable Royalty Term for such Subject Product in such country, to the extent Annual Net Sales from such Subject Product exceed [***] during such Calendar Year, and in which event such [***] Royalty Rate shall apply only to incremental sales in excess of [***] and (iii) solely with respect to a [***], [***] of Annual Net Sales of each [***] during the applicable Royalty Term for such [***] in such country, to the extent Annual Net Sales from such [***] exceed [***], and in which event such [***] Royalty Rate shall apply only to incremental sales in excess of [***] (collectively, the “Royalty Payments” and each percentage of Annual Net Sales referred to in clauses (i) – (iii), a “Royalty Rate”).

(b) Adjustments to Royalty Rates.
(i) If there is no Valid Patent Claim covering a Subject Product in a country, then the applicable Royalty Rate shall be reduced by [***] for such Subject Product in such country.
(ii) If there is a Generic Product of a Subject Product sold in a country, then the applicable Royalty Rate shall be reduced by [***] for such Subject Product in such country.

(iii) Solely with respect to an [***] and solely to the extent Annual Net Sales from such [***] exceed [***], in the event that Buyer obtains a license or other right to Third Party Intellectual Property for the development and commercialization of such [***], the [***] Royalty Rate payable with respect to the sale of such [***] in such [***] period shall be reduced by [***] of all payments (including royalties and any payments for obtaining such right or license) actually paid by Buyer to such Third Party during such [***] period, expressed as a percentage of Annual Net Sales; provided, that in no event shall such [***] Royalty Rate owed by Buyer hereunder for such [***] period be reduced to less than [***] pursuant to this Section 2.9(b)(iii).

(iv) In no event shall the adjustments in this Section 2.9(b) result in the applicable Royalty Rate with respect to a Subject Product in a particular country being reduced by more than [***] of the applicable Royalty Rate for such Subject Product in such country.

(c) Annual Net Sales Reporting.  During the applicable Royalty Term and until all Commercial Milestone Payments have been made, the Buyer shall provide the Company Equityholder Representative, within [***] following the end of each calendar quarter, with a report setting forth, on an aggregate basis, gross amounts invoiced on sales of the Subject Products, all deductions subtracted therefrom in calculating Annual Net Sales in respect of such calendar quarter (on a deduction category-by-deduction category basis) and the ratable Annual Net Sales for such calendar quarter.

(d) Records and Audits.

(i) Maintaining Records.  During the applicable Royalty Term and until all Commercial Milestone Payments have been made, the Buyer agrees to keep, full, clear and accurate records for a minimum period of [***] after the relevant Annual Net Sales occur, setting forth the sales of the Subject Products in sufficient detail to enable Annual Net Sales to be determined.

(ii) Meetings. Following receipt by the Company Equityholder Representative of each such report, (i) the Company Equityholder Representative may request a meeting with a Buyer Representative

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

designated by Buyer (and reasonably acceptable to the Company Equityholder Representative) and (ii) the Buyer Representative shall use diligent efforts to respond in reasonable detail, during such meeting, telephone conference or video conference if practicable (or, if not then practicable, as soon as practicable thereafter), to the Company Equityholder Representative’s reasonable inquiries.  If the Company Equityholder Representative so requests a meeting, the Company Equityholder Representative and the Buyer Representative shall promptly, and in any event not later than [***] following such request, meet in person or by telephone conference or video conference as mutually agreed by the applicable parties.  Nothing in this Section 2.9(d)(ii) shall require the Buyer Representative to provide more information than the Buyer otherwise is explicitly required to provide pursuant to this Section 2.9(d)(ii).

(iii) Audits.  Buyer further agrees, upon not less than [***] prior written notice, to permit the books and records relating to Annual Net Sales to be examined, at the Company Equityholder Representative’s cost (on behalf of the Company Equityholders), by the Company Equityholder Representative and an independent certified accounting firm selected by the Company Equityholder Representative and reasonably acceptable to Buyer for the purpose of verifying reports provided by Buyer under Section 2.9(c).  The independent certified accountant will report to the Buyer and the Company Equityholder Representative whether there was or was not a discrepancy uncovered by the audit and, if such discrepancy was uncovered, the amount and direction of such discrepancy. If such audit determines that Buyer paid (x) the applicable Company Equityholders referenced in Section 2.9(e)(A) or the Exchange Agent referenced in Section 2.9(e)(B) less than the amount of Royalty Payments properly due in respect of any Calendar Year or (y) the applicable Company Equityholders or the Exchange Agent referenced in Section 2.8(c)(iii) less than the amount of the Commercial Milestone Payment properly due in respect of any Calendar Year, then Buyer will reimburse to such Persons such underpayment within [***] after such determination plus interest at the rate per annum equal to [***]. If the amount underpaid [***] of the amount actually due, Buyer will also reimburse the Company Equityholder Representative for the costs of such audit (including the fees and expenses of the certified accounting firm). In the event such audit determines that Buyer paid (x) the applicable Company Equityholders referenced in Section 2.9(e)(A)  or the Exchange Agent referenced in Section 2.9(e)(B)  more than the amount properly due in respect of any Calendar Year or (y) the applicable Company Equityholders or the Exchange Agent referenced in Section 2.8(c)(iii) more than the amount of the Commercial Milestone Payment properly due in respect of any Calendar Year, then any excess payments made by Buyer will be credited against future payment obligations of Buyer under Sections 2.8  and/or 2.9.  Such audit shall not be performed more frequently than once in any twelve (12)-month period, shall not occur later than [***] after delivery of the report with respect to which the audit is conducted, and shall be conducted under appropriate confidentiality provisions, for the sole purpose of verifying the accuracy and completeness of such reports.  The independent accounting firm shall have the right to make copies of relevant portions of the audited books and records; provided that any such copies shall be the confidential information of the Buyer and shall be protected by appropriate confidentiality obligations.

(e) Payment Procedure.  Within [***] after the end of each Calendar Year, the Buyer shall (or shall cause the Surviving Corporation to) pay in cash, subject to Section 2.12, (A) through its payroll system to the applicable Company Equityholders in respect of their Company Options the applicable Future Contingent Payment Per Share Amount attributable to such Royalty Payments owed by Buyer for Annual Net Sales from the preceding Calendar Year, and (B) to the Exchange Agent (for further distribution to the Company Stockholders) the Future Contingent Payment Per Share Amount attributable to such Royalty Payments owed by Buyer for Annual Net Sales from the preceding Calendar Year.  Each such payment shall be made in accordance with the Allocation Schedule.  Notwithstanding anything to the contrary herein, payment of any Royalty Payment shall be subject to Section 7.9.

(f) Confidentiality.  All information provided to the Company Equityholder Representative or any of its representatives pursuant to this Section 2.9, whether written or oral, shall be held in confidence by such Person; provided that the Company Equityholder Representative may disclose such information, in each case on a confidential basis, to (i) its advisors, employees and consultants and (ii) to any Company Equityholder that is subject to a separate confidentiality agreement in a form reasonably acceptable to the Buyer, including, for the avoidance of doubt, any such Company Equityholder that is a venture capital fund or other institutional or strategic investor may disclose to its limited partners such venture capital fund’s or other institutional or strategic investor’s share of the total

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Future Contingent Payments payable or that may become payable under this Agreement and the valuation such venture capital fund has placed on its expected return from the Merger.
2.10. Transfer Payments.

(a) From the Effective Time and through the expiration of the applicable Royalty Term, the Company Equityholders shall be entitled to receive, in cash, an amount equal to [***] of [***] consideration received by Buyer or any of its Affiliates or any of their respective assignees, and attributable to the sale, out-licensing, sublicensing or other similar disposition of any Transferred Intellectual Property (but excluding any amounts paid by a Third Party to Buyer as reimbursement of expenses, including, without limitation, any research and development expenses or patent preparation, filing, prosecution, issuance, maintenance or enforcement expenses), including, but not limited to [***] (the “Transfer Payment”).  In the case of [***] received by Buyer or any of its Affiliates or any of their respective assignees, for any Transferred Intellectual Property as described in the preceding sentence, the Transfer Payment payable to the Company Equityholders shall be an amount equal to [***].  To the extent that Buyer receives or is entitled to receive a payment constituting a Transfer Payment in connection with the achievement of the Development Milestone or a Milestone, Buyer shall have no corresponding obligation to pay a portion of such Transfer Payment to the Company Equityholders in accordance with the foregoing provisions of this Section 2.10(a) and Buyer shall instead pay to the Company Equityholders an amount, in cash, equal to [***] of the difference between (x) the amount of the Transfer Payment triggering the achievement of such Development Milestone or Milestone, minus (y) the amount of the Development Payment or Milestone Payment due to the Company Equityholders pursuant to Section 2.8(a) or 2.8(b) upon the achievement of such Development Milestone or Milestone.  If the result of (x) minus (y) in the foregoing sentence is less than zero, then no payment shall be due to the Company Equityholders in connection with such Transfer Payment under this Section 2.10(a).  An illustrative example of the foregoing calculations is set forth on Exhibit D.  For the avoidance of doubt, nothing in this Section 2.10 shall reduce or modify any payment due to the Company Equityholders in accordance with Sections 2.8(a) and/or 2.8(b).

(b) In the case of cash consideration received by Buyer or any of its Affiliates or any of their respective assignees, as set forth in the first sentence of Section 2.10(a), within [***] of receipt thereof by Buyer, Buyer shall (or shall cause the Surviving Corporation to) pay in cash, subject to Section 2.12, (A) through its payroll system to the applicable Company Equityholders in respect of their Company Options the applicable Future Contingent Payment Per Share Amount attributable to such Transfer Payment, and (B) to the Exchange Agent (for further distribution to the Company Stockholders) the Future Contingent Payment Per Share Amount attributable to such Transfer Payment. In the case of equity consideration received by Buyer as set forth in the first sentence of Section 2.10(a), within [***] of the date upon which Buyer may first sell such equity, Buyer shall pay in cash (X) through its payroll system to the applicable Company Equityholders in respect of their Company Options the applicable Future Contingent Payment Per Share Amount attributable to such Transfer Payment, and (Y) to the Exchange Agent (for further distribution to the Company Stockholders) the Future Contingent Payment Per Share Amount attributable to such Transfer Payment.  Each such payment by Buyer in this paragraph shall be made in accordance with the Allocation Schedule.

(c) To the extent the material terms related to any potential Transfer Payment are not otherwise publicly disclosed, then upon entering into any contract, agreement or other arrangement that may result in a Transfer Payment, Buyer shall, within [***], provide written notice to the Company Equityholder Representative summarizing in reasonable detail the material terms of such contract, agreement, or other arrangement, including but not limited to the terms of any Transfer Payments.

2.11. Non-Transferability.  The right of any Company Equityholder to receive any amounts with respect to the Development Payment, Milestone Payment, Royalty Payment or Transfer Payment (i) shall not be evidenced by a certificate or other instrument, (ii) shall not be assignable or otherwise transferable by such Company Equityholder other than (A) on death by will or intestacy, (B) pursuant to a court order, (C) by operation of Law (including a consolidation or merger), (D) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings,

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

grandchildren (collectively, “Approved Relatives”) or to a trust established solely for the benefit of such Company Equityholder and/or his or her Approved Relatives, (E) without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity, (F) to any Affiliate, stockholder, member or limited partner of a Company Equityholder that is an entity; or (G) [***]; provided that any such transferee pursuant to clauses (A) – (G) shall, as a condition to such transfer, deliver to the Buyer, the Company and following the Closing, the Surviving Corporation a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement; and (iii) does not represent any right other than the right to receive Future Contingent Payments.  Any attempted transfer of the right to any amounts with respect to the Development Payment, Milestone Payment, Royalty Payment or Transfer Payment by any holder thereof (other than as specifically permitted by the immediately preceding sentence) shall be null and void.

2.12. Withholding Rights.  Each of the Exchange Agent, the Buyer, the Escrow Agent and the Surviving Corporation (and any payroll agent) shall be entitled to deduct and withhold from any amount otherwise payable pursuant to this Agreement to the Company Equityholders such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable U.S., state, local or non-U.S. tax Law.  To the extent that amounts are so deducted or withheld, and remitted by the Exchange Agent, the Buyer, the Escrow Agent or the Surviving Corporation, as the case may be, to the applicable taxing authority, such amounts shall be treated for all purposes of this Agreement as having been paid to such Company Equityholder in respect of which such deduction and withholding was made by the Exchange Agent, the Buyer, the Escrow Agent or the Surviving Corporation (or any payroll agent), as the case may be.  Any withholding made at Closing with respect to a Company Equityholder’s deemed receipt of its proportionate share of the Company Equityholder Representative Expense Amount shall be satisfied from such Company Equityholder’s share of the Closing Cash Consideration and any withholding made at Closing that is attributable to a payment of Buyer Common Stock Consideration to a Company Equityholder shall be satisfied from the applicable Company Equityholder’s share of Closing Cash Consideration.  Buyer confirms and acknowledges that, as long as a FIRPTA certificate described in Section 6.2(k) is delivered, it does not intend to make (or instruct the Exchange Agent to make) any withholding at Closing in respect of payments to Company Equityholders absent a change in law after the date hereof (other than (x) payments in respect of Company Options or Company Restricted Stock Awards held by a current or former employee who has not delivered to Buyer evidence of the timely filing of an election under Section 83(b) of the Code or (y) as a result of a failure by a Company Equityholder to deliver a properly executed IRS Form W-9 or W-8 (or any successor or similar form reasonably required by the Exchange Agent) to the Exchange Agent).

2.13. Taking of Necessary Action; Further Action.  If at any time after the Effective Time any further action is necessary or desirable to vest the Buyer with control over, and to vest, perfect, or confirm of record or otherwise in the Surviving Corporation any and all right, title and possession to, all assets, property, rights, privileges, powers and franchises of the Company as contemplated by this Agreement, the officers and directors of the Surviving Corporation and the Buyer shall, in the name of their respective corporations or otherwise, be fully authorized to take all such lawful and necessary action.

2.14. Tax Treatment.  For the avoidance of doubt, any Future Contingent Payment made to a Company Equityholder (other than any Future Contingent Payment made in respect of a Company Equityholder’s Company Options and any portion of a Future Contingent Payment required to be treated as imputed interest under Section 483 of the Code or any analogous provision of state or local Tax law) constitutes additional consideration paid for the Company Equityholder’s Company Stock and shall be treated by the Buyer, the Surviving Corporation and the Company Equityholders as such, for federal income Tax and other applicable Tax purposes, including on their Tax Returns. Buyer shall direct the Exchange Agent to report any such payments in accordance with the foregoing sentence.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Article III REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Buyer, except as set forth herein or in the Company Disclosure Schedule, as follows:

3.1. Organization, Standing and Power.  The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as conducted on the date of this Agreement.  The Company is duly qualified to do business and, where applicable, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary.  The Company has made available to the Buyer copies of its Organizational Documents as in effect on the date of this Agreement, any actions by the Company’s board of directors, any committee thereof or stockholders and minutes of all meetings of the Company’s board of directors, any committee thereof and stockholders.

3.2. Capitalization.

(a) The authorized capital stock of the Company, as of the date of this Agreement, consists of 40,000,000 shares of Company Common Stock and 22,684,143 shares of Company Preferred Stock, of which 20,000,000 shares are designated as Company Series A Prime Preferred Stock and 2,684,143 shares are designated as Company Series A Preferred Stock.  As of the date of this Agreement, there are outstanding 1,946,105 shares of Company Common Stock, 17,775,533 shares of Company Series A Prime Preferred Stock and 2,684,143 shares of Company Series A Preferred Stock.  Section 3.2(a) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all outstanding shares of Company Stock indicating the names of the holders thereof and the number of shares and class of Company Stock held by each such holder.  Each class of the Company’s capital stock is entitled to the rights and privileges set forth in the Company Certificate of Incorporation.

(b) Section 3.2(b) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all outstanding Company Equity Awards, indicating with respect to each such Company Equity Award the name of the holder thereof, the number of shares of Company Common Stock subject to such Company Equity Award, whether any Company Option is intended to constitute an incentive stock option under Section 422 of the Code, the date of grant and, if applicable, the exercise or measurement price thereof.  The Company has made available to the Buyer a complete and accurate copy of the Company Stock Plan and the standard form of award agreement evidencing Company Equity Awards, including copies of any individual award agreement that differs in any material respect from the Company’s standard form of award agreement.  No Company Options have been granted with an exercise price that was less than the fair market value of the Company’s Common Stock on the date of grant or are otherwise subject to Section 409A of the Code.  No Company Restricted Stock Awards are subject to Section 409A of the Code.  The Company has provided the Buyer with a copy of all third-party valuation reports, or internal reports prepared for purposes of valuing the Company’s Common Stock and used in connection with establishing the exercise price for Company Options.

(c) Except (i) as set forth in Section 3.2(c) of the Company Disclosure Schedule, (ii) as reserved for future grants under the Company Stock Plan and (iii) as set forth in the Company Certificate of Incorporation, (A) there are no Equity Interests of any class of the Company, or any security exchangeable into or exercisable for such Equity Interests, issued, reserved for issuance or outstanding, including phantom equity, (B) there are no bonds, debentures, notes or other Indebtedness having the right to vote, consent along with or convert into Equity Interests of the Company and (C) there are no options, warrants, equity securities, calls, rights, conversion rights, preemptive rights, co-sale rights, rights of first refusal or similar rights, commitments or agreements to which the Company is a party or by which the Company is bound obligating the Company to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other Equity Interests of the Company or any security or rights convertible into or exchangeable or exercisable for any

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

such shares or other Equity Interests, or obligating the Company to grant, extend, otherwise modify or amend or enter into any such option, warrant, Equity Interest, call, right, conversion right, preemptive right, co-sale right, right of first refusal or similar right, commitment or agreement.  Except as set forth in Section 3.2(c) of the Company Disclosure Schedule, as of the date of this Agreement, the Company does not have any outstanding equity compensation or equity-based compensation.  Except for the Company Certificate of Incorporation and the Stockholder Agreements, the Company is not a party to or bound by any agreements with respect to the voting (including voting trusts and proxies) or sale or transfer of any shares of capital stock or other Equity Interests of the Company.  There are no existing rights with respect to registration of any Equity Interests of the Company on a public securities exchange.  The Company does not hold any Equity Interests in treasury.

(d) All outstanding shares of Company Stock are, and all shares of Company Stock subject to issuance as specified in Section 3.2(b), upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, have been issued and granted in compliance with all applicable securities Laws will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right or subscription right under any provision of the DGCL, the Company’s certificate of incorporation or by-laws or any agreement to which the Company is a party or is otherwise bound.

(e) There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Stock or the capital stock of the Company or any of its Subsidiaries, or make any investment in the equity securities of any Person.

3.3. Subsidiaries.

(a) Section 3.3(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, for each Subsidiary of the Company: (i) its name; (ii) the number and type of outstanding Equity Interests and a list of the holders thereof; and (iii) the jurisdiction of organization.  Other than the Subsidiaries listed on Section 3.3(a) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any Equity Interests or options to purchase Equity Interests of any other Person.  The Company owns, directly or indirectly, all of the outstanding Equity Interests of each Subsidiary, free and clear of all Liens other than Permitted Liens.  Except as disclosed in Section 3.3(a) of the Company Disclosure Schedule, (A) there are no preemptive rights or other similar rights in respect of any Equity Interests in any Subsidiary of the Company, (B) there are no Liens, other than Permitted Liens, on the ownership, transfer or voting of any Equity Interests in any Subsidiary of the Company, (C) except for the transactions contemplated by this Agreement, there is no agreement, or provision in the Organizational Documents of any Subsidiary of the Company, which obligates the Company or any of its Subsidiaries to purchase, redeem or otherwise acquire, or make any payment (including any dividend or distribution) in respect of, any Equity Interest in any Subsidiary of the Company and (D) there are no existing rights with respect to registration of any Equity Interests in any Subsidiary of the Company on a public securities exchange.  All issued and outstanding Equity Interests of each Subsidiary are validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right or subscription right under any applicable Law, organizational document of such Subsidiary or any agreement to which such Subsidiary is a party or is otherwise bound.  There are no Equity Interests of any class of any Subsidiary of the Company, or any security exchangeable into or exercisable for such Equity Interests, issued, reserved for issuance or outstanding, and there are no options, warrants, equity securities, calls, rights, commitments or agreements to which any Subsidiary of the Company is a party or by which such Subsidiary is bound obligating such Subsidiary to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other Equity Interests of such Subsidiary or any security or rights convertible into or exchangeable or exercisable for any such shares or other Equity Interests, or obligating such Subsidiary to grant, extend, otherwise modify or amend or enter into any such option, warrant, Equity Interest, call, right, commitment or agreement.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b) Each Subsidiary of the Company is a corporation or similar entity duly organized, validly existing and in good standing (to the extent such concepts are applicable) under the laws of the jurisdiction of its incorporation.  Each Subsidiary of the Company has all requisite corporate (or similar) power and authority to own, lease and operate its properties and assets and to carry on its business as conducted as of the date of this Agreement in all material respects, and is duly qualified to do business and is in good standing as a foreign corporation (to the extent such concepts are applicable) in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except in those jurisdictions where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(c) The Company has made available to the Buyer complete and accurate copies of the Organizational Documents of each Subsidiary of the Company, any actions by the board of directors or similar governing body of such Subsidiary, any committee thereof or equityholders and minutes of all meetings of any of the foregoing.

3.4. Authority; No Conflict; Required Filings and Consents.

(a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement.  The board of directors of the Company has (i) deemed the Merger advisable and in the best interests of the Company and its stockholders, (ii) approved this Agreement and the Merger in accordance with the DGCL upon the terms and subject to the conditions set forth herein and (iii) recommended the adoption of this Agreement by the stockholders of the Company.  The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the required receipt of the Company Stockholder Approval, and no other corporate or other action on the part of the Company is necessary to authorize the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Agreement.  This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) The execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, the Organizational Documents of the Company or any of its Subsidiaries, (ii) materially conflict with, or result in a material violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent, waiver, or delivery of notice under, require the payment of a penalty under or result in the imposition of any Liens, other than Permitted Liens, on the Company’s or any of its Subsidiaries’ assets under, any of the terms, conditions or provisions of any Company Material Contract, or (iii) subject to obtaining the Company Stockholder Approval and compliance with the requirements specified in clauses (i) through (iii) of Section 3.4(b), conflict with or violate any Law applicable to the Company or any of its Subsidiaries or any of its or their respective properties or assets.

(c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State and (ii) applicable requirements, if any, under the DGCL, federal or state securities or “blue sky” Laws.

3.5. Financial Statements. The Company has made available to the Buyer the Company Financial Statements. The Company Financial Statements were prepared in accordance with GAAP applied on a consistent

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basis throughout the periods indicated therein and with each other and fairly present, in all material respects, the consolidated financial condition of the Company and its Subsidiaries at the dates therein indicated and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods therein specified, except that the Company Financial Statements, to the extent relating to interim periods, do not contain footnotes and are subject to normal year-end adjustments that would not reasonably be expected to be material to the Company.  The Financial Statements are based on the books and records of the Company and its Subsidiaries, which books and records are kept in reasonable detail and accurately and fairly reflect, in all material respects, the transactions and disposition of the Company’s assets. The Company has not identified (a) any significant deficiency or material weakness in the internal accounting controls utilized by the Company, (b) any common law fraud, whether or not material, that involves the management of the Company or any other current or former employee, consultant, contractor or director of the Company who has a role in the preparation of financial statements or the internal accounting controls utilized by the Company or (c) any claim or allegation regarding any of the foregoing.

3.6. Absence of Certain Changes.  Except as otherwise contemplated or permitted by this Agreement, since December 31, 2016, there has not been any Change that has had a Company Material Adverse Effect.  Except as otherwise contemplated or permitted by this Agreement, since March 31, 2017, neither the Company nor any of its Subsidiaries has taken action to do any of the following:

(a) change or amend the Company Certificate of Incorporation, the Company Bylaws, any other organizational documents of the Company or any of the organizational documents of the Company’s Subsidiaries, or authorize or propose the same;

(b) split, combine or reclassify any of its capital stock or other Equity Interest; issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than upon exercise of Company Stock Options); declare, set aside, or pay any dividend or make any distribution (whether in cash or in kind) with respect to any of its or other Equity Interest; or redeem, purchase, or otherwise acquire, directly or indirectly, any of its capital stock or other Equity Interest (except from former employees in accordance with agreements in place on the date of this Agreement that provide for the repurchase of shares at their original issue price in connection with any termination of employment with or services to the Company);

(c) incur any Indebtedness (other than borrowings in the ordinary course of business under existing lines of credit), or guarantee any Indebtedness;
(d) terminate, cancel, amend, waive, modify or fail to maintain, renew or comply with any material Permit;
(e) sell, assign or otherwise dispose of, or lease any tangible properties or assets of the Company;

(f) (A) sell, assign, transfer, license, abandon or otherwise dispose of any Company Intellectual Property, or (B) acquire, in-license or otherwise obtain any right, title or interest in or to any pending or issued patent rights, inventions, patent disclosures or other Intellectual Property from any other Person;

(g) amend or modify in any material respect any Company Material Contract, terminate any Company Material Contract, waive any material right under a Company Material Contract or enter into or modify any other contract or arrangement such that it would be a Company Material Contract if entered into or if such modification were in effect as of the date of this Agreement;

(h) make a material change in its accounting principles, methods, policies or practices, unless required under GAAP;

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(i) except as required by applicable Law, make, or amend, any filings with the FDA or any other Regulatory Authority performing functions similar to those performed by the FDA or such other Regulatory Authority;

(j) other than as required by applicable Law or contemplated by this Agreement, adopt, establish, enter into, amend or terminate the Company Stock Plan any Company Employee Plan or any plan, agreement, program, policy, trust, fund or other arrangement with the employees or other service providers of the Company and other than in the ordinary course of business (A) except in the ordinary course of business, increase the compensation or fringe benefits (including severance, termination, retention and change of control compensation or benefits) of, or grant any bonus or other incentive compensation to, any current or former employee, director or officer or other individual service provider of the Company, (B) grant any severance or termination pay to any current or former director, officer or employee or other individual service provider of the Company, (C) terminate the employment of any Company Employees or (D) except in the ordinary course of business, hire or engage the services of any new employee or other service provider;

(k) waive, release, assign, compromise, commence, settle or agree to settle any action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity or any arbitrator against the Company or any of its Subsidiaries; or

(l) agree or commit to take any of the actions described in clauses “(a)” through “(j)” of this Section 3.6.

3.7. No Undisclosed Liabilities.  Except as set forth in Section 3.7 of the Company Disclosure Schedule or in the Company Balance Sheet and except for (a) liabilities incurred in the ordinary course of business consistent in all material respects with past practice after the date of the Company Balance Sheet and which are not individually or in the aggregate, material in amount, (b) liabilities incurred pursuant to or in connection with the execution, delivery or performance of this Agreement that will be paid at or prior to Closing, and (c) liabilities arising under contracts set forth on the Company Disclosure Schedules in the ordinary course of business that are not required by GAAP to be reflected on a balance sheet (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Law or allegation of any of the foregoing), the Company and its Subsidiaries do not have any liabilities, obligations, or commitments of any nature (whether absolute, accrued, matured or unmatured, fixed or contingent) that are of a type required to be reflected on the face of a balance sheet in accordance with GAAP.

3.8. Taxes.

(a) Each of the Company and each of its Subsidiaries has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were, true, complete and correct as of the time of filing.  Each of the Company and each of its Subsidiaries has paid on a timely basis all Taxes due and owing by the Company or its Subsidiaries.

(b) All Taxes that the Company or any Subsidiary is or was required by applicable Law to withhold or collect in connection with any amounts paid or owing to any employee, independent contractor, customer, creditor, stockholder, or other Third Party have been duly withheld or collected and, to the extent required, have been paid to the appropriate Governmental Entity, and the Company and each of its Subsidiaries have complied with any reporting requirements under applicable Law relating to such Taxes.

(c) Neither the Company nor any Subsidiary of the Company is or has ever been a member of an affiliated group with which it has filed (or been required to file) consolidated, combined, unitary or similar Tax Returns, other than a group of which the common parent is the Company.  Neither the Company nor any Subsidiary of the Company has any liability under Treasury Regulation Section 1.1502-6 (or any comparable or similar provision

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of federal, state, local or foreign Law), as a transferee or successor or pursuant to any contractual obligation (other than Ordinary Commercial Agreements) or any applicable Law for any Taxes of any Person other than the Company or any of its Subsidiaries.  With the exception of customary commercial leases or contracts that are not primarily related to Taxes entered into in the ordinary course of business (such contracts, “Ordinary Commercial Agreements”) and liabilities thereunder, neither the Company nor any of its Subsidiaries is a party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar agreement with any Third Party relating to allocating, indemnification or sharing the payment of, or liability for, Taxes (a “Tax Sharing Agreement”).

(d) The Company has made available to the Buyer complete and correct copies of all federal, state, local and foreign income and other material Tax Returns of the Company or any of its Subsidiaries for all taxable periods ending on or after December 31, 2010, and all written examination reports, audits, non-routine enquiries or discoveries of, and any statements of deficiencies or other assessments, notices or claims in respect of any Taxes assessed against or agreed to by the Company or any of its Subsidiaries with respect to such taxable periods.

(e) No examination, audit or other proceeding relating to any Tax Return of the Company or any Subsidiary of the Company by any Governmental Entity is currently in progress or pending, nor has the Company or any of its Subsidiaries been notified in writing of any such examination, audit, or other proceeding relating to Taxes.  There is no Tax deficiency outstanding, assessed or proposed in writing against the Company or any of its Subsidiaries that has not been paid in full.  Neither the Company nor any Subsidiary of the Company has been informed in writing by any jurisdiction in which the Company or any Subsidiary of the Company did not file a Tax Return that the jurisdiction believes that the Company or any Subsidiary of the Company was required to file any Tax Return that was not filed or is subject to Tax in such jurisdiction.  Neither the Company nor any Subsidiary of the Company has (i) waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, which waiver or extension is still in effect, (ii) requested or been granted any extension of time (other than automatic extensions obtained in the ordinary course)  within which to pay any Taxes or file any Tax Return, which Taxes have not yet been paid or Tax Return has not yet been filed, or (iii) executed or filed any power of attorney with any Governmental Entity, which is still in effect.

(f) Neither the Buyer, the Company, any Subsidiary of the Company, nor any of their Affiliates will be required to include an item of income in taxable income for any Tax period (or portion thereof) ending after the Closing as a result of any: (i) change in method of accounting, or use of an improper method of accounting, by the Company or any Subsidiary of the Company, in each case for a Tax period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any comparable or similar provisions of applicable Law) executed by the Company or any Subsidiary of the Company on or prior to the Closing Date; (iii) installment sale or open transaction disposition made by the Company or any Subsidiary of the Company on or prior to the Closing Date or (iv) prepaid amount received on or prior to the Closing Date by the Company or any Subsidiary of the Company.

(g) Since the date of the Company Balance Sheet, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes outside the ordinary course of business.

(h) Neither the Company nor any of its Subsidiaries is subject to Tax in any country other than its country of incorporation, organization or formation by virtue of having employees, a permanent establishment or other place of business in that country.

(i) Other than the Company’s interest in the Subsidiaries listed on Section 3.3(a) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries has any direct or indirect interest in any trust, partnership, corporation, limited liability company, or other business entity for U.S. federal income tax purposes.  Section 3.8(h) of the Company Disclosure Schedules indicates the U.S. federal income Tax classification of the Company and each of its Subsidiaries (e.g., domestic corporation, foreign corporation, domestic partnership, disregarded entity), and except as otherwise indicated on Section 3.8(h) of the Company Disclosure Schedules, the

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Company and each of its Subsidiaries has always had such classification and will have such classification until the Closing.

(j) Neither the Company nor any Subsidiary of the Company has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

(k) In the last two years, neither the Company nor any Subsidiary of the Company has distributed to its shareholders or security holders stock or securities of a controlled corporation, nor has stock or securities of the Company or any Subsidiary of the Company been distributed, in a transaction to which Section 355 of the Code applies.

(l) There are no Liens (other than Permitted Liens) with respect to Taxes upon any of the assets of the Company or any Subsidiary of the Company, other than with respect to Taxes not yet due and payable.

(m) Neither the Company nor any Subsidiary of the Company has engaged in a “reportable transaction” as defined in Section 6707A(c)(2) of the Code and Treasury Regulation section 1.6011-4(b)(2).  Neither the Company nor any of its Subsidiaries has applied for or received any private letter ruling from the Internal Revenue Service (or any comparable Tax ruling from any other Governmental Entity).

(n) Notwithstanding anything in Section 3.5, this Section 3.8 or Section 3.15 to the contrary, no representation or warranty is made herein with respect to the amount or availability in any Tax period or portion thereof after the Closing Date of any net operating loss carryforward, capital loss carryforward, tax credit carryforward or other tax attribute of the Company or any Subsidiary of the Company.

3.9. Owned and Leased Real Properties.

(a) Neither the Company nor any of its Subsidiaries owns, or has ever owned, any real property or is, or ever has been, obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein.

(b) Section 3.9(b) of the Company Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement of all Company Leases and the location of the applicable premises.  The Company has good and valid leasehold interest in all Company Leases and the applicable premises.  None of the Company, any of its Subsidiaries or, to the Company’s Knowledge, any other party to any Company Lease is in default under any of the Company Leases.  Neither the Company nor any of its Subsidiaries leases or subleases any real property to any Person.  The Company has made available to the Buyer complete and accurate copies of all Company Leases.  With respect to each Company Lease: (i) the Company’s possession and quiet enjoyment of the property under such Company Lease has not been disturbed and there are no disputes with respect to such Company Lease; (ii) no security deposit or portion thereof deposited with respect to such Company Lease has been applied in respect of a breach or default under such Company Lease which has not been redeposited in full; (iii) the Company does not owe any brokerage commissions or finder’s fee with respect to such Company Lease; (iv) the Company has not collaterally assigned or granted any other security interest in such Company Lease or any interest therein; and (v) the Company does not have, and does not in the future expect to have, any monetary obligations under any Company Lease for improvements or otherwise (except for regularly scheduled payments of rent).

3.10. Intellectual Property.

(a) Section 3.10(a) of the Company Disclosure Schedule sets forth a correct and complete list of all of the following Intellectual Property, in each case, that is solely owned by the Company or its Affiliates or Subsidiaries, jointly owned by the Company or its Affiliates or Subsidiaries with a Third Party or Third-Party

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Intellectual Property licensed (including any option to license) by the Company or its Affiliates or Subsidiaries: (i) Patents, (ii) registered Trademarks, applications therefore and any material unregistered Trademarks, (iii) registered Copyrights, applications therefore and material unregistered Copyrights, and as to each item of registered Intellectual Property as described in (i)-(iii), (x) the jurisdiction in which such item of registered Intellectual Property has been registered or filed and the applicable registration or serial number, filing date and registration date and status; (y) all owner(s), and, if one or more owner(s) is not the Company (including any joint owner(s)), (A) the corresponding license agreement pursuant to which the Company has the right to use such Intellectual Property or (B) any corresponding agreement(s) relating to joint ownership.  Section 3.10(a) of the Company Disclosure Schedule also describes each filing, payment, and action that must be made or taken on or before the date that is within one hundred twenty (120) calendar days of the date of this Agreement in order to maintain each such item of registered Intellectual Property that is listed or required to be listed on Section 3.10 the Company Disclosure Schedule, and for which the Company is responsible.  Each of the Patents set forth on Section 3.10(a) of the Company Disclosure Schedule properly identifies by name each and every inventor of the claims thereof as determined in accordance with United States patent law (and the inventors listed in each such Patent collectively constitute the entire inventive entity, as the term ‘inventive entity’ is defined and interpreted under United States Patent Law).  Except as set forth in Section 3.10(a) of the Company Disclosure Schedule, the Company or its applicable Affiliate or Subsidiary is the sole and exclusive beneficial and, with respect to applications and registrations (including Patents), record owner of all of the Intellectual Property items set forth in Section 3.10(a) of the Company Disclosure Schedule, free and clear of any Liens (except Permitted Liens).

(b) The Company has complied in all material respects with all of its obligations and duties to the respective patent, trademark and copyright offices, including the duty of candor and disclosure to the U.S. Patent and Trademark Office, and all applicable Laws, with respect to all registered Company Intellectual Property.

(c) Section 3.10(c) of the Company Disclosure Schedule sets forth a true, correct, and complete list of all contracts pursuant to which the Company or any of its Subsidiaries or Affiliates is granted or obtains or agrees to obtain any license or right to use any Intellectual Property (other than (i) contracts granting rights to use non-customized Software having a replacement cost or annual license fee of less than $10,000 per year, (ii) contracts, the primary purpose of which is to facilitate the exchange of confidential information between the parties, and (iii) contracts in which the license of Intellectual Property is ancillary to the purchase or use of equipment, reagents or other materials). Each contract listed on Sections 3.10(c) of the Company Disclosure Schedule is in full force and effect and neither the Company nor any Subsidiary or Affiliate of the Company is in violation of or in default under any such contract or has provided or received any written, or, to the Knowledge of the Company, any non-written, notice of any violation, default or intention to terminate, any such contract.

(d) Section 3.10(d) of the Company Disclosure Schedule sets forth a true, correct, and complete list of all contracts pursuant to which the Company or any of its Subsidiaries or Affiliates (i) is restricted in its right to use or register any Company Intellectual Property or (ii) permits or agrees to permit any other Person, to use, obtain, enforce or register any Company Intellectual Property, including any license agreements, coexistence agreements, and covenants not to sue with respect to Company Intellectual Property, and all contracts that would require the Buyer or any of its Subsidiaries to license, assign, or make available its Intellectual Property to any other Person, or restrict its use of such Intellectual Property as a result of the transactions contemplated hereby.  Each contract listed on Section 3.10(d) of the Company Disclosure Schedule is in full force and effect and neither the Company nor any Subsidiary of the Company is in violation of or in default under any such contract or has provided or received any written, or, to the Knowledge of the Company, any non-written, notice of any violation, default or intention to terminate, any such contract.

(e) Except as set forth on Section 3.10(e) of the Company Disclosure Schedule, the Company or its applicable Subsidiary or Affiliate (i) owns, or has a valid right to use, free and clear of all Liens (other than Permitted Liens), all registered Intellectual Property and all material unregistered Intellectual Property, other than the Transferred Intellectual Property, and (ii) to the Knowledge of the Company, owns, or has a valid and exclusive right

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to use, free and clear of all Liens (other than Permitted Liens), all Transferred Intellectual Property, in each case used in, or necessary to conduct, the business of the Company and its Subsidiaries or Affiliates, as presently conducted and without reliance on the exemption from infringement available pursuant to 35 U.S.C. 271(e)(1) and any equivalent statutes in foreign jurisdictions.  No Person has any right of first refusal, option or other right to acquire any right, title or interest in or to with respect to, any Company Intellectual Property.  In each case where the Company has acquired ownership of Company Intellectual Property from any other Person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights, title and interest in and to such Company Intellectual Property to the Company, and, with respect to the Patents and registered Trademarks within such Company Intellectual Property, the Company has recorded each such assignment with the United States Patent and Trademark Office and/or, where required by applicable Law, other applicable Governmental Entity.

(f) Neither the Company nor its Subsidiaries has received any notice alleging that it has infringed, misappropriated or otherwise violated or is infringing, misappropriating or otherwise violating, any Intellectual Property rights of any Third Party. To the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries or Affiliates as currently conducted does not and the conduct of such business as conducted in the past did not, infringe, misappropriate, or otherwise violate, any Third Party’s Intellectual Property, and there has been no such claim asserted or threatened in the past five years against the Company or any of its Subsidiaries or Affiliates.  To the Knowledge of the Company, the manufacture, use, sale or offer for sale of a compound set forth, covered or claimed in the patent rights listed on Exhibits I-1, I-2 and I-3 attached hereto will not infringe, misappropriate or otherwise violate any Third Party’s Intellectual Property.  To the Knowledge of the Company, no Person is infringing, misappropriating, or otherwise violating any Company Intellectual Property, and no such claims have been asserted or, to the Knowledge of the Company, threatened against any Person by the Company or any of its Subsidiaries or Affiliates or any other Person.

(g) There has been no claim asserted or, to the Knowledge of the Company, threatened challenging the scope, validity, or enforceability of, or the Company’s ownership or right to use, any Company Intellectual Property.  As of the date of this Agreement, the Company has no Knowledge of any information, facts or circumstances that could reasonably be expected to adversely impact, in any material respect, the ownership, use, patentability, enforceability or validity of any Company Intellectual Property, including the eventual maturation of pending and/or provisional Intellectual Property applications into subsisting, valid and enforceable granted Intellectual Property rights.  Except as set forth in Section 3.10(d) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries has granted any Person any right to control the prosecution or registration of any Company Intellectual Property or to commence, defend, or otherwise control any claim with respect to any Company Intellectual Property.

(h) The Company and its Subsidiaries and Affiliates take reasonable measures to protect the confidentiality of Trade Secrets of the Company and any other confidential information of the Company, including requiring all Persons having access thereto to execute written non-disclosure agreements. To the Knowledge of the Company, there has not been any disclosure of any Trade Secret or any other material confidential information of the Company or any of its Subsidiaries and Affiliates (including any such information of any other Person disclosed in confidence to the Company) to any Person in a manner that has resulted or could result in the loss of such Trade Secret, confidentiality or other rights in and to such information.  The Company and its Subsidiaries and Affiliates take reasonable measures to protect trade secrets and other confidential information of third parties that have been disclosed to the Company in confidence.

(i) Each current and former employee and other individual consultant of the Company or any of its Subsidiaries or Affiliates that would reasonably be expected to be involved or was involved in the possible invention of Intellectual Property material to the conduct of the business of the Company or its Subsidiaries or Affiliates as currently conducted or to the patent rights listed on Exhibits I-1, I-2 and I-3 attached hereto (“Relevant Individual”) has executed a valid and enforceable proprietary information and inventions agreement, assigning all right, title and interest to the Company in any Intellectual Property created by such Relevant Individual and agreeing

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not to disclose or make any improper use of any confidential information or Intellectual Property of the Company, each of which has been made available to the Buyer and is substantially in the form made available to the Buyer, and no such Relevant Individual has excluded works or inventions from his or her assignment of inventions pursuant to such Relevant Individual’s proprietary information and inventions agreement.  Each such Relevant Individual conceived of, created, developed or improved Company Intellectual Property only while such Relevant Individual was an employee or other consultant of the Company and subject to a proprietary information and inventions agreement as described above and to the Knowledge of the Company, none of such Relevant Individuals is in violation of such proprietary information and inventions agreement.  To the Knowledge of the Company, no current or former Relevant Individual (i) misappropriated, infringed or otherwise violated the Intellectual Property rights or (ii) breached any agreement with, any Person that had previously employed or engaged such Person.

(j) No current or former partner, director, stockholder, officer, employee or other service provider of the Company or any of its Subsidiaries will, after giving effect to the transactions contemplated hereby, own, license, or retain any proprietary rights in any of the Company Intellectual Property.

(k) To the Knowledge of the Company, no funding, facilities or personnel of any Governmental Entity or academic institution were used, directly or indirectly, to develop or create, in whole or in part, any Company Intellectual Property and no Governmental Entity or academic institution has any rights to, ownership of or rights to royalties or other payments from any Company Intellectual Property.  Further, to the Knowledge of the Company, the Company has not licensed or used any Intellectual Property of any Governmental Entity or academic institution, directly or indirectly, to develop, manufacture or create, in whole or in part, any Company Intellectual Property rights.

(l) The execution of this Agreement and consummation of the transactions contemplated by this Agreement (alone or in combination with any other event) will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Company’s or any of its Subsidiaries’ or Affiliates’ right to own, use, or hold for use any of the Company Intellectual Property as of the date hereof or the validity, enforceability or registrability of any such Intellectual Property or any priority, duration, scope or effectiveness with respect thereto.

(m) Section 3.10(m) of the Company Disclosure Schedule sets forth a list of the material Software used by the Company in the conduct of its business (other than Software that is generally commercially available) and the Company has a valid right to use, free and clear of all Liens (except Permitted Liens) all such material Software. To the extent the use of the material Software by the Company is governed by a contract, such contracts are in full force and effect and neither the Company nor any Subsidiary of the Company is in violation of or in default under any such contract or has provided or received any written, or, to the Knowledge of the Company, any non-written, notice of any violation, default or intention to terminate, any such contract.  With respect to the use of the Software by the Company and its Subsidiaries or Affiliates, (i) no capital expenditures are necessary with respect to such use other than capital expenditures in the ordinary course of business consistent with the past practice of the Company and its Subsidiaries or Affiliates, and (ii) none of the Company or any of its Subsidiaries or Affiliates has experienced any material defects in such Software, including any material error or omission in the processing of any transactions other than defects which have been corrected.  There have been no security breaches in the Company’s or any of its Subsidiaries’ or Affiliates’ information technology systems, and there have been no disruptions in any of the Company’s or any of its Subsidiaries’ or Affiliates’ information technology systems that adversely affected the Company’s or any of its Subsidiaries’ business or operations.  The Company and its Subsidiaries or Affiliates’ have evaluated their disaster recovery and backup needs and have implemented plans and systems that reasonably address their assessment of risk.

(n) Except as set forth in Section 3.10(n) of the Disclosure Schedule, the Company has never assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Person for infringement, misappropriation or other violation of any Intellectual Property rights and is not contractually obligated to do so.

(o) None of the Company Intellectual Property is subject to any pending or outstanding consent, settlement, injunction, directive, order, judgment, or other disposition of dispute that adversely impacts or restricts the use, ownership, transfer, registration or licensing or other disposition of any such Intellectual Property by the Company, or otherwise adversely affects the validity, scope, use, registrability, or enforceability of any Company Intellectual Property.

3.11. Contracts.

(a) Section 3.11(a) of the Company Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement of the following contracts and agreements to which the Company or any of its Subsidiaries is a party and under which the Company or any of its Subsidiaries has any remaining rights or obligations:

(i) any continuing Contract for the purchase of materials, supplies, equipment or services involving, in the case of any such Contract more than $25,000 annually;
(ii) any contract with such Party’s top ten (10) customers based upon revenues during the most recently completed fiscal year;
(iii) any material research and development project, clinical trial agreements, product formulation agreements, manufacturing agreements or similar Contract or arrangement;
(iv) any agreement providing for the establishment or operation of a partnership, joint venture, limited liability company or similar contract;
(v) any agreement that provides for royalty obligations, “earn-outs” or other contingent payments;

(vi) any contract containing any “non-compete,” exclusivity, right of first refusal, right of first offer or similar agreement that restricts or purports to restrict (or, after the Closing, would restrict Buyer or any of its Subsidiaries) the types of products permitted to be sold by such Party, distribution channels through which certain products may be sold by such Party, or the manner in which such Party may conduct any line of business;

(vii) any agreement (or group of related agreements) under which the Company or any of its Subsidiaries has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Indebtedness;

(viii) any agreement for the disposition of any portion of the business, stock, or assets of the Company or any of its Subsidiaries or any agreement for the acquisition of any operating business or the capital stock of any other Person;

(ix) any employment or consulting agreement between the Company or its Subsidiaries and any officer, individual employee or other person (whether individually or acting through an entity) on a full-time, part-time or consulting basis, other than at will offers of employment on the Company’s standard form provided to the Buyer that can be terminated by the Company (or the Company’s Subsidiary party thereto) on 30 or fewer calendar days’ notice without payment by the Company (or such Subsidiary) of any severance;

(x) all broker, distributor, dealer, or agency agreements to which the Company is a party;

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(xi) any agreement for the indemnification by the Company of any officer or director or the assumption of any liability of any officer or director;

(xii) any agreement that (A) contains a “most-favored-nation,” “best pricing” or other similar term or provision by which another party to such contract or agreement or any other Person is, or could become, entitled to any benefit, right or privilege which, under the terms of such contract or agreement, must be at least as favorable to such party as those offered to another Person, (B) grants any rights of first refusal, rights of first negotiations or similar rights to any Person or (C) includes a standstill provision or minimum purchase condition;

(xiii) any agreement with any Governmental Entity; and

(xiv) any contract involving payments to or from the Company and/or its Subsidiaries of at least $25,000 annually that provides for the indemnification by the Company or its Subsidiaries of any Person for the infringement or misappropriation of any intellectual property rights.

(b) The Company has made available to the Buyer a complete and accurate copy of each Company Material Contract in effect as of the date of this Agreement.  Each Company Material Contract is in full force and effect and enforceable (subject to the Bankruptcy and Equity Exception) with respect to the Company or the Subsidiary that is a party thereto and with respect to each other party thereto.  Neither the Company nor the Subsidiary party thereto nor any other party to any Company Material Contract is in violation of or in default under any Company Material Contract, or has provided or received any written, or any non-written, notice of any violation, default or intention to terminate, any Company Material Contract.  No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Company Material Contract or result in a termination thereof (other than the expiration of any such Company Material Contract in accordance with its terms), or would cause or permit the acceleration or other changes of any material right or obligation or the loss of any material benefit thereunder (other than in accordance with its terms).

3.12. Litigation.  There is no action, suit, proceeding, claim, arbitration or investigation (a) pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries or (b) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement.  To the Company’s Knowledge, no such action, suit, proceeding, claim, arbitration or investigation has been threatened against the Company or any of its Subsidiaries.  There are no judgments, orders or decrees outstanding against the Company or any of its Subsidiaries, or any assets owned or used by the Company or any of its Subsidiaries.  No officer or, to the Company’s Knowledge, other employee of the Company or any of its Subsidiaries is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company’s or its Subsidiaries’ business.

3.13. Environmental Matters.

(a) The Company and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws, and are not in violation of, and have not received any written notice alleging any violation by the Company or any of its Subsidiaries with respect to, or written request for information pursuant to any, Environmental Laws.

(b) To the Company’s Knowledge, the properties operated by the Company and its Subsidiaries or otherwise subject to a Company Lease (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances in an amount or concentration that would give rise to an obligation to act or disclose that condition under any Environmental Law.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c) The Company and its Subsidiaries have not received a written notice that the Company or any Subsidiary is subject to any liability for any Hazardous Substance disposal or contamination in violation of any Environmental Law.

(d) Neither the Company nor any of its Subsidiaries has released any Hazardous Substance into the environment except (i) in compliance with Law or (ii) in an amount or concentration that would not reasonably be expected to give rise to any liability or obligation under any Environmental Law.

(e) Neither the Company nor any of its Subsidiaries has received any written notice or other written communication that it is named as a party to any orders, decrees or injunctions by any Governmental Entity addressing liability under any Environmental Law.

(f) The Company and its Subsidiaries have obtained and are in material compliance with all environmental permits necessary for the ownership, lease, operation or use of the business or assets of the Company and its Subsidiaries, and all such permits are in full force and effect.

The parties agree that the only representations and warranties of the Company in this Agreement as to any environmental matters or any other obligation or liability with respect to Hazardous Substances or materials of environmental concern are those contained in this Section 3.13.  Without limiting the generality of the foregoing, the Buyer specifically acknowledges that the representations and warranties contained in Sections 3.15 and 3.16 do not relate to environmental matters.

3.14. Employee Benefit Plans.
(a) Section 3.14(a) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all Company Employee Plans.

(b) With respect to each Company Employee Plan in effect on the date of this Agreement, or with respect to which the Company or any ERISA Affiliate has or may have any liability (contingent or otherwise), the Company has made available to the Buyer a complete and accurate copy, as applicable, of (i) such Company Employee Plan document (including amendments thereto) or summary of such plan if no plan document exists, (ii) the most recent determination or opinion letter received from the IRS, (iii) the most recent Form 5500 annual reports (including all applicable attachments) filed with the IRS, if any, (iv) the most recent actuarial valuation report, if any (v) each trust agreement, group annuity contract and summary plan description as in effect on the date of this Agreement, if any and (vi) all non-routine correspondence to or from any Governmental Entity regarding such Company Employee Plan made or received within the three year period immediately preceding the Closing Date.

(c) Each Company Employee Plan (and each related trust) complies with and has been administered in all respects in accordance with (i) ERISA, (ii) the Code, (iii) all other applicable laws and the regulations thereunder and (iv) its terms.

(d) With respect to each Company Employee Plan, there are no benefit obligations which are unfunded or for which contributions have not been made, in either case to the extent required by such Company Employee Plan or applicable Law or, to the extent required by GAAP, properly accrued.

(e) Each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code has received, a determination or opinion letter from the IRS to the effect that such Company Employee Plan is qualified and the plans and trusts related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code.  No such determination or, to the Knowledge of the Company, opinion letter, has been revoked and revocation has not been threatened.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(f) The Company, its Subsidiaries and their respective ERISA Affiliates have never maintained, established, sponsored, incurred liability in respect to, participated in, or been required to contribute to any: (i) pension plan subject to Section 412 or 430 of the Code; (ii) plan subject to Title IV of ERISA; (iii) “multiemployer plan” (as described in Section 4001(a)(3) or Section 3(37) of ERISA; (iv) “multiple employer plan” within the meaning of Section 3(40) of ERISA; (v) multiple employer welfare arrangement (as defined in Section 3(40) of the Code); or (vi) plan maintained in connection with any trust described in Section 501(c)(9) of the Code.

(g) None of the Company Employee Plans promises or provides post-termination medical or other post-termination welfare or other benefits to any person, except as required by (i) applicable Law, (ii) coverage through the end of the month during which a termination of employment occurs or (iii) the terms of any plan qualified under Section 401(a) of the Code.

(h) Neither the Company nor any of its Subsidiaries or ERISA Affiliates is a party to any agreement with any director, executive officer or other employee of the Company or any of its Subsidiaries the benefits of which are triggered by, contingent on, or the terms of which are altered, upon the occurrence of the transactions contemplated by this Agreement or which provide for severance, retention or similar compensation or benefits after the termination of employment of such director, executive officer or employee, except as required by (i) applicable Law, (ii) coverage through the end of the month during which a termination of employment occurs or (iii) the terms of any plan qualified under Section 401(a) of the Code.

(i) The Company  Employee Plans are in material compliance with all applicable requirements of the Patient Protection and Affordable Care Act of 2010, as amended, and all regulations thereunder (together, the “ACA”), as well as any similar provisions of state or local law, including all requirements relating to eligibility waiting periods and the offer of or provision of minimum essential coverage that is compliant with Section 36B(c)(2)(C) of the Code and the regulations issued thereunder to full-time employees as defined in Section 4980H(c)(4) of the Code and the regulations issued thereunder.  No material excise tax or penalty under the ACA, including Sections 4980D and 4980H of the Code, is outstanding, has accrued, or has arisen with respect to any period prior to the Closing, with respect to any Company Employee Plan.  The Company and its Subsidiaries do not have any unsatisfied obligations to any employees or qualified beneficiaries pursuant to the ACA, or any state or local Law governing health care coverage or benefits that would result in any material liability to the Company and its Subsidiaries.

(j) Each Company Employee Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects with Section 409A of the Code and all applicable guidance of the Department of Treasury and Internal Revenue Service issued thereunder.

(k) With respect to the Company Employee Plans, (i) there are no actions, suits or claims or other proceedings pending or, to the Company’s Knowledge, threatened, other than routine claims for benefits, and (ii) there have been no “prohibited transactions” (as that term is defined in Section 406 of ERISA or Section 4975 of the Code) that are non-exempt and could result in material liability to the Company or its Subsidiaries.  With respect to each Company Employee Plan, no investigation, audit, action or other legal proceeding by the Department of Labor, Internal Revenue Service or any other Governmental Entity that would, individually or in the aggregate, reasonably be expected to result in material liability to the Company or any of its Subsidiaries is in progress (as indicated by notice to the Company) pending or, to the Knowledge of the Company, threatened.  The Company and its Subsidiaries and each ERISA Affiliate have, for purposes of each Company Employee Plan and for all other purposes, correctly classified all individuals performing services for the Company and its Subsidiaries as common law employees, leased employees, independent contractors or agents, as applicable.

(l) No payment or benefit which will or may be made with respect to any “disqualified individual” (as defined in Section 280G of the Code and the regulations thereunder) in connection with the consummation of the transactions contemplated by this Agreement (either alone or in combination with any other

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

event) constitutes a parachute payment within the meaning of Code Section 280G(b)(2).  There is no contract, agreement, plan or arrangement to which the Company or any Company Subsidiary is bound that provides a gross-up or would otherwise reimburse any employee for excise taxes paid pursuant to Section 4999 or 409A of the Code.  Except as provided by this Agreement, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement, either alone or in combination with any other event, will increase the benefits or compensation payable under any Company Employee Plan or to any current or former director, officer, employee or other individual service provider of the Company, or will result in any forgiveness of indebtedness, acceleration of the time of payment, funding or vesting of any benefits or compensation under any Company Employee Plan or for any current or former director, officer, employee or other individual service provider of the Company.  Neither the Company nor any of its Subsidiaries is a party to any contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of any amount that will not be fully deductible as a result of Section 162(m) of the Code (or any corresponding provision of state, local or non-U.S. Tax law.

3.15. Compliance With Laws.  The Company and its Subsidiaries are, and since January 1, 2015 have been, conducting their respective businesses in compliance, in all material respects with all applicable Laws, and neither the Company nor any of its Subsidiaries has received any written notice alleging, or otherwise have Knowledge of any violation of any such Laws.  Without limiting the foregoing, (a) none of the Company, its Subsidiaries or any of their directors, officers, employees or, to the Company’s Knowledge, agents, have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S.  Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (ii) above in order to assist the Company or any of its Subsidiaries in obtaining or retaining business for or with, or directing business to, any Person, (b) no such Person has, with respect to the Company and its Subsidiaries, made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation, and (c) none of the Company or any of its Subsidiaries is, and, to the Company’s Knowledge, none of such other Persons is, the subject of any allegation, voluntary disclosure, prosecution or other enforcement action or investigation, in each case related to the FCPA or any other anti-corruption law.

3.16. Permits.  The Company and its Subsidiaries have all Permits necessary for the conduct of their business as presently conducted and all such Permits are in full force and effect.  The Company and its Subsidiaries are in compliance in all material respects with the terms of such Permits.  The Company has not received any written notice or other written communication from any Governmental Entity regarding (a) any violation of any such Permit or any failure to comply with any term or requirement of any such Permit or (b) any revocation, withdrawal, suspension, cancellation, termination or modification of any such Permit.

3.17. Regulatory Matters.

(a) The Company and its Subsidiaries are, and since January 1, 2015, have at all times conducted their businesses in compliance in all material respects with applicable Law.  The Company and its Subsidiaries have not received notice of any pending or threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from any other Governmental Entity alleging that any operation or activity of the Company or any of its Subsidiaries is in violation of any Law.  The Company and its Subsidiaries hold such material authorizations the Regulatory Authorities require for the conduct of its business as currently conducted (collectively, the “Regulatory Permits”) and all such Regulatory Permits are in full force and effect.

(b) To the Company’s Knowledge, all preclinical studies and tests conducted by or on behalf of the Company or any of its Subsidiaries have been, and if still pending are being, conducted in compliance, to the

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

extent applicable, with the applicable protocol for such study or trial, good laboratory practices, good clinical practices and all applicable Law, including the FDA Act.

(c) None of the Company or any of its Subsidiaries has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” or any such similar policies of Governmental Entities set forth in any applicable Laws.  None of the Company, any of its Subsidiaries or any of their respective officers, employees or, to the Knowledge of the Company, agents, has been convicted of any crime or engaged in any conduct that has resulted in debarment, disqualification, suspension or exclusion under applicable Law, including, without limitation, 21 U.S.C. Section 335a.  There are no pending, and the Company and its Subsidiaries have not received written notice of any threatened, claims, actions, proceedings or investigations that would reasonably be expected to result in such a debarment or exclusion of the Company, any of its Subsidiaries, or any of their respective officers, employees or, to the Knowledge of the Company, agents.

3.18. Insurance.  Section 3.18 of the Company Disclosure Schedule sets forth a true and complete list of all current insurance policies maintained by Company or any of its Subsidiaries (the “Insurance Policies”), each of which is in full force and effect.  True and correct copies of such Insurance Policies have been made available to Buyer.  The Company and its Subsidiaries have complied in all respects with the provisions of each Insurance Policy.  No insurer under any Insurance Policy has provided written notice to the Company or any of its Subsidiaries that it has cancelled or generally disclaimed liability under, or increased the premium with respect to, or altered the coverage under, any such Insurance Policy or indicated any intent to do so or not to renew any such Insurance Policy, except for increases in annual premiums in the ordinary course of business.  All premiums payable under the Insurance Policies have been paid when due.  There is no claim pending under any Insurance Policy as to which coverage has been questioned, denied or disputed by any underwriter of such policy, or in respect of which any underwriter has reserved its rights.

3.19. Brokers.  No agent, broker, investment banker or financial advisor or other Person is or shall be entitled, as a result of any action, agreement or commitment of the Company or any of its Subsidiaries, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement.

3.20. Labor and Employment.

(a) Section 3.20(a) of the Company Disclosure Schedule sets forth a list of all persons who are employees, independent contractors or consultants of the Company or any of its Subsidiaries as of the date hereof, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position; (iii) the entity or entities by which such individual is employed; (iv) hire or start date and service date; (v) base salaries or base hourly wage or contract rate; (vi) target bonus rates or target commission rates and other incentive-based compensation; (vii) accrued but unused vacation or paid time off balance; (viii) active or inactive status and, if applicable, the anticipated date of return to service; (ix) full-time or part-time status; (x) exempt or non-exempt status; (xi) employment location; (xii) severance upon termination or upon the consummation of the transactions contemplated hereby; and (xiii) in which Company Employee Plans the individual participates.

(b) To the Company’s Knowledge, no employees of the Company or any of its Subsidiaries are represented by any labor or trade union, works council, employee association or other employee representative.  Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to, any collective bargaining agreement or other agreement with a labor or trade union, works council, employee association or other employee representative.  Since January 1, 2015, there have been no strikes, lockouts, slow-downs, work stoppages, picketing, or any other manner of collective labor unrest among the employees of the Company or its Subsidiaries and, during

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

that time, none of the Company or its Subsidiaries has received written or any other notice, that such actions have been threatened.  As of the date of this Agreement, to the Company’s Knowledge, there are no complaints pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging that any of them has violated any Laws or contracts that relate to wages, taxes and withholdings related to such wages, hours, employment or termination of employment, employment policies or practices, paid time off or sick leave, meal and rest breaks, wage statements, leave of absence rights, immigration Laws, terms and conditions of employment, compensation, labor or employee relations, classification of employees (whether for purpose of overtime or employee/independent contractor status or otherwise), affirmative action, government contracting, equal employment opportunity and fair employment practices, workers’ compensation, unemployment compensation, whistle-blowing, retaliation or employee safety or health.  As of the date of this Agreement, to the Company’s Knowledge, there is no organizational effort presently being made or threatened by or on behalf of any labor or trade union, employee association or current or former employee of the Company or any of its Subsidiaries with respect to the Company’s employees.

(c) The Company and its Subsidiaries are and have been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, workplace safety, occupational health and safety, vacation pay, overtime pay, pay equity, notice of termination, immigration, employee privacy, family, medical and other leaves, classifications of employees, consultants and independent contractors, workers’ compensation and assessments, human rights and nondiscrimination, non-harassment, and non-retaliation in employment.

(d) The Company and its Subsidiaries do not have any liability as a result of the failure to properly classify applicable persons as employees, independent contractors, leased employees or as person exempt from overtime pay.  There are no material amounts of compensation outstanding, (including, but not limited to, vacation or paid time off, paid sick leave, bonuses, commissions, or other liabilities accrued through the date of this Agreement) to any current or former employee, independent contractor or leased employee other than accrued amounts representing salary, fees, vacation, paid time off, paid sick leave, commissions compensation or bonus entitlements not yet due to be paid or for the reimbursement of legitimate business expenses.

3.21. Title to Personal Properties.  The Company or one of its Subsidiaries has good and marketable title to, or, in the case of property held under a lease or other contractual obligation, a valid leasehold interest in, or right to use, all of their tangible assets that are material to the Company and its Subsidiaries, taken as a whole.  None of the Company’s or its Subsidiaries’ material tangible assets are subject to any Lien other than Permitted Liens.  Such tangible assets are, in the aggregate, in good working order (ordinary wear and tear excepted).  Section 3.21 of the Company Disclosure Schedule sets forth a true, correct and complete list of all leases of the Company or any of its Subsidiaries for personal property having annual payment obligations in excess of $10,000, and the items of tangible property subject thereto are in good working order (ordinary wear and tear excepted), and such property is in all material respects in the condition required of such property by the terms of such lease applicable thereto.

3.22. Transactions with Related Parties.  Neither the Company nor any of its Subsidiaries is a debtor or creditor of, or otherwise party to any contract with or involved in any business arrangement with, any Related Party (except for amounts due as salaries and bonuses under employment agreements or employee benefit plans and amounts payable in reimbursement of ordinary expenses), and no Related Party owns or has owned any material asset, tangible or intangible, that is used in the business of the Company or any of its Subsidiaries.

3.23. Customers.  Section 3.23 of the Company Disclosure Schedule sets forth the names of the Company’s top ten (10) customers (by dollar amount of revenue) for (i) the years ended December 31, 2015 and December 31, 2016 and (ii) the six month period ended June 30, 2017.  The Company has received no notice that, and otherwise has no knowledge of, any such customer’s determination to cease to purchase, license or use the services of the Company, or determination to materially and adversely reduce the purchase or license of such services from the Company, or materially and adversely amend or terminate any current or pending statement of work or work order.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.24. Bank Accounts.  Section 3.24 of the Company Disclosure Schedule sets forth a true and complete list of (a) the name and address of each bank with which the Company or any of its Subsidiaries has an account or safe deposit box, (b) the account number thereof and (c) the name of each person authorized to draw thereon or have access thereto.

3.25. Books and Records.  The minute books and stock record books of the Company and its Subsidiaries, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Company and its Subsidiaries contain accurate and complete records of all meetings, and actions taken by written consent of, the Company Stockholders, the Company’s Board of Directors and any committees thereof, and no meeting, or action taken by written consent, of any such Company Stockholders, Company’s Board of Directors or committee has been held for which minutes have not been prepared and are not contained in such minute books.

3.26. No Other Representations and Warranties.  Except as expressly set forth in this Article III and, with respect to Company Equityholders, as set forth in their respective Letters of Transmittal and Joinders executed in connection with this Agreement, neither the Company, its Affiliates, or any Person on their behalf has made, nor are any of them making, any representation or warranty, written or oral, express or implied, at law or in equity in respect of the Company, its Subsidiaries or their businesses in connection with the Merger or the other transactions contemplated hereby, and any other such representations and warranties are hereby expressly disclaimed.  The Buyer and Merger Sub acknowledge and agree that, except as set forth in this Article III, none of the Buyer, Merger Sub or any of their agents, employees or representatives is relying on any other representation or warranty of the Company, its Affiliates or any other Person, including regarding the accuracy or completeness of any such other representations or warranties or the omission of any material information, regardless of the forum in which such information has been made available, whether express or implied, in each case with respect to the Merger and the other transactions contemplated hereby.

Article IV REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE MERGER SUB

The Buyer and Merger Sub represent and warrant to the Company, except as set forth herein or in the Buyer Disclosure Schedule, as follows:

4.1. Organization, Standing and Power.  Each of the Buyer and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as conducted on the date of this Agreement, and is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary.

4.2. Authority; No Conflict; Required Filings and Consents.

(a) Each of the Buyer and Merger Sub has all requisite corporate power and authority to enter into this Agreement and, subject to the adoption of this Agreement by the Buyer as sole stockholder of Merger Sub (which shall occur immediately after the execution and delivery of this Agreement), to consummate the transactions contemplated by this Agreement.  The board of directors of Merger Sub has (i) deemed the Merger advisable and in the best interests of Merger Sub and the Buyer, as Merger Sub’s sole stockholder, (ii) approved this Agreement and the Merger in accordance with the DGCL upon the terms and subject to the conditions set forth herein and (iii) recommended the adoption of this Agreement by the Buyer, as Merger Sub’s sole stockholder.  The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Buyer and Merger Sub have been duly authorized by all necessary corporate action on the part of each of the Buyer and Merger Sub, subject to the adoption of this Agreement by the Buyer as sole stockholder of Merger Sub (which shall occur immediately after the execution and delivery of this Agreement) and no other corporate or other action on the

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part of either Buyer or Merger Sub is necessary to authorize the execution and delivery of this Agreement by each of Buyer and Merger Sub, the performance by each of Buyer and Merger Sub of its respective obligations hereunder or the consummation by each of Buyer and Merger Sub of the transactions contemplated by this Agreement.  This Agreement has been duly executed and delivered by each of the Buyer and Merger Sub and constitutes the valid and binding obligation of each of the Buyer and Merger Sub, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by principles of public policy, and subject to the Bankruptcy and Equity Exception.

(b) The execution and delivery of this Agreement by each of the Buyer and Merger Sub do not, and the consummation by the Buyer and Merger Sub of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, the Organizational Documents of the Buyer or Merger Sub, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent, waiver or delivery of notice under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Lien on the Buyer’s or Merger Sub’s assets under, any of the terms, conditions or provisions of any lease, license, contract or other agreement, instrument or obligation to which the Buyer or Merger Sub is a party or by which any of them or any of their properties or assets may be bound or (iii) subject to the adoption of this Agreement by the Buyer as sole stockholder of Merger Sub (which shall occur immediately after the execution and delivery of this Agreement) and subject to compliance with the requirements specified in clauses (i) and (ii) of Section 4.2(c), conflict with or violate any Law applicable to the Buyer or Merger Sub or any of its or their respective properties or assets.

(c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing (other than a Current Report on Form 8-K with respect to this Agreement and the transactions contemplated hereby) with, any Governmental Entity or any stock market or stock exchange on which shares of Buyer common stock are listed for trading is required by or with respect to the Buyer or Merger Sub in connection with the execution and delivery of this Agreement by the Buyer or Merger Sub or the consummation by the Buyer or Merger Sub of the transactions contemplated by this Agreement, except for the filing of the Certificate of Merger with the Delaware Secretary of State.

(d) No vote of the holders of any class or series of the Buyer’s capital stock or other securities is necessary for the consummation by the Buyer of the transactions contemplated by this Agreement.
4.3. Buyer Capitalization.

(a) As of July 28, 2017, the authorized capital of the Buyer consisted of (i) 100,000,000 shares of Buyer Common Stock, of which 26,736,517 shares were issued and outstanding and (ii) 10,000,000 shares of Buyer preferred stock, par value $0.00001 per share, none of which are issued or outstanding.  The rights, preferences, privileges and restrictions of the capital stock of Buyer are as stated in the Buyer’s certificate of incorporation or otherwise as provided under applicable Law.

(b) All shares of Buyer Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable and have been issued and granted in all material respects in compliance with all applicable securities Laws.  All shares of Buyer Common Stock which may be issued pursuant to the Merger, will be, when issued in accordance with the terms hereof, voting stock that is duly authorized, validly issued, fully paid and non-assessable, free and clear of any Liens created by Buyer (for the avoidance of doubt, excluding Liens arising under applicable securities Laws) and not subject to any preemptive rights created by statute, the certificate of incorporation or bylaws of Buyer or any contract to which Buyer is a party or by which it is bound and will have been issued in all material respects in compliance with all applicable securities Laws.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.4. Litigation.  As of the date hereof, there is no material litigation, action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of the Buyer or Merger Sub, threatened, against the Buyer or Merger Sub, and neither the Buyer nor Merger Sub is subject to any outstanding order, writ, judgment, injunction or decree of any Governmental Entity other than, in either case, as described in the SEC Reports.

4.5. Operations of Merger Sub.  The Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.  Merger Sub has not incurred nor will it incur any liabilities or obligations, except those incurred in connection with its organization and with the negotiation of this Agreement and the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement, including the Merger.  As of the date of this Agreement, all of the issued and outstanding capital stock of Merger Sub is owned beneficially and of record by Buyer, free and clear of all Liens (other than those created by this Agreement and the transactions contemplated by this Agreement).

4.6. Brokers.  No agent, broker, investment banker or financial advisor is or shall be entitled, as a result of any action, agreement or commitment of the Buyer or any of its Subsidiaries, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement.

4.7. SEC Reports.  Buyer has filed all reports and other documents required to be filed by the Buyer under the Exchange Act, for the 12 months preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein being collectively referred to herein as the “SEC Reports”) on a timely basis. The SEC Reports comply in all material respects with the requirements of the Exchange Act and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Buyer included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.

4.8. Sufficiency of Funds.  Buyer has available to it sufficient funds to satisfy all of its payment obligations at the Closing.  The shares of Buyer Common Stock to be issued pursuant to this Agreement have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and, subject to the Lock-Up Agreements, freely transferable, free of liens, restrictions and encumbrances created by Buyer and not subject to preemptive rights created by statute, the Buyer’s organizational documents or any material Contract to which Buyer is a party or is bound.

4.9. Absence of Certain Changes. Since March 31, 2017, there has not been any Change that has had a Buyer Material Adverse Effect.

4.10. No Other Representations or Warranties.  Except as expressly set forth in this Article IV, none of the Buyer, Merger Sub or any Person on their behalf has made, nor are any of them making, any representation or warranty, written or oral, express or implied, at law or in equity in respect of the Buyer, Merger Sub, the Buyer’s other Subsidiaries or their businesses in connection with the Merger or the other transactions contemplated hereby, and any other such representations and warranties are hereby expressly disclaimed.  The Company and the Company Equityholder Representative (on behalf of all Company Equityholders) acknowledge and agree that, except as set forth in this Article IV, none of the Company, the Company Equityholder Representative or any of their agents, employees or representatives is relying on any other representation or warranty of the Buyer, Merger Sub or any other Person, including regarding the accuracy or completeness of any such other representations or warranties or the omission of any material information, regardless of the forum in which such information has been made available, whether express or implied, in each case with respect to the Merger and the other transactions contemplated hereby.

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Article V COVENANTS

5.1. Public Disclosure.  Neither the Company nor the Buyer shall issue any press release or make any public statement regarding the Merger or this Agreement, without the prior written consent of the other party, except as may be required by Law or stock market regulations (including with respect to the Buyer’s disclosures relating to this Agreement and the transactions contemplated hereby as required under the Securities Act), in which case the Buyer or the Company shall consult with the other party before issuing any press release or otherwise making any required public statement with respect to the Merger or this Agreement; provided, that any such press release or public statement as may be required by Law or stock market regulations may be issued without such consultation if the party making the release or statement has used its commercially reasonable efforts to consult with the other party prior to such release or statement; provided,  further, that the Buyer shall be permitted, without the prior consent of the Company, to make public statements and disclosures consistent with the content of the press release announcing the transactions contemplated by this Agreement from and after the issuance of such press release.

5.2. Stockholder Consent or Approval.  The Company shall, in accordance with the Company Certificate of Incorporation and the Company Bylaws and the applicable requirements of the DGCL (including Sections 228 and 262 of the DGCL), (i) solicit the Written Consent for the adoption of this Agreement and the approval of the Merger and the other transactions contemplated hereby and (ii) cause a copy of a notice satisfying the requirements of Sections 228 and 262 of the DGCL in the form attached hereto as Exhibit E (the “Appraisal Rights Notice”) to be delivered, promptly after receipt of the Company Stockholder Approval, to the physical or electronic address on record for each stockholder of the Company who is entitled to vote upon adoption of this Agreement.  Without limiting the foregoing and notwithstanding anything to the contrary in this Agreement, the Company shall deliver to the Buyer the Written Consent, together with a certificate executed on behalf of the Company by its corporate Secretary certifying that such Written Consent reflects the Company Stockholder Approval, within two (2) hours following the execution of this Agreement.

5.3. Indemnification of Directors and Officers.

(a) From the Effective Time through the sixth (6th) anniversary of the date on which the Effective Time occurs, each of the Buyer and the Surviving Corporation shall, subject to the terms, conditions and limitations of the Company Certificate of Incorporation, the Company Bylaws and the indemnification agreements between the Company and the officers and directors of the Company set forth on Section 5.3(a) of the Company Disclosure Schedule and in effect as of the date of this Agreement (the “Indemnification Agreements”), jointly and severally, indemnify each Company Indemnified Party against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Company Indemnified Party is or was an officer or director of the Company or any of its Subsidiaries or any predecessor thereof, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the DGCL for officers and directors of Delaware corporations.  To the extent permitted under the DGCL, but subject to the terms, conditions and limitations of the Company Certificate of Incorporation, the Company Bylaws and the Indemnification Agreements, each Company Indemnified Party will be entitled to advancement of expenses in connection with matters for which such Company Indemnified Party is eligible to be indemnified pursuant to this Section 5.3(a) from either the Buyer or the Surviving Corporation promptly after receipt by the Buyer or the Surviving Corporation from the Company Indemnified Party of a request therefor, subject to the execution by such Company Indemnified Party of appropriate undertakings to repay such advanced costs and expenses if such Company Indemnified Party is ultimately determined not entitled to be indemnified for such advanced costs and expenses.

(b) The certificate of incorporation and by-laws of the Surviving Corporation shall contain, and the Buyer shall cause the certificate of incorporation and by-laws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and

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former directors and officers of the Company and its Subsidiaries or any predecessor thereof than are set forth in the certificate of incorporation and by-laws of the Company immediately prior to the execution and delivery of this Agreement.

(c) Subject to the following sentence, the Surviving Corporation shall maintain a six (6) year extended reporting period endorsement with respect to the Current D&O Insurance (a “Reporting Tail Endorsement”) and maintain such endorsement in full force and effect for its full term.  Any premium or other cost or expense relating to the Reporting Tail Endorsement that has not been paid prior to the Effective Time shall constitute Unpaid Company Transaction Expenses.

(d) If the Buyer, the Surviving Corporation or any of the Company’s Subsidiaries (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successor and assigns of the Buyer, the Surviving Corporation or such Subsidiary, as the case may be, shall assume all of the obligations of this Section 5.3.

(e) The provisions of this Section 5.3 shall operate for the benefit of, and shall be enforceable by, each of the Company Indemnified Parties, their heirs and their permitted assigns.
5.4. Tax Matters.

(a) Subject to this Section 5.4, the Buyer shall prepare or shall cause to be prepared, and the Buyer shall file or shall cause to be filed, all Tax Returns of the Company and its Subsidiaries required to be filed after the Closing Date (taking into account extensions) that relate to a Tax period of the Company ending on or before the Closing Date.  Each such Tax Return shall be prepared and filed in a manner consistent with the Company’s past practice with respect to similar Tax Returns unless otherwise required pursuant to applicable Law.  The Buyer shall provide the Company Equityholder Representative, for the Company Equityholder Representative’s review, comment and approval (such approval not to be unreasonably withheld), a copy of any such Tax Return at least thirty (30) calendar days prior to the due date (including extensions) for filing such Tax Returns.

(b) The Buyer shall prepare and timely file or shall cause to be prepared and timely filed all other Tax Returns for the Company and its Subsidiaries (such Tax Returns, to the extent related to a Straddle Period, “Buyer Prepared Tax Returns”).  The Buyer shall not make any election or amend any previously filed Tax Return for the Company and its Subsidiaries in relation to the Pre-Closing Tax Period without the consent of the Company Equityholder Representative (such consent not to be unreasonably withheld, delayed or conditioned) unless otherwise required by applicable Law.  No election under Section 338(g) or Section 336(e) of the Code shall be filed with respect to the transactions contemplated herein.

(c) Any Buyer Prepared Tax Return shall be prepared on a basis consistent with the last previous similar Tax Return unless otherwise required pursuant to applicable Law.  The Buyer shall provide the Company Equityholder Representative with a copy of each Buyer Prepared Tax Return (and such additional information regarding such Tax Return as may reasonably be requested by the Company Equityholder Representative) for review and comment at least thirty (30) calendar days prior to the filing of such Buyer Prepared Tax Return, in the case of Income Tax Returns, and in such period of time prior to filing as the Buyer shall reasonably determine to be practicable in the case of any other Buyer Prepared Tax Return.  The Buyer shall reflect all timely received, reasonable comments of the Company Equityholder Representative to such Buyer Prepared Tax Returns with respect to Pre-Closing Tax Periods.

(d) The Buyer and the Company Equityholders agree that if the Company or any of its Subsidiaries is permitted but not required under applicable Tax Laws to treat the Closing Date as the last day of a

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taxable period, the Buyer and the Company Equityholders shall treat such day as the last day of a taxable period of the Company or its Subsidiary as applicable.

(e) The portion of any Taxes for a Straddle Period shall be deemed to equal (i) in the case of Taxes that (x) are not described in (ii), the amount which would be payable if the taxable year ended with the Closing Date, and (ii) in the case of real property, personal property and other ad valorem Taxes, the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of calendar days in the period ending with and including the Closing Date and the denominator of which is the number of calendar days in the Straddle Period; provided, however, that in each case appropriate adjustments shall be made to reflect specific events that can be identified and specifically allocated as occurring on or prior to the Closing Date or occurring after the Closing Date.

(f) The Buyer will have the responsibility for, and the right to control any audit, litigation or other proceeding with respect to Taxes or Tax Returns of the Company and its Subsidiaries (each, a “Tax Claim”); provided, however, that, with respect to any Tax Claim that relates in whole to Pre-Closing Taxes for which the Company Equityholders may be liable (including pursuant to this Agreement), the Company Equityholder Representative shall have the right to review in advance and comment upon all submissions made in the course of such Tax Claims (including any administrative appeals thereof), and the Company Equityholder Representative’s consent (not to be unreasonably withheld or delayed) shall be required for any settlement of any Tax Claims by the Buyer that could reasonably affect the liability of the Company Equityholders pursuant to this Agreement.  Notwithstanding anything to the contrary in this Agreement, the conduct of any Tax Claim shall be governed by this Section 5.4(f) and not Section 7.3(a).

(g) All Tax allocation, Tax indemnity, Tax sharing or other similar agreements to which the Company or any Subsidiary is a party or bound by (other than (i) Ordinary Commercial Agreements, and (ii) agreements solely among the Company and its Subsidiaries) shall be terminated as of the Closing Date and, after the Closing Date, none of the Company or any Subsidiary shall be bound thereby or have any liability thereunder.

(h) The Company Equityholders, and the Buyer shall each be responsible for the payment of fifty percent (50%) of any transfer, sales, use, stamp, conveyance, value added, recording, registration, documentary, filing and other similar Taxes, fees or charges (including, without limitation, notary fees) arising in connection with the consummation of the transactions contemplated by this Agreement (collectively, “Transfer Taxes”), provided,  however, that the Buyer shall be responsible for one hundred percent (100%) of any stock transfer Taxes imposed on the issuance of Buyer Common Stock in connection with a Future Contingent Payment (other than stock transfer Taxes referred to in the penultimate sentence of Section 2.2(b)).  The Company Equityholder Representative and the Buyer shall cooperate in timely making all filings, returns, reports and forms as necessary or appropriate to comply with the provisions of all applicable Laws in connection with the payment of such Transfer Taxes, and shall reasonably cooperate in good faith to minimize the amount of any such Transfer Taxes payable in connection therewith.

(i) The Buyer, the Company Equityholders and the Company Equityholder Representative shall reasonably cooperate in the preparation of all Tax Returns and the conduct of all Tax Claims or other administrative or judicial proceedings relating to the determination of any Tax for any Tax periods for which one party could reasonably require the assistance of the other party in obtaining any necessary information.  Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such Tax Return, Tax Claim or any tax planning and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

5.5. Employee Matters.

(a) For a period of [***] following the Effective Time, and subject to Section 5.5(d), Buyer will provide, or will cause to be provided, to Continuing Employees cash compensation, including base salary or wage

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rate, commission and target bonus opportunity, and benefits on terms at least as favorable in the aggregate as the total cash compensation opportunities and benefits provided to the Continuing Employee by the Company immediately prior to the Effective Time, excluding for this purpose, any defined benefit pension, equity incentive plans and retiree welfare benefit plans in which a Continuing Employee participates or is eligible to participate in prior to the Effective Time.

(b) As of and following the Effective Time, Buyer, in its sole discretion, will, or will cause a Buyer Subsidiary to, either (i) continue Company Employee Plans with respect to Continuing Employees, (ii) permit Continuing Employees and, as applicable, their eligible dependents, to participate in the employee benefit plans, programs or policies (including without limitation any plan intended to qualify within the meaning of Section 401(a) of the Code and any vacation, sick, or personal time off plans or programs) of Buyer, or (iii) a combination of clauses (i) and (ii).  To the extent Buyer elects to have Continuing Employees and their eligible dependents participate in its employee benefit plans, programs or policies following the Effective Time, Buyer shall, or shall cause a Buyer Subsidiary to, treat, and cause the applicable benefit plans in which Continuing Employees are entitled to participate to treat, the service of Continuing Employees with the Company, its Subsidiaries or any of its predecessors to the extent previously recognized by the Company or its Subsidiaries as of the date hereof attributable to any period before the Effective Time as service rendered to Buyer or any Subsidiary of Buyer for purposes of eligibility to participate, vesting and for other appropriate benefits including the applicability of minimum waiting periods for participation, but excluding benefit accrual (including minimum pension amount), equity incentive plans and eligibility for early retirement under any benefit plan of Buyer or eligibility for retiree welfare benefit plans or as would otherwise result in a duplication of benefits. Without limiting the foregoing, Buyer shall cause any pre-existing conditions or actively at work or similar limitations, eligibility waiting periods or evidence of insurability requirements under any health or similar plan of Buyer or a Buyer Subsidiary to be waived with respect to Continuing Employees and their eligible dependents; provided, however, that with respect to preexisting conditions, such conditions shall be waived to the extent waived under the corresponding plan in which Continuing Employees participated immediately prior to the date Continuing Employees and their eligible dependents are transitioned to Buyer’s, or Buyer’s Subsidiary’s, health or similar plans. Buyer shall also cause any deductibles paid by Continuing Employees under any of the Company’s health plans in the plan year in which Continuing Employees and their eligible dependents are transitioned to Buyer’s, or a Buyer’s Subsidiary’s, health or similar plans to be credited towards deductibles under the health plans of Buyer or any Subsidiary of Buyer.

(c) To the extent that Buyer elects to continue any Company Employee Plan with respect to Continuing Employees and notifies the Company reasonably in advance of the Effective Time, the Company shall use commercially reasonable efforts to ensure that the applicable Company Employee Plan remains in full force and effect following the Effective Time, without any interruption of participation and coverage of Continuing Employees, including without limitation, executing any and all documents and instruments reasonably necessary to effect any required assignment or assumption of underlying plan documents, trusts, contracts or other agreements, seeking express written acknowledgements by any Third Party, and taking any other actions reasonably requested by the Buyer to facilitate the continuation of such Company Employee Plan.

(d) To the extent Buyer elects to have Continuing Employees and their eligible dependents participate in its employee benefit plans, program or policies following the Effective Time, following the Closing, the Code Section 125 flexible spending plan maintained or to be established by Buyer or one of its Subsidiaries (the “Buyer 125 Plan”) shall credit each Continuing Employee’s flexible spending account with the balance recognized by the Company immediately prior to Closing.  Each Continuing Employee eligible to participate in the Buyer 125 Plan shall be permitted to continue his or her election in effect under the flexible spending account maintained by the Company or a Company Subsidiary for the remainder of the calendar year in which the Closing Date occurs, subject to the limitation on contributions contained in the related Company Employee Plan, and Buyer shall, or shall cause its Subsidiaries to, honor any such election, and the Buyer 125 Plan shall honor any claims incurred by a Continuing Employee during such calendar year that would otherwise be an eligible expense under the related Company Employee Plan, whether or not such expense was incurred before, on or after the Closing Date.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(e) Nothing in this Agreement will require the continued employment of any Person, and except as expressly set forth in this Section 5.5, no provision of this Agreement will prevent Buyer or any Buyer Subsidiary from amending or terminating any Company Employee Plan or benefit plans of Buyer or any Buyer Subsidiary.

(f) The Company and Buyer acknowledge and agree that all provisions contained in this Section 5.5 with respect to employees are included for the sole benefit of the respective parties and will not create any right in any other Person, including any employees, former employees, any participant in any Company Employee Plan or any beneficiary thereof, nor will require the Company or Buyer to continue or amend any particular benefit plan after the consummation of the transactions contemplated by this Agreement for any employee or former employee of the Company, and any such plan may be amended or terminated in accordance with its terms and applicable Law.

5.6. Rule 144.  With a view to making available to Company Equityholders the benefits of SEC Rule 144 and any other SEC rule or regulation that may at any time permit Company Equityholders to sell shares of Buyer Common Stock to the public without registration, Buyer shall use commercially reasonable efforts: (a) to make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, (b) file with the SEC in a timely manner all reports and other documents required of it under the Securities Act and the Exchange Act; and (c) furnish to each Company Equityholder upon request, so long as the Company Equityholder owns any shares of the Buyer Common Stock, forthwith upon request (i) a written statement that Buyer has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act; and (ii) such other information as may be reasonably requested in availing such Company Equityholder of any SEC rule or regulation that permits the sale of any such securities without registration. Subject to the expiration of any lock-up period contemplated by the Lock-up Agreement, in connection with any sale, transfer or disposition of any Buyer Common Stock by any Company Equityholder, Buyer agrees promptly to cause its transfer agent to remove any restrictive legend on stock certificates representing shares of Buyer Common Stock sold, transferred or distributed to the transferees and if necessary to instruct its counsel to promptly issue an opinion confirming to the transfer agent the right to have such legend removed. Buyer shall, under no circumstances, be required to register the shares of Buyer Common Stock issuable under the Securities Act.

Article VI CONDITIONS TO MERGER

6.1. Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

(a) Stockholder Approval. The Company shall have obtained the Company Stockholder Approval.

(b) Governmental Approvals.  Other than the filing of the Certificate of Merger with the Delaware Secretary of State (which shall be filed in accordance with Section 1.1), all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity in connection with the Merger and listed on Schedule 6.1(b) of the Company Disclosure Schedule shall have been filed, been obtained or occurred.

(c) No Injunctions.  No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal, otherwise prohibiting consummation of the Merger.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.2. Additional Conditions to Obligations of the Buyer and Merger Sub.  The obligations of the Buyer and Merger Sub to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, each of which may be waived, in writing, exclusively by the Buyer and Merger Sub:

(a) Representations and Warranties.  The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date; and, the Buyer shall have received a certificate, in a form reasonably satisfactory to the Buyer, signed on behalf of the Company by an authorized officer of the Company to such effect.

(b) Performance of Obligations of the Company.  The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date; and the Buyer shall have received a certificate, in a form reasonably satisfactory to the Buyer, signed on behalf of the Company by an authorized officer of the Company to such effect.

(c) Escrow Agreement. The Company Equityholder Representative and the Escrow Agent shall have executed and delivered to the Buyer the Escrow Agreement.
(d) Exchange Agent Agreement. The Exchange Agent and the Company Equityholder Representative shall have executed and delivered to the Buyer the Exchange Agent Agreement.

(e) Resignations.  The Buyer shall have received a resignation letter, effective as of the Closing and in form and substance reasonably satisfactory to the Buyer, from each director and officer of the Company (other than any such resignations which the Buyer designates, by written notice to the Company, as unnecessary).

(f) Lock-Up Agreements and Investor Questionnaires.  Each Key Stockholder shall have executed and delivered a Lock-Up Agreement and an Investor Questionnaire, each of which shall be in full force and effect.

(g) Consents and Waivers.  The Company shall have provided all necessary notices and obtained all necessary consents listed on Schedule 6.2(g) of the Company Disclosure Schedule (in written form reasonably satisfactory to the Buyer) and shall have delivered executed copies of such consents and waivers to the Buyer.

(h) No Material Adverse Effect.  No Company Material Adverse Effect shall have occurred since the date of the Agreement; and the Buyer shall have received a certificate, in a form reasonably satisfactory to the Buyer, signed on behalf of the Company by an authorized officer of the Company to such effect.

(i) Certificate of the Company’s Secretary.  The Buyer shall have received a certificate, in a form reasonably satisfactory to the Buyer, signed on behalf of the Secretary of the Company, certifying as to (i) an attached copy of the Company Certificate of Incorporation, (ii) an attached copy of the Company Bylaws, (iii) an attached copy of the resolutions of the board of directors of the Company authorizing and approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (iv) an attached copy of the Written Consent; (v) an attached copy of a certificate of good standing for the Company issued by the Secretary of State of the State of Delaware and dated as of a date not more than five (5) Business Days prior to the Closing Date; and (vi) the fact that none of the foregoing documents has not been amended, modified, revoked or rescinded in any respect.

(j) FIRPTA Certificate.  The Company shall have delivered to the Buyer a certification that the shares of Company Stock are not United States real property interests as defined in Section 897(c) of the Code,

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

together with a notice to the Internal Revenue Service, in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code.
(k) Termination of Stockholder Agreements. The Company shall have delivered to Buyer evidence of termination of the Stockholder Agreements as of the Closing Date.
(l) Estimated Closing Cash Consideration Statement. The Company shall have delivered to the Buyer the Estimated Closing Cash Consideration Statement.
(m) Closing Payment Certificate. The Company shall have delivered to the Buyer the Closing Payment Certificate, including the Allocation Schedule attached thereto.
(n) D&O Tail Insurance. The Company shall have delivered to Buyer evidence of the purchase of the Reporting Tail Endorsement.

(o) Restrictive Covenant Agreements.  The Company shall delivered to Buyer evidence in form and substance reasonably acceptable to Buyer that each employee set forth on Schedule 6.2(o) of the Company Disclosure Schedule has entered into non-solicitation, non-competition and confidential information agreements.

(p) Termination of Company Employee Plans.  The Company shall have delivered to Buyer evidence that the Company has adopted resolutions, in form and substance reasonably acceptable to Buyer, terminating the Confluence Life Sciences, Inc. SIMPLE IRA Plan, administered by UBS Financial Services Inc.

(q) Indebtedness. The Company shall have delivered to Buyer pay‑off letters, in form and substance acceptable to Buyer from all holders of any Indebtedness (other than capital leases) of the Company.

(r) Liens.  The Company shall have delivered to Buyer evidence in form and substance acceptable to Buyer that all Liens (other than Permitted Encumbrances) affecting any assets of the Company and listed on Schedule 6.2(r) of the Company Disclosure Schedule have been released.

(s) Offer Letters. Buyer shall have received executed Offer Letters from each of the individuals listed on Schedule 6.2(s), accepting employment with Buyer.
(t) Termination of Other Agreements. The Company shall have executed and delivered to Buyer a termination agreement terminating the agreements listed on Schedule 6.2(t).

6.3. Additional Conditions to Obligations of the Company.  The obligation of the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, each of which may be waived, in writing, exclusively by the Company:

(a) Representations and Warranties.  The representations and warranties of the Buyer and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date; and the Company shall have received a certificate, in a form reasonably acceptable to the Company, signed on behalf of the Buyer by an authorized officer of the Buyer to such effect.

(b) Performance of Obligations of the Buyer and Merger Sub.  The Buyer and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date; and the Company shall have received a certificate, in a form reasonably acceptable to the Company, signed on behalf of the Buyer by an authorized officer of the Buyer to such effect.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c) No Material Adverse Effect.  No Buyer Material Adverse Effect shall have occurred since the date of the Agreement; and the Company shall have received a certificate, in a form reasonably satisfactory to the Company, signed on behalf of the Buyer by an authorized officer of the Buyer to such effect.

(d) Escrow Agreement. The Buyer and the Escrow Agent shall have executed and delivered to the Company the Escrow Agreement.
(e) Exchange Agent Agreement. The Exchange Agent and the Buyer shall have executed and delivered to the Buyer the Exchange Agent Agreement.
Article VII INDEMNIFICATION

7.1. Indemnification by Company Equityholders.  Subject to the terms and conditions of this Article VII, from and after the Closing, each Company Equityholder shall, severally and not jointly, in accordance with (and not in excess of) such Company Equityholder’s Pro Rata Share, indemnify the Buyer and the Surviving Corporation, their respective Affiliates, and each of their respective officers, directors, employees, stockholders, agents, other representatives, successors and permitted assigns (each a “Buyer Indemnified Party”) in respect of, and hold them harmless against and reimburse them for, any Damages suffered, incurred or sustained by any Buyer Indemnified Party resulting from or arising out of:

(a) the failure of any representation or warranty of the Company contained in Article III of this Agreement to be true and correct as of the date of this Agreement or as of the Closing Date (except to the extent such representation or warranty is specifically made as of a particular date, in which case the accuracy of such representation or warranty shall be evaluated as of such date) or the failure of any representation or warranty of the Company contained in any certificate delivered pursuant to Sections 6.2(a),  (b) or (h) hereunder to be true and correct as of the date of such certificate; provided that materiality qualifications contained in any such representation or warranty shall be disregarded for purposes of (i) determining the existence of any breach or inaccuracy of any such representation or warranty and (ii) calculating the amount of Damages incurred by any Buyer Indemnified Party pursuant to this Section 7.1(a);

(b) any failure by the Company to perform any of its covenants, obligations or agreements contained in this Agreement that are required to be performed prior to the Effective Time;
(c) any Unpaid Company Transaction Expenses or Indebtedness of the Company that were not taken into account in the determination of the Final Closing Cash Consideration;
(d) any Pre-Closing Taxes;

(e) the allocation or misallocation of any portion of the Aggregate Consideration and/or the Escrow Amount amongst the Company Equityholders, including as a result of any inaccuracy or error in the Allocation Schedule as delivered to the Buyer prior to the Closing in accordance with Section 2.7(a);

(f) any proceeding in respect of Dissenting Shares and any payments to any Person that was a holder of Company Stock immediately prior to the Effective Time in respect of such Person’s Dissenting Shares, to the extent such payments exceed the amount to which such Person would have been entitled pursuant to Section 2.1 in respect of such Dissenting Shares if such Person had not exercised appraisal or dissenters rights in respect thereof; and/or

(g) any claim by a current or former holder of Company Stock or Company Equity Awards, or any other Person, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of capital stock or other equity securities of the Company, including any claims for breaches of fiduciary duties owed to such

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Person in such capacity; or (ii) any rights of a stockholder or other equity holder (other than, with respect to Company Stockholders identified on the Allocation Schedule, in the case of clauses (i) and (ii), claims based on the rights of any such Person to receive a portion of the payments contemplated to be made to such Person hereby as and to the extent set forth herein), including any option, preemptive rights or rights to notice or to vote.

7.2. Indemnification by the Buyer.  Subject to the terms and conditions of this Article VII, from and after the Closing, the Buyer shall indemnify the Company Equityholders in respect of, and hold them harmless against and reimburse them for, any Damages suffered, incurred or sustained by any Company Equityholder resulting from or arising out of:

(a) the failure of any representation or warranty of the Buyer or Merger Sub contained in this Agreement to be true and correct as of the date of this Agreement or as of the Closing Date (except to the extent such representation or warranty is specifically made as of a particular date, in which case the accuracy of such representation or warranty shall be evaluated as of such date) or the failure of any representation or warranty of the Buyer contained in any certificate delivered pursuant to Sections 6.3(a),  6.3(b) or 6.3(c) to be true and correct as of the date of such certificate or other instrument; and/or

(b) any failure by the Buyer or Merger Sub to perform any of their respective covenants, obligations or agreements contained in this Agreement.
7.3. Claims for Indemnification.

(a) Third-Party Actions.  All claims for indemnification made under this Agreement resulting from, related to or arising out of a Third-Party Action against an Indemnified Party shall be made in accordance with the following procedures.  An Indemnified Party shall promptly deliver a Third-Party Claim Notice, and in any event within [***] after receipt by the Indemnified Party of notice of any Third-Party Action or, if earlier, upon the assertion of any such claim by a Third Party (provided that the failure to provide such notice in a timely manner shall not limit the rights of the Indemnified Party, except to the extent the Indemnifying Party has been prejudiced by such delay), and shall describe in reasonable detail (to the extent then known by the Indemnified Party) the facts constituting the basis for such Third-Party Action and the amount of the claimed Damages and shall be accompanied by copies of any relevant and material documentation submitted by the Third Party making such third-party claim.  At any time after delivery of such Third-Party Claim Notice, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third-Party Action with counsel reasonably satisfactory to the Indemnified Party; provided that (i) the Indemnifying Party may only assume control of such defense if it acknowledges in writing to the Indemnified Party that any and all Damages that may be assessed against the Indemnified Party in connection with such Third-Party Action constitute Damages for which the Indemnified Party shall be entitled to indemnification pursuant to this Article VII and (ii) the Company Equityholder Representative may not assume control of the defense of any Third-Party Action involving any Governmental Entity or criminal liability or in which equitable relief, other than incidental equitable relief that is not material to the Buyer or the Surviving Corporation, is sought against any Buyer Indemnified Party.  If the Indemnifying Party does not or is not permitted to assume control of such defense, the Indemnified Party shall control such defense.  The party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such Third-Party Action, the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith shall be considered “Damages” for purposes of this Agreement.  If the Indemnifying Party assumes control of such defense, (i) the Indemnified Party shall make available to the Indemnifying Party all books, records and other documents and materials that are under the direct or indirect control of the Indemnified Party or any of its Subsidiaries or other Affiliates and that the Indemnifying Party reasonably considers necessary or desirable for the defense of such Third-Party Action, and (ii) the Indemnified Party shall otherwise cooperate as reasonably requested by the Indemnifying Party in the defense of such Third-Party Action. The party controlling such defense shall actively and diligently defend such claim and keep

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

the other party advised of the status of such Third-Party Action and the defense thereof and shall consider recommendations made by the other party with respect thereto.  The Indemnified Party shall not agree to any settlement of such Third-Party Action without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).  The Indemnifying Party shall not agree to any settlement of such Third-Party Action that does not include a complete release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed).

(b) Procedure for Claims Not Involving Third Parties.  An Indemnified Party that determines in good faith that it has a bona fide claim for indemnification under this Article VII that does not involve a Third-Party Action shall deliver to the Indemnifying Party a Claim Notice.  To the extent the Indemnifying Party fails to provide a written objection to the matters set forth in the Claim Notice within [***] following the Indemnifying Party’s receipt thereof, the Indemnifying Party shall be deemed to have irrevocably agreed and consented to the Indemnified Party’s positions with respect to such matters.

7.4. Survival.

(a) Except as otherwise provided in this Section 7.4, the representations and warranties of the Company and the Buyer set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and shall continue until the date that is [***] following the Closing Date, at which time they shall expire.

(b) The Company Fundamental Representations and the Buyer Fundamental Representations shall survive the Closing and the consummation of the transactions contemplated hereby and shall continue until the date that is [***].

(c) The Company Special Representations shall survive the Closing and the consummation of the transactions contemplated hereby and shall continue until [***] following the Closing Date, at which time they shall expire.

(d) All covenants and agreements of the parties contained in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and shall continue until [***], at which time they will expire.

(e) With respect to the survival periods specified above, the parties agree that they intend, and hereby contractually agree, to lengthen or shorten the applicable statute of limitations period with respect to claims relating thereto.

(f) If an indemnification claim is properly asserted in writing pursuant to Section 7.3 prior to the expiration of the survival period applicable to a representation, warranty, covenant or agreement that is the basis for such claim, then such representation, warranty, covenant or agreement shall survive until, but only for the purpose of, the resolution of such claim.

7.5. Limitations.
(a) Notwithstanding anything to the contrary contained in this Agreement:

(i) except with respect to the Company Special Representations, the Company Fundamental Representations and the Buyer Fundamental Representations (to which, with respect to each of the foregoing, the limitation in this Section 7.5(a)(i) shall not apply), the Buyer Indemnified Parties or the Company Equityholders shall not be entitled to receive any indemnification pursuant to Section 7.1(a) or 7.2(a), respectively,

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

with respect to any individual claim for Damages if such claim pertains to Damages of less than [***], and if such claim does not exceed such amount, such claim and the Damages alleged in relation thereto shall not be taken into account in determining whether or not or to the extent to which the threshold described in subsection (ii) below has been exceeded;

(ii) except with respect to the Company Special Representations, the Company Fundamental Representations and the Buyer Fundamental Representations or fraud claims (to which, with respect to each of the foregoing, the limitation in this Section 7.5(a)(ii) shall not apply), the Buyer Indemnified Parties or the Company Equityholders shall not be entitled to receive any indemnification pursuant Section 7.1(a) or 7.2(a), respectively, unless and until the aggregate amount of all Damages exceeds [***], in which event the Buyer Indemnified Parties or the Company Equityholders shall only be entitled to Damages in excess of such [***] threshold;

(iii) except with respect to the Company Special Representations, the Company Fundamental Representations or fraud claims (to which, with respect to each of the foregoing, the limitation in this Section 7.5(a)(iii) shall not apply), the amount of Damages that may be recovered by the Buyer Indemnified Parties under Section 7.1(a) shall not exceed [***], and making a claim for distribution from [***] shall be the sole and exclusive remedy available to the Buyer Indemnified Parties for any such Damages;

(iv) except with respect to fraud claims, the Company Equityholders shall not be entitled to receive any indemnification pursuant to this Article VII in an aggregate amount in excess of [***];

(v) except with respect to fraud claims, in the case of claims under the Company Special Representations, the Buyer Indemnified Parties shall not be entitled to receive any indemnification pursuant to Section 7.1(a) in an aggregate amount in excess of the sum of (x) the Escrow Fund (which shall be recoverable by the Buyer Indemnified Parties solely from the Escrow Fund) plus (y) [***]; provided,  however, that the aggregate amount for which the Buyer Indemnified Parties shall be entitled to indemnity for claims under the Company Special Representations shall not exceed [***]; provided, further, that any amounts recoverable by the Buyer Indemnified Parties in respect of the cash portion of any Development Payment, Milestone Payment, Royalty Payment or Transfer Payment shall only be recoverable [***] and in no event shall any Buyer Indemnified Party be entitled to recover any amount previously paid or distributed to any Company Equityholder; provided, further, that any claims under the Company Special Representations must first be recovered from [***];

(vi) subject to the other limitations set forth in this Section 7.5, and except with respect to fraud claims, in the case of claims under the Company Fundamental Representations, the Buyer Indemnified Parties shall not be entitled to receive any indemnification pursuant to Section 7.1(a) in an aggregate amount in excess of the sum of the (x) [***] plus (y) [***]; and

(vii) subject to the other limitations set forth in this Section 7.5, and except with respect to fraud claims, the Buyer shall only be permitted to recover any Damages directly from any Company Equityholder, if and only to the extent that the Pro Rata Share of [***] represented by such Company Equityholder’s Company Stock and Company Options shall be insufficient to indemnify fully the Buyer for their Pro Rata Share of such Damages;

(viii) except with respect to fraud claims against the Company or such Company Equityholder, in no event shall any Company Equityholder be liable to the Buyer Indemnified Parties for Damages (A) in excess of such Company Equityholder’s Pro Rata Share of such Damages or (B) in an aggregate amount in excess of the sum of the (x) [***] plus (y) [***].  Notwithstanding anything to the contrary herein, in no event shall any Company Equityholder be liable for fraud committed by another Company Equityholder with respect to such Company Equityholder’s own representations and warranties.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b) Except with respect to (i) claims for fraud against the Company or any Company Equityholder, (ii) claims for fraud against the Buyer, (iii) claims for equitable relief made with respect to breaches of any covenant or agreement contained in this Agreement, the Exchange Agent Agreement or the Escrow Agreement and (iv) disputes regarding the determination of Closing Cash Consideration (which shall be resolved and paid exclusively in accordance with Section 2.6), from and after the Closing, the rights of the Indemnified Parties under this Article VII shall be the sole and exclusive remedies of the Indemnified Parties and their respective Affiliates with respect to claims under, or otherwise relating to the transactions that are the subject of, this Agreement, the Exchange Agent Agreement or the Escrow Agreement.

(c) For purposes of this Article VII, (i) if the Company Equityholders comprise the Indemnifying Party, any references to the Indemnifying Party (except provisions relating to an obligation to make any payments) shall be deemed to refer to the Company Equityholder Representative and (ii) if the Company Equityholders comprise the Indemnified Party, any references to the Indemnified Party (except provisions relating to an obligation to make or a right to receive any payments) shall be deemed to refer to the Company Equityholder Representative.

(d) Without limiting the effect of any other limitation contained in this Article VII, for purposes of computing the amount of any Damages incurred by any Buyer Indemnified Party under this Article VII, there shall be deducted: an amount equal to the amount of any insurance proceeds, indemnification payments, contribution payments, reimbursements or other recoveries actually received (net of actual out-of-pocket costs of enforcement, deductibles and retro-premium adjustments) by Buyer or any of its Affiliates in connection with such Damages or any of the circumstances giving rise thereto (it being understood that Buyer and any of its Affiliates shall be under no obligation to make claims against any then-existing insurance policies).

7.6. No Right of Contribution.  Neither the Company Equityholder Representative nor any Company Equityholder shall make any claim for contribution from the Company or the Surviving Corporation with respect to any indemnity claims arising under or in connection with this Agreement to the extent that the Company, Surviving Corporation or any Buyer Indemnified Party is entitled to indemnification hereunder for such claim, and the Company Equityholder Representative, on its own behalf and on behalf of all Company Equityholders, hereby waives any such right of contribution from the Company or the Surviving Corporation it has or may have in the future.

7.7. Effect of Investigation; Reliance.  The right to indemnification, payment of Damages or any other remedy will not be affected by any investigation conducted, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any representation, warranty, covenant or agreement made by the Company or the Buyer or any other matter.  The waiver of any condition based on the accuracy of any such representation or warranty, or on the performance of or compliance with any such covenant or agreement, will not affect the right to indemnification, payment of Damages, or any other remedy based on any such representation, warranty, covenant or agreement.  No Indemnified Party shall be required to show reliance on any representation, warranty, certificate or other agreement in order for such Indemnified Party to be entitled to indemnification hereunder.

7.8. Manner of Payment; Release of Escrow.

(a) Any payment that the Company Equityholders are obligated to make to any Buyer Indemnified Parties pursuant to this Article VII shall be made (i) first, to the extent there are sufficient Escrow Funds, by release of such Escrow Funds to the Buyer Indemnified Parties from the Escrow Account by the Escrow Agent, and the Buyer and the Company Equityholder Representative shall deliver joint written instructions to the Escrow Agent to such effect, (ii) second, to the extent the Escrow Funds are insufficient to pay any remaining sums due, then, solely to the extent permitted hereunder, in accordance with Section 7.9, and (iii) third, to the extent the Escrow Funds and amounts then available under Section 7.9 are insufficient to pay any remaining sums due, then, solely to the extent permitted hereunder (and, for the avoidance of doubt, subject to the limitations set forth in Section 7.5), directly from

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

the Company Equityholders in accordance with their respective Pro Rata Shares.  Any release of Escrow Funds shall be comprised of cash and/or Buyer Common Stock as the Buyer may elect in its sole discretion.

(b) On the [***] of the Closing Date, the Buyer and the Company Equityholder Representative shall jointly instruct the Escrow Agent to release the then remaining Escrow Funds (to the extent such funds or shares of Buyer Common Stock are not then subject to any claim by the Buyer Indemnified Parties), to (i) the Exchange Agent for further distribution to the Company Stockholders in accordance with Section 2.1 and (ii) to the Buyer or the Surviving Corporation for further distribution to the former holders of Company Options in accordance with Section 2.5.  Any amounts or shares retained by the Escrow Agent shall be released (to the extent such funds are not utilized to indemnify any Buyer Indemnified Party) to the Exchange Agent or to the Buyer or the Surviving Corporation, as applicable, in accordance with the prior sentence upon the final and binding resolution of the claims pending on the [***] of the Closing Date.

7.9. Right to Satisfy Certain Indemnification Claims by Reducing Certain Future Contingent Payments.

(a) Subject to other provisions of this Article VII (including the limitations set forth in Section 7.5), with respect to claims arising out of the Company Fundamental Representations, the Company Special Representations and any claims for fraud, the Buyer is expressly authorized, but shall not be obligated, to set off against each Company Equityholder [***] any Damages for which it is entitled to indemnification hereunder from such Company Equityholder, with respect to any claim for indemnification pursuant to this Article VII, against the cash portion of any Development Payment, Milestone Payment, Royalty Payment or Transfer Payment.

(b) Subject to Section 7.7 and Section 7.9(a), if at the time any Development Payment, Milestone Payment, Royalty Payment or Transfer Payment is due and payable there shall be any outstanding claim for indemnification made in accordance with this Article VII, the amount of Damages with respect to which shall not have been finally determined, then the Buyer shall be entitled, but shall not be required, subject the limitations set forth in Section 7.5, to withhold from the cash portion of such Development Payment, Milestone Payment, Royalty Payment or Transfer Payment the amount of Damages the Buyer Indemnified Party reasonably estimates it is entitled to with respect to such claim in accordance with this Article VII.  If the final amount of Damages for such claim is determined to be less than the amount withheld from such Development Payment, Milestone Payment, Royalty Payment or Transfer Payment, then the Buyer shall promptly cause the difference to be delivered to the Company Equityholders in accordance with this Agreement.  If the final amount of Damages for such claim for indemnification is determined to exceed the amount by which such Development Payment, Milestone Payment, Royalty Payment or Transfer Payment was reduced for such claim, then the Buyer shall continue to be entitled to indemnification for the amount of such excess subject to the terms and conditions of this Article VII.

7.10. Treatment of Indemnification Payments.  Any payment made pursuant to this Article VII shall be treated by the Buyer, the Surviving Corporation and the Company Equityholders, for federal income Tax and other applicable Tax purposes, unless otherwise required by applicable Law, as an adjustment to the Aggregate Consideration.

Article VIII EXPENSES AND AMENDMENT

8.1. Termination.  Buyer may terminate this Agreement in the event that the Written Consent has not been received by Buyer within two (2) hours following the execution of this Agreement in accordance with Section 5.2;  provided that Buyer is not then in breach of this Agreement so as to cause the conditions to Closing set forth in Section 6.3(a) or 6.3(b) from being satisfied.   In the event that Buyer terminates this Agreement pursuant to this Section 8.1, this Agreement shall become void and there shall be no liability or obligation on the part of Buyer, the Company, Merger Sub or their respective officers, directors, stockholders or Affiliates; provided, that (a) any such termination shall not relieve any party from liability for damages for any willful or intentional breach of this Agreement by another party prior to or in connection with such termination, and (b) each of this Section 8.1,  Section

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.2 and Article X of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.  Nothing shall limit or prevent any party from exercising any rights or remedies it may have under Section 10.9 if this Agreement is terminated pursuant to this Section 8.1.

8.2. Fees and Expenses.

(a) Except as set forth in this Section 8.2 or otherwise in this Agreement (including in Section 2.1(d)(i) and Section 2.6(b)(v)), all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.  The Buyer and the Company Equityholders shall share equally all fees and expenses relating to the Escrow Agent.  The Buyer shall be solely responsible for all fees and expenses relating to the Exchange Agent.

(b) At the Buyer’s sole cost and expense, the Company Equityholder Representative shall cooperate with Buyer in all respects in the preparation of audited financial statements and related reports and consents relating to historical periods that are required to be filed by Buyer with the United Stated Securities and Exchange Commission in accordance with the requirements of Form 8-K and Regulation S-X under the Securities Act with respect to the transaction contemplated by this Agreement.  Any and all fees and expenses incurred by Buyer and the Surviving Corporation in preparation of such audited financial statements shall be borne by Buyer.

8.3. Amendment. This Agreement may be amended only by written agreement of all of the parties to this Agreement.

8.4. Extension; Waiver.  At any time prior to the Effective Time the Buyer and the Company may, and at any time after the Effective Time, the Buyer and the Company Equityholder Representative may, in each case to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein; (b) any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party; (c) such extension or waiver shall not be deemed to apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver; and (d) the failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Article IX DEFINITIONS
9.1. Definitions. For purposes of this Agreement, each of the following terms has the meaning set forth below.

“ACA” has the meaning set forth in Section 3.14(i).

“Acquisition Proposal” means any proposal or offer for a merger, consolidation, dissolution, sale of material assets outside the ordinary course of business, stock purchase, recapitalization, share exchange or other business combination involving the Company and its Subsidiaries, including any contribution or exchange of equity involving the Company, the Company Stockholders and/or any Third Party.

“Adjusted Fully Diluted Shares” means a number of shares of Company Stock equal to (a) the number of Fully Diluted Shares, minus (b) the aggregate number of shares of Company Series A Preferred Stock issued and outstanding immediately prior to the Effective Time.

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.  For purposes of this

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

definition and the Agreement, the term “control” (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person, directly or indirectly; provided,  however, none of NeXeption, Inc.; NeXeption, LLC; NeXeption II, LLC; NST, LLC; and NST Consulting, LLC shall not be considered “Affiliates” of Buyer.

“Aggregate Closing Consideration” means (a) an amount in cash equal to (i) the Base Cash Purchase Price, plus (ii) the Closing Cash (an estimate of which is included in the Estimated Closing Cash Consideration Statement), plus (iii) the aggregate exercise price of all Company Options outstanding as of immediately prior to the Effective Time (other than Forfeited Options), plus (iv) the amount, if any, by which Closing Net Working Capital is greater than the Target Working Capital (an estimate of which is included in the Estimated Closing Cash Consideration Statement), minus (v) the amount, if any, by which Closing Net Working Capital is less than the Target Working Capital (an estimate of which is included in the Estimated Closing Cash Consideration), minus (vi) the Cash Escrow Amount, minus (vii) the Unpaid Company Transaction Expenses, minus (viii) the Company Equityholder Representative Expense Amount, minus (ix) the Closing Indebtedness; plus (b) the Buyer Common Stock Consideration.

“Aggregate Consideration” means (a) the Aggregate Closing Consideration, plus (b) any Future Contingent Payments that become payable in accordance with the terms of this Agreement and the Escrow Agreement.

1 “Aggregate Series A Liquidation Preference” means an amount equal to (i) the aggregate number of shares of Series A Preferred Stock issued and outstanding as of immediately prior to the Effective Time, multiplied by (ii) the Series A Liquidation Preference Amount, (for the avoidance of doubt, to be paid in cash and shares of Buyer Common Stock as provided herein and in the Allocation Schedule).

“Agreement” has the meaning set forth in the first paragraph of this Agreement.

“Allocation Schedule” means a schedule, prepared by the Company in a form consistent with the methodology and format set forth on the illustrative example of the Allocation Schedule attached hereto as Exhibit C-2 and dated as of the Closing Date, setting forth, the Company’s calculation of the Aggregate Closing Consideration, the Closing Cash Consideration, the Buyer Common Stock Consideration, and for each Company Equityholder: (a) such Company Equityholder’s name, e-mail address and address; (b) the number of shares of each class of Company Stock held as of the Closing Date by such Company Equityholder with corresponding certificate numbers; (c) the number of shares of Company Common Stock subject to Company Equity Awards outstanding immediately prior to the Effective Time (after giving effect to the full acceleration of any vesting in connection with the transactions contemplated by this Agreement or otherwise) held by such Company Equityholder (and, if applicable, the exercise price thereof); (d) whether such Company Equityholder is an “accredited investor” for purposes of Regulation D under the Securities Act; (e) the amount to be paid to such Company Equityholder pursuant to Section 2.1(b) and/or pursuant to Section 2.5(a), in each case including the Buyer Common Stock Consideration attributable to such Company Equityholder; (f) such Company Equityholder’s Pro Rata Share as of the Closing; (g) the portion of the Aggregate Closing Consideration attributable to such Company Equityholder’s Company Stock and Company Options; (h) whether any Taxes are required to be withheld on any portion of the Aggregate Closing Consideration required to be paid to such Company Equityholder which are treated as wages for Tax purposes; and (i) a separate column which indicates whether each Company Equityholder will be paid by the Exchange Agent or through the Surviving Corporation’s payroll.

“Annual Net Sales” means, with respect to any Calendar Year during the applicable Royalty Term, the gross amounts invoiced on sales (excluding [***]) of a Subject Product by Buyer or any of its Affiliates or any of their respective Licensees to a non-Affiliate of Buyer, less the following deductions, without duplication, in each case to the extent specifically related to the Subject Product (and not previously deducted in calculating the amount invoiced or billed) and incurred by Buyer and calculated in a manner consistent with Buyer’s practices:

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(a) [***] discounts allowed and actually taken;
(b) allowances for credit granted for returns;
(c) [***] Taxes and duties on sales to the extent imposed upon and paid directly with respect to such sales;
(d) [***] fees and charges specifically relating to the sale and separately stated in the invoice therefor;
(e) [***] for a Subject Product granted and actually used, including those granted pursuant to [***];
(f) invoiced amounts that are written off as uncollectible, provided that if such amounts are subsequently collected, such amounts shall again be included in Annual Net Sales;
(g) taxes on sales or delivery;
(h) allowances for [***]; and
(i) normal and customary fees paid [***].

Notwithstanding anything contained herein, Annual Net Sales shall not include any Transfer Payments paid by Buyer under this Agreement.

Such amounts shall be determined from the books and records of Buyer, maintained in accordance with GAAP, or other similar generally accepted accounting principles used by Buyer, consistently applied and in accordance with customary industry practices.  Sales of the Subject Products between and among Buyer and its Affiliates for resale shall not be included within Annual Net Sales.  With respect to sales of the Subject Products invoiced in U.S. dollars, Annual Net Sales shall be expressed in U.S. dollars.  With respect to sales of the Subject Products invoiced in currencies other than U.S. dollars, Buyer shall use Buyer’s then current standard exchange rate methodology for the translation of foreign currency sales into U.S. dollars.

 “Approved Relatives” has the meaning set forth in Section 2.12.

“Bankruptcy and Equity Exception” means the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

“Base Cash Purchase Price” means $10,000,000.

“Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions located in New York, New York are permitted or required by Law, executive order or governmental decree to remain closed.

“Buyer” has the meaning set forth in the first paragraph of this Agreement.

“Buyer 125 Plan” has the meaning set forth in Section 5.5(c).

“Buyer Common Stock” means the common stock, $0.00001 par value per share, of the Buyer.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Buyer Common Stock Amount” means $9,000,000.

“Buyer Common Stock Consideration” has the meaning set forth in Section 2.1(c)(ii)(F).

“Buyer Disclosure Schedule” means the disclosure schedule delivered by the Buyer to the Company and dated as of the date of this Agreement.

“Buyer Fundamental Representations” means the representations and warranties set forth in [***].

“Buyer Indemnified Party” has the meaning set forth in Section 7.1.

“Buyer Material Adverse Effect” means any Change that has a material adverse effect on the ability of the Buyer or Merger Sub to consummate, including any Change that results in any material delay in the Buyer’s ability to consummate, the transactions contemplated by this Agreement.

“Buyer Prepared Tax Returns” has the meaning set forth in Section 5.4(b).

“Buyer Representative” has the meaning set forth in  Section 2.9(d)(ii).

“Buyer Stock Escrow Amount” has the meaning set forth in Section 2.1(c)(ii)(A).

“Buyer Stock Price” means (i) in the case of the payment of the Buyer Common Stock Consideration and the Buyer Stock Escrow Amount, the average closing price of Buyer Common Stock for the twenty (20) trading day period in which the last day will be the trading day immediately preceding the Closing Date, and (ii) in the case of the Development Payment payable in whole or in part in Buyer Common Stock, the average closing price of Buyer Common Stock for the twenty (20) trading day period in which the last day will be the date on which Buyer’s Board of Directors, acting promptly and in good faith, adopts resolutions confirming the satisfaction of the conditions set forth in Section 2.8(a).

“Calendar Year” means a period of time commencing on the Closing Date and ending on the calendar day immediately preceding the first anniversary of the Closing Date.

“Cash Escrow Amount” means $1,000,000.

“Certificate” means a certificate which as of immediately prior to the Effective Time represented outstanding shares of Company Stock.

“Certificate of Merger” means the certificate of merger or other appropriate documents prepared and executed in accordance with Section 251(c) of the DGCL, in the form attached hereto as Exhibit F.

“Change” means any change, event, circumstance, condition or development.

“Claim Notice” means a written notice which contains (a) a description of the claim for indemnification, a reasonable explanation of the basis therefor and a description (including a good faith estimate) of any Damages incurred by an Indemnified Party, in each case to the extent then known, (b) a statement that the Indemnified Party is entitled to indemnification under Article VII and (c) a demand for payment in the amount of such Damages (to the extent then known).

“Closing” means the closing of the transactions contemplated by this Agreement.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Closing Cash” means all cash and cash equivalents held by the Company or any of its Subsidiaries as of the close of business on the day immediately preceding the Closing Date, calculated in accordance with GAAP on a basis consistent with the Company’s accounting principles, policies, methods, treatments and procedures used in the preparation of the Company Financial Statements.

“Closing Cash Consideration” means the Aggregate Closing Consideration, minus the Buyer Common Stock Consideration.

“Closing Date” means the date of this Agreement.

“Closing Indebtedness” means the aggregate amount of all Indebtedness of the Company and its Subsidiaries outstanding as of the close of business on the day immediately preceding the Closing Date.

“Closing Net Working Capital” means, as of the close of business on the day immediately preceding the Closing Date, the current assets of the Company and its Subsidiaries, less the current liabilities of the Company and its Subsidiaries, in each case, calculated in accordance with GAAP on a basis consistent with the Company’s accounting principles, policies, methods, treatments and procedures used in the preparation of the Company Financial Statements and, in all cases, with the methodology and format set forth in the Illustrative Closing Cash Consideration Statement.  The determination of Closing Net Working Capital shall exclude Closing Cash, Closing Indebtedness, deferred Tax liabilities and Unpaid Company Transaction Expenses.

“Closing Payment Certificate” means a certificate, signed on behalf of the Company by the chief executive officer of the Company, which (a) sets forth (i) a calculation of the payments to be made by the Buyer in accordance with Section 2.1(c)(ii), (ii) the identity of each Person entitled to a payment pursuant to Section 2.1(c)(ii), (iii) the amount due to each such Person and (iv) the applicable wire instructions for the account or accounts of such Person and (b) attaches the Allocation Schedule as a schedule thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commercial Milestone Payment” means a Milestone Payment paid pursuant to Section 2.8(b)(iii),  (iv), or (v).

“Commercially Reasonable Efforts” (or “Commercially Reasonable,” as the context may require) means, for purposes of Section 2.8 of this Agreement, the carrying out of such obligations in a commercially reasonable manner using such diligent and sustained efforts as are typically used by pharmaceutical companies of the size and resources of the Buyer for comparable activities, taking into consideration the development and commercialization practices for prescription pharmaceutical products of similar commercial potential at a similar stage in product lifecycle by such similarly-situated pharmaceutical companies, including with respect to the safety and efficacy of such product, the risks inherent in the development and commercialization of the product, its competitiveness compared to alternative Third Party products, the proprietary position of the product (including scope and duration of relevant patents), the scope of marketing approval, the regulatory status of the product, whether the product is subject to a clinical hold, recall or market withdrawal, intellectual property rights with respect to the product, then-prevailing economic and market conditions, the strategic value of the product to such company, the anticipated profitability of the product (including based on pricing and reimbursement practices) and the therapeutic use of the product, but excluding from such consideration the obligation to make payment of the Development Payment or any Milestone Payments.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Company Balance Sheet” means the Company’s unaudited consolidated balance sheet as of June 30, 2017.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Company Bylaws” means the bylaws of the Company, as amended or restated from time to time and in effect immediately prior to the Effective Time.

“Company Certificate of Incorporation” means the certificate of incorporation of the Company, as amended or restated from time to time and in effect immediately prior to the Effective Time.

“Company Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company Disclosure Schedule” means the disclosure schedule delivered by the Company to the Buyer and Merger Sub and dated as of the date of this Agreement.

“Company Employee Plans” means Employee Benefit Plans maintained by the Company or any ERISA Affiliate of the Company for the benefit of any current or former employee, officer or director of the Company, or any beneficiary or dependent thereof under which the Company or any of its ERISA Affiliates is obligated to make any contributions or has any liability.

“Company Equity Award” means each Company Option outstanding as of immediately prior to the Effective Time.

“Company Equityholder” means any holder of Company Stock or Company Equity Awards as of immediately prior to the Effective Time.

“Company Equityholder Representative” has the meaning set forth in the first paragraph of this Agreement.

“Company Equityholder Representative Account Payment” has the meaning set forth in Section 2.4(c).

“Company Equityholder Representative Expense Amount” means $250,000.

“Company Equityholder Representative Expenses” has the meaning set forth in Section 2.4(d).

“Company Financial Statements” means (a) the Company’s unaudited consolidated balance sheets as of December 31, 2016 and December 31, 2015 and the related consolidated statement of operations and cash flows for the years then ended and (b) the Company Balance Sheet and the related unaudited consolidated statement of operations and cash flows of the Company for the six months ended June 30, 2017.

“Company Fundamental Representations” means the representations and warranties set forth in [***].

“Company Indemnified Party” means each natural person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries or any predecessor thereof.

“Company Intellectual Property” means any Intellectual Property owned (solely or jointly) or licensed (including any option to license) by the Company or any of its Subsidiaries or Affiliates as of the date of this Agreement and as of the Closing Date.

“Company Leases” means any real property leased or subleased by the Company or any of its Subsidiaries.

“Company Material Adverse Effect” means any Change that has had, has or would reasonably be expected to have a material adverse effect on the business, assets, operations, financial condition or results of operations of the

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Company and its Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and no Change arising from or attributable or relating to any of the following shall be taken into account in determining whether there has been a Company Material Adverse Effect: (a) conditions affecting the industry in which the Company or any Subsidiary operate or participate, the U.S. economy or financial markets or any foreign markets or any foreign economy or financial markets in any location where the Company or any Subsidiary has material operations or sales, except to the extent any such condition has a substantially disproportionate effect on the Company and its Subsidiaries relative to other Persons principally engaged in the same industry as the Company and its Subsidiaries; (b) compliance with the terms of, or the taking of any action required by, this Agreement, or otherwise taken with the consent of Buyer; (c) any breach by Buyer or Merger Sub of this Agreement; (d) any change in GAAP or applicable Laws (or interpretation thereof);  (e) any acts of God, calamities, acts of war or terrorism, or national or international political or social conditions, except to the extent any such condition has a substantially disproportionate effect on the Company and its Subsidiaries relative to other Persons principally engaged in the same industry as the Company and its Subsidiaries; or (f) any action required to be taken under applicable Laws.

“Company Material Contracts” means the contracts listed in Sections 3.10(c),  3.10(d) and 3.11(a) of the Company Disclosure Schedule.

“Company Option” means an option to purchase Company Common Stock granted by the Company pursuant to the Company Stock Plan or otherwise.

“Company Preferred Stock” means the Company Series A Prime Preferred Stock and Company Series A Preferred Stock.

“Company Restricted Stock Award” means each award of Company Common Stock that is subject to a right of repurchase at the original purchase price in favor of the Company or a risk of forfeiture, in each case, as of immediately prior to the Effective Time and prior to any accelerated vesting provided by this Agreement.

“Company Series A Preferred Stock” means the Series A Convertible Preferred Stock, $0.01 par value per share, of the Company.

“Company Series A Prime Preferred Stock” means the Series A-Prime Convertible Preferred Stock, $0.01 par value per share, of the Company.

“Company Special Representations” means the representations and warranties set forth in Section 3.8 (Taxes) and Section 3.10 (Intellectual Property).

“Company Stock” means the Company Common Stock, the Company Series A Prime Preferred Stock and the Company Series A Preferred Stock.

“Company Stock Plan” means the Confluence Life Sciences, Inc. Stock Incentive Plan, as amended.

“Company Stockholder” means each holder of Company Stock as of immediately prior to the Effective Time.

“Company Stockholder Approval” means the adoption of this Agreement by the Company’s stockholders under the DGCL and the Company’s Organizational Documents, which stockholders shall constitute at least the Required Stockholders.

“Company’s Knowledge,” “Knowledge of the Company” and words of similar effect means the knowledge of each of the individuals identified in Section 10.7 of the Company Disclosure Schedule, after reasonable inquiry,

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

provided, that reasonable inquiry for the purposes of this definition does not require such individuals to conduct or obtain (or have conducted or obtained on the Company’s behalf) any freedom-to-operate opinions or similar opinions of counsel or any Intellectual Property clearance or similar searches, but shall require that such individuals identified in Section 10.7 of the Company Disclosure Schedule review such opinions or searches to the extent obtained by the Company or its counsel on behalf of the Company prior to the date of this Agreement.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of June 22, 2017, by and between the Company and the Buyer.

“Continuing Employees” means each of the employees of the Buyer or the Surviving Corporation immediately following the Effective Time who shall have been an employee of the Company or one (1) of its Subsidiaries immediately prior to the Effective Time.

“Current D&O Insurance” means the current policies of the directors’ and officers’ liability insurance maintained by the Company as of the date of this Agreement.

“Damages” means all liabilities, damages, claims, causes of actions, fines, fees, penalties, costs, losses, Taxes and expenses, including reasonable attorneys’ fees and expenses, but, unless recoverable in connection with a Third-Party Action, excluding any punitive damages or any incidental, indirect, special or consequential damages, such as losses of revenues or profits.

“DGCL” means the Delaware General Corporation Law.

“Development Payment” has the meaning set forth in Section 2.8.

“Disposal Transaction” has the meaning set forth in Section 10.4.

“Dissenting Shares” means shares of Company Stock held as of the Effective Time by a Company stockholder who has not voted such shares of Company Stock in favor of the adoption of this Agreement and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the DGCL and not effectively withdrawn or forfeited prior to the Effective Time.

“Effective Time” means the time at which the Surviving Corporation files the Certificate of Merger with the Secretary of State of the State of Delaware.

“EMA” means the European Medicines Agency, or any successor agency thereto.

“Employee Benefit Plan” means any employee benefit plan, agreement, commitment, arrangement, scheme, practice, program or policy providing benefits to any current or former employee officer or director or any beneficiary or dependent thereof, including but not limited to any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any deferred compensation, bonus, incentive, commission, profit sharing, equity, employment or consulting, retention or change in control, educational assistance, loan, vacation, medical, dental, travel, accident, life, disability, pension, retirement or other insurance arrangement, plan, program, or policy whether written or unwritten and whether or not subject to ERISA.

“Environmental Law” means any United States federal, state or local Law, statute, rule or regulation relating to the environment or occupational health and safety, including any statute, regulation, administrative decision or order pertaining to (a) treatment, storage, disposal, generation or transportation of industrial, toxic, infectious, biological, radioactive or hazardous materials or substances or solid, medical, mixed or hazardous waste; (b) air, water or noise pollution; (c) groundwater or soil contamination; (d) the release or threatened release into the environment of industrial, toxic, infectious, biological, radioactive or hazardous materials or substances, or solid, medical, mixed or

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

hazardous waste, including emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (e) the protection of wild life, marine life and wetlands, including all endangered and threatened species; (f) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; (g) health and safety of employees and other persons; or (h) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any Law as pollutants, contaminants, toxic, infectious, biological, radioactive or hazardous materials or substances or oil or petroleum products or solid, medical, mixed or hazardous waste.

“Equity Interest” means, with respect to any Person, (a) any share, partnership or membership interest, unit of participation or other similar interest (however designated) in such Person and (b) any option, warrant, purchase right, conversion right, exchange right or other agreement which would entitle any other Person to acquire any such interest in such Person (including share appreciation, phantom share, profit participation or other similar rights).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity that is a member of (a) a controlled group of corporations (as defined in Section 414(b) of the Code), (b) a group of trades or businesses under common control (as defined in Section 414(c) of the Code) or (c) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or any Subsidiary of the Company.

“Escrow Account” means the account established pursuant to the Escrow Agreement to hold the Cash Escrow Amount and the Buyer Stock Escrow Amount.

“Escrow Agent” means Wilmington Trust, National Association, a national association, as escrow agent pursuant to the Escrow Agreement, or any successor escrow agent pursuant to the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement in the form attached hereto as Exhibit G.

“Escrow Amount” means an amount equal to $2,000,000, comprised of the Cash Escrow Amount and the Buyer Stock Escrow Amount.

“Escrow Fund” means, as of any time, the Escrow Amount (comprised of cash and Buyer Common Stock), including any interest or other amounts earned thereon prior to such time, less (a) any investment losses thereon incurred prior to such time and (b) disbursements therefrom prior to such time in accordance with this Agreement and the Escrow Agreement.

“Estimated Closing Cash Consideration” has the meaning set forth in Section 2.6(a).

“Estimated Closing Cash Consideration Statement” has the meaning set forth in Section 2.6(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” means Shareholder Representative Services LLC, a Colorado limited liability company, or another bank or trust company mutually acceptable to the Buyer and the Company.

“Exchange Agent Agreement” means an agreement to be entered into prior to the Effective Time by the Exchange Agent, the Buyer and the Company Equityholder Representative, governing the disbursement of the Payment Fund, on terms reasonably satisfactory to the Company.

“Existing Representation” has the meaning set forth in Section 10.12(a).

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“FCPA” has the meaning set forth in Section 3.15.

“FDA” means the United States Food and Drug Administration, or any successor agency thereto.

“FDA Act” means the Federal Food, Drug and Cosmetic Act.

“Final Closing Cash Consideration” has the meaning set forth in Section 2.6.

“Final Closing Cash Consideration Adjustment” has the meaning set forth in Section 2.6(b)(iv).

“Final Closing Cash Consideration Statement” has the meaning set forth in Section 2.6.

“First Commercial Sale” means, with respect to a Subject Product in a country, the first sale of such Subject Product by Buyer, its Affiliates or its Licensees to a Third Party for end use or consumption of such Subject Product in such country where Regulatory Approval of such Subject Product has been obtained or where sale is otherwise permitted by the Governmental Authority of such country. Further, sales of a Subject Product on a “named patient” basis, “compassionate use” basis, for use as samples, for use in clinical trials, or for research purposes shall not constitute a First Commercial Sale.

“Forfeited Option” means a Company Option outstanding immediately prior to the Effective Time held by an individual who does not deliver an executed Option Cancellation Acknowledgment to Buyer within [***] after the Closing.

“Fully Diluted Shares” means a number of shares of Company Stock equal to (a) the aggregate number of shares of Company Common Stock outstanding as of immediately prior to the Effective Time, plus (b) the aggregate number of shares of Company Common Stock issuable upon conversion of the Company Series A Prime Preferred Stock and the Company Series A Preferred Stock outstanding immediately prior to the Effective Time (assuming such conversion occurs immediately prior to the Effective Time) in accordance with the Company Certificate of Incorporation, plus (c) the aggregate number of shares of Company Common Stock subject to Company Options outstanding as of immediately prior to the Effective Time (other than Forfeited Options, which shall be excluded from the calculation of the total number of Fully Diluted Shares).

“Future Contingent Payment Per Share Amount” means, with respect to each Future Contingent Payment, (a) until an amount equal to the Series A Liquidation Preference Amount has been distributed or paid in respect of each share of Company Common Stock and Company Series A Prime Preferred Stock, each in accordance with Section 2.1(b), (i) the amount of such Future Contingent Payment (or portion thereof), when and if distributed, divided by (ii) the number of Adjusted Fully Diluted Shares, and (b) after an aggregate amount equal to the Series A Liquidation Preference Amount has been distributed or paid in respect of each share of Company Common Stock and Company Series A Prime Preferred Stock, each in accordance with Section 2.1(b), (x) the amount of such Future Contingent Payment (or portion thereof), when and if distributed, divided by (y) the number of Fully Diluted Shares.  For the avoidance of doubt, (A) in the foregoing clause (a), no share of  Company Series A Preferred Stock shall be entitled to receive the Future Contingent Payment Per Share Amount, and (B) in the foregoing clause (b), each share of Company Series A Preferred Stock shall be entitled to receive the Future Contingent Payment Per Share Amount.

“Future Contingent Payments” means, collectively, and only to the extent distributed to the Company Equityholders in accordance with the terms of this Agreement, (a) any Final Closing Cash Consideration Adjustment that may become payable to Company Equityholders pursuant to Section 2.6, (b) any Option Consideration Forfeiture Amount that may become payable to Company Equityholders pursuant to Section 2.5(e), (c) any portion of the Escrow Fund that may become distributable to Company Equityholders pursuant to this Agreement and the Escrow Agreement, (d) any Company Equityholder Representative Account Payment, (e) any Development Payment, (f) any Milestone Payment, (g) any Royalty Payment and (h) any Transfer Payment.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“GAAP” means United States generally accepted accounting principles.

“Generic Product” means a product approved by a Regulatory Authority through an abbreviated pathway in a country.

“Governmental Entity” means any multinational, federal, state, provincial, county, local, municipal or other entity, office, commission, bureau, agency, political subdivision, instrumentality, branch, department, authority, board, court, arbitral or other tribunal, official or officer, exercising executive, judicial, legislative, police, regulatory, administrative or Taxing authority or functions of any nature pertaining to government.

“Hazardous Substance” means (a) any substance that is regulated or which falls within the definition of a “hazardous substance,” “hazardous waste” or “hazardous material” pursuant to any Environmental Law; or (b) any petroleum product or by-product, asbestos-containing material, polychlorinated biphenyls, radioactive materials or radon.

“Holder Group” has the meaning set forth in Section 10.12(a).

“Illustrative Closing Cash Consideration Statement” has the meaning set forth in Section 2.6(a).

“IND” means (a) (i) an investigational new drug application, as defined in the U.S. Federal Food, Drug, and Cosmetic Act, as amended, and the regulations promulgated thereunder, that is required to be filed with the FDA before beginning clinical testing of a product in human subjects, or any successor application or procedure, or (ii) any counterpart of a U.S. investigational new drug application that may be filed with the EMA, MHLW or other Regulatory Authority outside of the U.S.; and (b) all supplements and amendments that may be filed with respect to the foregoing.

“Indebtedness” means, with respect to any Person, the outstanding principal amount of, and all interest, fees, prepayment premiums, expenses, breakage costs, indemnities, penalties or other amounts accrued in respect of and all amounts otherwise owing or payable at retirement of, (a) any indebtedness for borrowed money, (b) any obligation evidenced by bonds, debentures, notes, mortgages, security arrangements, indentures or other similar instruments, (c) any reimbursement obligation of the Company with respect to letters of credit (including standby letters of credit to the extent drawn upon), bankers’ acceptances or similar facilities issued for the account of the Company, (d) all obligations of the Company as lessee under leases that are required to be recorded as capital leases in accordance with GAAP, (e) all liabilities or obligations of the Company under any interest rate, currency, swap or other hedging agreements, (f) all liabilities or obligations of the Company for the deferred purchase price of property or services (including all earn-out or similar obligations) and (g) any obligation of the type referred to in clauses (a) through (f) of another Person the payment of which such Person has guaranteed or for such Person is responsible or liable, directly or indirectly, jointly or severally, as obligor or guarantor.

“Indemnified Party” means, subject to Section 7.5(c), (a) in the case of a claim for indemnification by the Buyer Indemnified Parties, the Buyer Indemnified Parties and (b) in the case of a claim for indemnification by the Company Equityholders, the Company Equityholders.

“Indemnifying Party” means, subject to Section 7.5(c), (a) in the case of a claim for indemnification by the Buyer, the Company Equityholders and (b) in the case of a claim for indemnification by the Company Equityholders, the Buyer.

“Insurance Policies” has the meaning set forth in Section 3.18.

“Intellectual Property” shall mean all intellectual property and industrial property rights and rights in confidential information of every kind and description throughout the world, including all U.S. and foreign (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues,

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

re-examinations, substitutions, and extensions thereof (“Patents”), (ii) trademarks, service marks, names, corporate names, trade names, domain names, logos, slogans, trade dress, design rights, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing (“Trademarks”), (iii) copyrights and copyrightable subject matter (“Copyrights”), (iv) trade secrets and all other confidential information, ideas, know-how, inventions, proprietary processes, formulae, models, and methodologies (“Trade Secrets”), (v) rights of publicity, privacy, and rights to personal information, and (vi) moral rights and rights of attribution and integrity.

“IRS” means the Internal Revenue Service.

“Investor Questionnaire” means a questionnaire to be delivered by each Company Equityholder regarding whether it is an “accredited investor” for purposes of Regulation D under the Securities Act in form and substance reasonably acceptable to Buyer.  For the avoidance of doubt, the forms of Investor Questionnaires attached hereto as Exhibit H-1 are acceptable to Buyer for purposes of the payments to be made on or around the Closing Date.

“ITK (interleukin-2 inducible T-cell kinase; IL-2 inducible T-cell kinase) Inhibitor” means an IL2-inducible T-cell kinase inhibitor, also known as an ITK inhibitor, which is a type of drug that functions by inhibiting the activity of IL2-inducible T-cell kinase (ITK), thereby interfering with the development and effector function of immune system T-cells.  ITK inhibitors have potential therapeutic application in, but not limited to, autoimmune and inflammatory diseases.

“JAK (Janus kinase) Inhibitor” means a Janus kinase inhibitor, also known as JAK inhibitor, which is a type of drug that functions by inhibiting the activity of one or more of the Janus kinase family of enzymes (JAK1, JAK2, JAK3, TYK2), thereby interfering with the JAK-STAT signaling pathway.  JAK inhibitors have therapeutic application in, but not limited to, the treatment of autoimmune diseases, inflammatory diseases and cancer.

 “Key Personnel” means the individuals listed on Exhibit J attached hereto.

“Key Stockholder” means each Company Stockholder identified on Schedule 1.1(b).

“Law” means any United States federal, state or local or foreign law, common law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any decree, order, injunction, rule, judgment, consent of or by any Governmental Entity, or any Permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

“Lead Candidate” means [***].

“Letter of Transmittal” means a letter of transmittal in the form attached hereto as Exhibit H-1.

“Licensee” means a Third Party to whom Buyer, or any of its Affiliates or other Licensees, grants a license as permitted under this Agreement, under any of the Transferred Intellectual Property.

“Liens” means any mortgage, security interest, pledge, lien, charge, right of repurchase or encumbrance, indenture, deed of trust, hypothecation, easement, restriction, adverse claim, title defect, title retention agreement, community property interest, option, encroachment, license, equitable interest or other encumbrance whether imposed by contract, understanding, or Law.

“Lock-Up Agreement” means the Lock-Up Agreement in the form attached hereto as Exhibit H-2.

“MK2 Pathway Inhibitor Product” any product that contains a compound set forth, covered or claimed in the patent rights listed on Exhibit I-1 attached hereto.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

 “Merger” means the merger of Merger Sub with and into the Company in accordance with the terms of this Agreement.

“Merger Sub” has the meaning set forth in the first paragraph of this Agreement.

“Milestone” has the meaning set forth in Section 2.8(b).

“Milestone Payment” has the meaning set forth in Section 2.8(b).

“MHLW” means the Japanese Ministry of Health, Labour and Welfare, or any successor agency thereto.

“NDA” means a New Drug Application, as defined in the United States Food Drug and Cosmetics Act and the regulations promulgated thereunder (21 C.F.R. § 314).

“Neutral Accountant” has the meaning set forth in Section 2.6(b)(iii)(B).

“Objection Statement” has the meaning set forth in Section 2.6(b)(iii).

“Offer Letters” means employment offer letters pertaining to the terms of employment offered by Buyer to employees of the Company effective as of immediately after the Closing.

“Option Consideration Forfeiture Amount” means any Option Consideration (for the avoidance of doubt, which may be cash and/or shares of Buyer Common Stock, as the case may be) that would otherwise have been payable in respect of Company Options held by any individuals who fail to provide an Option Cancellation Acknowledgment to Buyer within [***] after the Closing in accordance with Section 2.5(e).

“Ordinary Commercial Agreements” has the meaning set forth in Section 3.8(c).

“Organizational Documents” means, with respect to any Person (other than an individual), (a) the certificate or articles of incorporation or organization and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (b) all by-laws, voting agreements and similar documents, instruments or agreements relating to the organization or governance of such Person, in each case, as amended or supplemented.

“Patent Application Filing Period” means the period beginning on the Closing Date and ending on [***] thereof.

“Payment Fund” means cash in an amount sufficient to make payment of the portion of the Closing Cash Consideration to be paid to the Company Stockholders.

“Permit” means all permits, licenses, registrations, certificates, orders, approvals, franchises, variances and similar rights issued by or obtained from any Governmental Entity (including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property).

“Permitted Liens” means any (a) mechanic’s, materialmen’s, landlord’s and similar Liens, (b) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, (c) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, (d) Liens for Taxes not yet due and payable, and Liens for Taxes which are being contested in good faith and by appropriate proceedings for which appropriate reserves have been made in accordance with GAAP, (e) Liens relating to capitalized lease financings or purchase money financings that have been entered into in the ordinary course

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

of business, (f) Liens arising under applicable securities Laws other than as a result of any noncompliance therewith and (g) Liens arising solely by action of the Buyer.

“Per Option Closing Consideration” means with respect to any Company Option, an amount equal to (a) the Per Share Closing Cash Amount minus the exercise price per share of the applicable Company Option, plus (b) the Per Share Closing Stock Amount.

“Per Option Consideration” means the Per Option Closing Consideration and any applicable Future Contingent Payment Per Share Amount.

“Per Share Adjustment Amount” means, in the event that the Company Equityholders are entitled to payment pursuant to Section 2.6(b)(iv), an amount equal to the applicable Future Contingent Payment Per Share Amount, calculated using the Final Closing Cash Consideration Adjustment as the numerator.

“Per Share Closing Consideration” means an amount equal to (a) (i) the sum of (x) the Closing Cash Consideration, minus  (y) one half of the Aggregate Series A Liquidation Preference, divided by (ii) the Adjusted Fully Diluted Shares (the “Per Share Closing Cash Amount”), plus (b) (i) (a) the Buyer Common Stock Amount, minus  (b) one-half of the Aggregate Series A Liquidation Preference, divided by (ii) the Adjusted Fully Diluted Shares (the “Per Share Closing Stock Amount”).

“Per Share Escrow Distribution” means, in the event that the Company Equityholders are entitled to payment of all or a portion of the Escrow Fund in accordance with the terms of this Agreement and the Escrow Agreement (such amount, the “Distributable Escrow Fund”), an amount equal to the applicable Future Contingent Payment Per Share Amount, calculated using the Distributable Escrow Fund as the numerator.

“Per Share Expense Fund Distribution” means an amount equal to the applicable Future Contingent Payment Per Share Amount, calculated using the Company Equityholder Representative Account Payment as the numerator.

“Person” means any natural person, firm, limited liability company, general or limited partnership, association, corporation, unincorporated organization, company, joint venture, trust, Governmental Entity or other entity.

“Post-Closing Representation” has the meaning set forth in Section 10.12(a).

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion of any Straddle Period ending on and including the Closing Date.

“Pre-Closing Taxes” means (a) the Taxes of the Company or any of its Subsidiaries attributable to or with respect to any Pre-Closing Tax Period, including any such Taxes imposed on the Company or its Subsidiaries as a transferee or successor as a result of a transaction occurring prior to the Closing, (b) any liability of the Company or any of its Subsidiaries for Taxes of any Person under Treasury Regulation Section 1.1502-6 or under any comparable or similar provision of state, local or foreign Law by reason of having been a member of a consolidated, affiliated, unitary or combined group prior to the Closing, or any liability of the Company or any Subsidiary or pursuant to any Tax Sharing Agreement (other than an Ordinary Commercial Agreement) entered into prior to Closing, and (c) any Transaction Payroll Taxes; provided, however, that Pre-Closing Taxes shall not include any Taxes taken into account in Closing Net Working Capital or as an Unpaid Company Transaction Expense, in each case as finally determined pursuant to Section 2.6, or any Taxes incurred as a result of a transaction or event outside the ordinary course of business occurring after the Closing.

“Preliminary Closing Cash Consideration” has the meaning set forth in Section 2.6(b).

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Preliminary Closing Cash Consideration Statement” has the meaning set forth in Section 2.6(b).

“Pro Rata Share” means, with respect to any Company Equityholder, a fraction, (a) the numerator of which is the amount of the Aggregate Closing Consideration (for this purpose, without reduction for the Escrow Amount, the Company Equityholder Representative Expense Amount or any required withholding) to which such Company Equityholder is entitled, and (b) the denominator of which is Aggregate Closing Consideration (for this purpose, without reduction for the Escrow Amount, the Company Equityholder Representative Expense Amount or any required withholding).

“Privileged Materials” has the meaning set forth in Section 10.12(c).

“Regulatory Approval” means, with respect to a Subject Product, the approval of the applicable Regulatory Authority necessary for the marketing, sale, distribution or other commercialization of such Subject Product for a particular indication in a country, excluding separate pricing and/or reimbursement approvals that may be required.

“Regulatory Authority” means a federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the testing, manufacture, use, storage, import, promotion, marketing or sale of a pharmaceutical product in a country or territory, including the FDA, EMA and MHLW.

“Regulatory Milestone Payment” means a Regulatory Milestone Payment paid pursuant to Section 2.8(b)(i) or (ii).

“Regulatory Permits” has the meaning set forth in Section 3.17(a).

“Related Party” means (i) each Person who owns of record at least 10% of the outstanding Company Common Stock, (ii) each individual who is an officer or director of the Company or any of its Subsidiaries, (iii) each Affiliate of any of the Persons referred to in clauses (i) or (ii) above and (iv) any trust or other Person (other than the Company) in which any one of the individuals referred to in clauses (i), (ii) and (iii) above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

“Relevant Individual” has the meaning set forth in Section 3.10(i).

“Reporting Tail Endorsement” has the meaning set forth in Section 5.3(c).

“Required Stockholders” means holders of Company Stock that hold (or, following the Effective Time, that held, as of immediately prior to the Effective Time), (a) at least a majority of the outstanding shares of Company Stock and (b) at least 66.67% of the outstanding shares of Series A Prime Preferred Stock.

“Royalty Payments” has the meaning set forth in Section 2.9(a).

“Royalty Rate” has the meaning set forth in Section 2.9(a).

“Royalty Term” means, on a Subject Product-by-Subject Product and country-by-country basis, the period commencing on the date of the First Commercial Sale of such Subject Product in such country and continuing until (a) if there is a Valid Patent Claim covering a Subject Product in a country, upon expiration of the Valid Patent Claim in such country or (ii) if there is not a Valid Patent Claim covering a Subject Product in a country, ten (10) years from the First Commercial Sale of such Subject Product in such country.

“SEC” means the Securities and Exchange Commission.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“SEC Reports” has the meaning set forth in Section 4.7.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

2 “Series A Liquidation Preference Amount” means an amount equal to [***] (for the avoidance of doubt, to be paid in cash and shares of Buyer Common Stock as provided herein and in the Allocation Schedule).

“Software” means computer programs (whether in source code, object code, or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing, and all Intellectual Property thereto.

“Specified Privileges” has the meaning set forth in Section 10.12(a).

“Stock Escrow Amount” means $1,000,000.

“Stockholder Agreements” means the Company’s Amended and Restated Voting Agreement, the Company’s Amended and Restated Investors’ Rights Agreement and the Company’s Amended and Restated Right of First Refusal and Co-Sale Agreement, each dated as of April 6, 2016.

“Straddle Period” means any taxable period that begins on or before the Closing Date and ends after the Closing Date.

“Subject Product” means (i) any product that contains a compound set forth, covered or claimed in the patent rights listed on Exhibits I-1, I-2 and I-3 attached hereto, and (ii) [***].

“Subsidiary” means, with respect to any party, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such party (or another Subsidiary of such party) holds stock or other ownership interests representing (a) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

“Surviving Corporation” means the Company, as the surviving corporation in the Merger.

“Target Working Capital” means an amount equal to [***].

“Tax” or “Taxes” means all U.S. federal, state, local or non-U.S. income, gross receipts, corporation, net worth, environmental, capital gains, documentary, recapture, recording, profits, severance, stamp, occupation, customs duties, ad valorem, premium, value-added, alternative minimum, excise, escheat, unclaimed property, real property, personal property, sales, use, services, transfer, withholding, social security, employment, unemployment, payroll, franchise, estimated taxes or other tax or other similar, governmental assessment or governmental charge  in the nature of a tax imposed by any Governmental Entity, whether computed on a separate, consolidated, unitary or combined basis or in any other manner, whether or not disputed, and including any interest, penalties or additions to tax imposed with respect thereto.

“Tax Returns” means all reports, returns, declarations, statements, claim for refund, information return, or other document, including any schedules or attachments thereto, filed or required to be filed with a Governmental Entity in connection with the determination, assessment or collection of any Tax of any party

“Tax Sharing Agreement” has the meaning set forth in Section 3.8(c).

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Third Party” means any Person other than Buyer, Company or any Affiliate of Buyer or Company.

“Third-Party Action” means any claim or the commencement of any action, suit or proceeding relating to a Third Party claim for which indemnification may be sought by an Indemnified Party.

“Third-Party Claim Notice” means a written notification of the commencement of any Third-Party Action.

“Third-Party Intellectual Property” means Intellectual Property which the Company or any of its Subsidiaries is licensed under, or granted an option to obtain a license under, excluding generally commercially available, off-the-shelf software programs with an annual cost of less than $10,000.

“Transfer Payment” has the meaning set forth in Section 2.10(a).

“Transfer Taxes” has the meaning set forth in Section 5.4(h).

“Transaction Payroll Taxes” means any employment or payroll Taxes, whether payable by the Buyer, the Company or any of its Subsidiaries with respect to any change in control payments or other bonuses or other compensatory payments to employees of the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement that are paid before, on or by and including the second payroll period occurring after, the Closing Date, but not including any such Taxes payable in respect of Future Contingent Payments.

“Transferred Intellectual Property” means (i) the patent rights listed on Exhibits I-1, I-2 and I-3 attached hereto, and (ii) any patent application presenting a composition-of-matter claim filed within the Patent Application Filing Period that are active against any of the target families listed on Exhibit K and a Key Personnel is listed as an inventor in the patent application.

“Unpaid Company Transaction Expenses” means, in each case to the extent such costs and expenses shall not have been paid in full as of immediately prior to the Effective Time, (a) all Third-Party costs and expenses of the Company incurred in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby including fees payable to Latham & Watkins LLP and BDO USA, LLP, (b) all bonuses (including any liabilities of the Company and its Subsidiaries with respect to any retention or “stay” bonus), change of control, severance or similar payment obligations that become due and payable, without the occurrence of any other event, by the Company or any of its Subsidiaries in connection with the consummation of the transactions contemplated hereby, (c) all Transaction Payroll Taxes and (d) the premium and any other costs or expenses payable in connection with the Reporting Tail Endorsement.

“Valid Patent Claim” means a claim of any issued and unexpired composition-of-matter patent covering a Subject Product in a particular country which shall not have been abandoned, revoked, withdrawn, cancelled or disclaimed, nor held invalid or unenforceable by a court of competent jurisdiction or other Governmental Entity of competent jurisdiction in an unappealed or unappealable decision or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise. Valid Patent Claim shall not include a claim of any issued process patents, methods of use patents or other patents for a Subject Product.

“Written Consent” means the Company Stockholder Approval obtained pursuant to executed written consents of the Company’s stockholders in lieu of a meeting executed by the Required Stockholders, adopting this Agreement and approving the Merger and the other transactions contemplated hereby.

Article X MISCELLANEOUS

10.1. Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) one (1) Business Day after being sent by registered or certified mail, return receipt requested, postage

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service or (iii) on the date (or, the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by e-mail, subject to confirmation of receipt other than by means of automated reply, which the recipient shall provide promptly upon receipt (it being understood that notice shall be deemed effective on the date (or first Business Day) following transmission regardless of whether confirmation of receipt is provided on a subsequent date), in each case to the intended recipient as set forth below, provided that notices to the Company Equityholder Representative shall be delivered solely via facsimile or transmission by e-mail, subject to confirmation of receipt of such e-mail:

(a) if to the Buyer or Merger Sub or (after the Effective Time) the Surviving Corporation, to:

Aclaris Therapeutics, Inc.

101 Lindenwood Drive, Suite 400

Malvern, PA 19355
Attention:Kamil Ali-Jackson, Esq.
E-mail:
kalijackson@aclaristx.com

with a copy to:

Pepper Hamilton LLP
125 High Street
High Street Tower, 19th Floor

Boston, Massachusetts 02110-2736
Attention:
Shirley R. Kuhlmann
E-mail:kuhlmans@pepperlaw.com

(b) if (prior to the Effective Time) to the Company, to:

Confluence Life Sciences, Inc.
4320 Forest Park, Suite 303

St. Louis, Missouri 63108
Attention:Walter Smith and Joseph Monahan
E-mail:
wsmith@confluencestl.com; jmonahan@confluencestl.com

with a copy to:

Latham & Watkins LLP
885 Third Avenue

New York,  New York 10022-4834
Attention:
Alan Tamarelli Jr. and Evan White
E-mail:alan.tamarelli@lw.com; evan.white@lw.com

(c) if to any Company Equityholder or the Company Equityholder Representative, to:

Fortis Advisors LLC

Attention:  Notice Department

Facsimile:  (858) 408-1843

E-mail:  notices@fortisrep.com

with a copy to:

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Latham & Watkins LLP
885 Third Avenue

New York,  New York 10022-4834
Attention:
Alan Tamarelli Jr. and Evan White
E-mail:alan.tamarelli@lw.com; evan.white@lw.com

Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

10.2. Entire Agreement.  This Agreement (including the Company Disclosure Schedule and the Exhibits hereto and the documents and instruments referred to herein that are to be delivered at the Closing) constitutes the entire agreement among the parties to this Agreement and supersedes any prior understandings or agreements by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof, and the parties hereto specifically disclaim reliance on any such prior understandings or agreements to the extent not embodied in this Agreement; provided that the Confidentiality Agreement shall remain in effect in accordance with its terms.

10.3. No Third-Party Beneficiaries.  Except for the parties hereto, this Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder, except for (a) the Company Indemnified Parties, who shall be third-party beneficiaries of Section 5.3, and (b) the Buyer Indemnified Parties, for purposes of Article VII.

10.4. Assignment.

(a) Except as otherwise provided in Section 2.11, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that each of the Buyer or Merger Sub may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, (a) to one (1) or more of their Affiliates; provided, that such transfer or assignment shall not relieve the Buyer or Merger Sub of its primary liability for its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to the Buyer or Merger Sub or (b) in connection with a transaction described in Section 10.4(b) or a  Disposal Transaction.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

(b) In the event that Buyer is acquired through a merger, sale of all or substantially all of its assets or the sale of more than fifty percent (50%) of the outstanding voting capital stock of Buyer, Buyer shall require and cause such acquirer to assume the then-remaining obligations of Buyer under this Agreement, including obligations to pay, on and subject to the terms hereof, the Development Payment, Milestone Payment, Royalty Payment and Transfer Payments (except to the extent previously paid or expired); provided, that any payment obligations with respect to the Development Payment payable in Buyer Common Stock following such acquisition shall be paid by such acquirer, at the acquirer’s sole election, (x) in cash or (y) one-half in cash and one-half in shares of the acquirer’s capital stock (if and only if such acquirer has a class of securities that is registered under the Securities Act and listed on NASDAQ or NYSE, otherwise such payment must be made in cash); provided further, for the avoidance of doubt, a merger, sale of all or substantially all of the assets of Buyer or the sale of more than fifty percent (50%) of the outstanding voting capital stock of Buyer shall not result in any Transfer Payment pursuant to Section 2.10 hereunder.

(c) Neither Buyer nor its Affiliates (including the Surviving Corporation) shall transfer, sell or assign, to any Third Party who is not an Affiliate of Buyer, all or substantially all of the Transferred Intellectual Property covering a Subject Product, unless the transferee in such transfer, sale or assignment assumes the obligations of Buyer with respect to payment of the Royalty Payments with respect to such Subject Product, including Buyer’s

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

obligations under Section 2.9 (except to the extent previously paid or expired) (a “Disposal Transaction”); provided, that Buyer shall retain all obligations with respect to payment of the Development Payment and Milestone Payments with respect to such Subject Product (except to the extent previously paid or expired).  To the extent that payment obligations with respect to Royalty Payments are assumed by a Third Party in accordance with this Section 10.4(c), (i) subject to clause (ii) hereof, the obligations of Buyer pursuant to Section 2.9 with respect to the Transferred Intellectual Property that is the subject of such Disposal Transaction shall terminate effective upon the consummation of such Disposal Transaction; and (ii) the Company Equityholder Representative shall address any demand for such assumed payments to such Third Party; provided,  however, that if such transferee fails to satisfy such obligations within [***] after the date any such payment is due in accordance with Section 2.9, the Company Equityholder Representative may demand payment from Buyer and Buyer shall pay or cause such payment to be made promptly, and in no event later than [***], after such demand.

10.5. Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.  In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to negotiated in good faith to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

10.6. Counterparts and Signature.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall be considered one (1) and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart.  This Agreement may be executed and delivered by facsimile or by an electronic scan delivered by electronic transmission, which shall be deemed to have the same legal effect as delivery of an original manually executed copy of this Agreement.

10.7. Interpretation.  Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “include,” “includes” and “including” are not limiting; (b) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) “date of this Agreement” refers to the date set forth in the initial caption of this Agreement; (d) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (e) the descriptive headings and table of contents included herein are included for convenience only and shall not affect in any way the meaning or interpretation of this Agreement or any provision hereof; (f) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (g) references to a contract or agreement mean such contract or agreement as amended or otherwise supplemented or modified from time to time; (h) references to a Person are also to its permitted successors and assigns; (i) references to an “Article,” “Section,” “Exhibit” or “Schedule” refer to an Article or Section of, or an Exhibit or Schedule to, this Agreement; (j) references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States; (k) references to a federal, state, local or foreign statute or Law include any rules, regulations and delegated legislation issued thereunder; and (l) references to accounting terms used and not otherwise defined herein have the meaning assigned to them under GAAP, applied on a basis consistent with the application thereof in the financial statements of the applicable Person.  When reference is made in this Agreement to information that has been “made available” to the Buyer, that shall include information that was (i) contained in the Company’s electronic data room no later than 5:00 p.m., Eastern time, on the second Business Day prior to the date of this Agreement or (ii) set forth on Schedule 10.7.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

against any party hereto.  No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.  If any date on which a party is required to make a payment or a delivery pursuant to the terms hereof is not a Business Day, then such party shall make such payment or delivery on the next succeeding Business Day.  Time shall be of the essence in this Agreement.

10.8. Governing Law; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Delaware.  Each of the parties irrevocably waives the right to trial by jury in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby.

10.9. Remedies.

(a) Except as otherwise provided in Section 7.5(c) with respect to the period from and after the Closing, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one (1) remedy will not preclude the exercise of any other remedy.

(b) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without posting a bond or undertaking, this being in addition to any other remedy to which they are entitled at Law or in equity.  Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) the party seeking such remedy has an adequate remedy at Law or (ii) an award of specific performance is not an appropriate remedy for any reason at Law or equity.

10.10. Submission to Jurisdiction.  Each of the parties to this Agreement (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court.  Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.  Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10.1.  Nothing in this Section 10.10, however, shall affect the right of any party to serve legal process in any other manner permitted by Law.

10.11. Disclosure Schedules.  The Company Disclosure Schedule and the Buyer Disclosure Schedule shall be arranged in Sections corresponding to the numbered sections and subsections contained in Article III and Article IV, respectively, or other relevant Sections of this Agreement, and the disclosure in any section of the Company Disclosure Schedule or Buyer Disclosure Schedule shall qualify (a) the corresponding Section of this Agreement and (b) the other Sections of this Agreement to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other Sections.  The inclusion of any information in the Company Disclosure Schedule or Buyer Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material or is outside the ordinary course of business.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.12. Provision Respecting Legal Representation.

(a) Each of the parties to this Agreement hereby agrees, on its own behalf and on behalf of its directors, members, partners, officers, employees and Affiliates, that Latham & Watkins LLP may serve as counsel to each and any Company Equityholder and such Company Equityholder’s respective Affiliates (individually and collectively, the “Holder Group”), on the one hand, and the Company, on the other hand, in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (the “Existing Representation”), and that, following consummation of the transactions contemplated hereby, Latham & Watkins LLP (or any successor) may serve as counsel to the Holder Group or any director, member, partner, officer, employee or Affiliate of the Holder Group, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement (any such representation, a “Post-Closing Representation”) notwithstanding such representation and each of the parties hereto hereby consents thereto and waives any conflict of interest arising therefrom, and each of such parties shall cause any Affiliate thereof to consent to waive any conflict of interest arising from such representation.

(b) From and after the Closing, Buyer waives and hereby agrees not to control or assert, and agrees to cause its Affiliates (including the Surviving Corporation) to waive and to not control or assert, any attorney-client privilege, attorney work-product protection or other similar privilege or protection applicable to, or any expectation of client confidence with respect to, (i) any communication between any legal counsel (including Latham & Watkins LLP), on the one hand, and the Holder Group, on the other hand, regarding the negotiation, execution, and delivery of this Agreement or the transactions contemplated hereby in any Post-Closing Representation (other than any Third-Party Action), or (ii) any other advice given to the Holder Group by Latham & Watkins LLP occurring during the Existing Representation in connection with any Post-Closing Representation, including in connection with a dispute between the Holder Group and one or more of Buyer and its Affiliates (the items listed in clauses (i) and (ii) collectively, the “Specified Privileges”), it being the intention of the parties hereto that, notwithstanding anything to the contrary in Section 1.1 or Section 1.3 hereof or Section 259 of the DGCL, the right to waive, assert and otherwise control such Specified Privileges in any Post-Closing Representation (other than any Third-Party Claim) shall be (and are hereby) transferred to or retained by (as applicable), and vested solely in, the Holder Group, and shall not pass to or be claimed or used by Buyer, except as provided in the last sentence of this Section 10.12(b).  Furthermore, Buyer (on behalf of itself and its Affiliates) acknowledges and agrees that any advice given to or communication with the Holder Group shall not be subject to any joint privilege (whether or not the Company also received such advice or communication) and shall be owned solely by the Holder Group.  Notwithstanding the foregoing, in the event that a dispute arises between Buyer or the Company, on the one hand, and a Third Party other than the Holder Group, on the other hand, the Company shall (and shall cause its Affiliates to) assert the Specified Privileges on behalf of the Holder Group to prevent disclosure of Privileged Materials to such Third Party; provided, however, that such privilege may be waived only with the prior written consent of the Company Equityholder Representative.

(c) All such Specified Privileges, and all books and records and other documents of the Company containing any advice or communication that is subject to any Specified Privileges (“Privileged Materials”), shall be excluded from the Merger, and shall be distributed to the Company Equityholder Representative (on behalf of the Holder Group) immediately prior to the Closing with (in the case of such books and records) no copies retained by the Company.  Absent the prior written consent of the Company Equityholder Representative, neither Buyer nor (following the Closing) the Company shall have a right of access to Privileged Materials.

(d) This Section 10.12 shall be irrevocable, and no term of this Section 10.12 may be amended, waived or modified, without the prior written consent of the Company Equityholder Representative and each of Latham & Watkins LLP.

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Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the Buyer, Merger Sub, the Company and the Company Equityholder Representative have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

ACLARIS THERAPEUTICS, INC.

By:  /s/ Neal Walker____________________

Name: Neal Walker

Title: President and Chief Executive Officer

ACLARIS LIFE SCIENCES, INC.

By:  /s/ Neal Walker____________________

Name: Neal Walker

Title: President

CONFLUENCE LIFE SCIENCES, INC.

By:  /s/ Walter Smith____________________

Name: Walter Smith

Title: Chief Executive Officer

FORTIS ADVISORS LLC,
solely in such Person’s capacity as the
COMPANY EQUITYHOLDER REPRESENTATIVE

By:  /s/ Ryan Simkin_____________________

Name: Ryan Simkin

Title: Managing Director

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.